                                                                     Exhibit T3E


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

In re:                                )   Case No 02-20382-BKC-RBR
                                      )
ROADHOUSE GRILL, INC.,                )   Chapter 11 Case
                                      )
         Debtor.                      )
-------------------------------------



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                      DEBTOR'S SECOND AMENDED AND RESTATED
                         DISCLOSURE STATEMENT IN SUPPORT
               OF CHAPTER 11 PLAN OF REORGANIZATION, AS MODIFIED

                              DATED: June 12, 2002

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
KILPATRICK STOCKTON LLP                                      KILPATRICK STOCKTON LLP
Co-Counsel for the Debtor-in-Possession                      Co-Counsel for the Debtor-in-Possession
Gerald A.  Jeutter, Jr., Esq.                                Alfred S.  Lurey, Esq.
3737 Glenwood Avenue, Suite 400                              Melinda Marbes, Esq.
Raleigh, NC  27612                                           1100 Peachtree Street, Suite 2800
Telephone:  (919) 420-1700                                   Atlanta, GA  30309
Facsimile:  (919) 420-1800                                   Telephone:  (404) 815-6500
                                                             Facsimile:  (404) 815-6555

BERGER SINGERMAN, P.A.                                       BERGER SINGERMAN, P.A.
Co-Counsel for the Debtor-in-Possession                      Co-Counsel for the Debtor-in-Possession
Paul Steven Singerman, Esq.                                  Leslie Gern Cloyd, Esq.
Brian Rich, Esq.                                             350 E.  Las Olas Boulevard, Suite 1000
200 S.  Biscayne Boulevard, Suite 1000                       Fort Lauderdale, FL  33301
Miami, FL  33131                                             Telephone:  (954) 525-9900
Telephone: (305) 755-9500                                    Facsimile:  (954) 523-2872
Facsimile: (305) 714-4340

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                                TABLE OF CONTENTS

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
KILPATRICK STOCKTON LLP...........................................................................................i

I.       INTRODUCTION AND OVERVIEW................................................................................1

      (A)      The Chapter 11 Case................................................................................1
      (B)      Purpose of Disclosure Statement....................................................................1
      (C)      Disclaimers........................................................................................1
      (D)      Summary of the Plan................................................................................3
               1.   In General....................................................................................3
               2.   Property to be Distributed....................................................................3
               3.   Classifications and Treatment of Claims and Interests.........................................3
      (E)      Confirmation.......................................................................................6
               1.   Generally.....................................................................................6
               2.   Objections to Confirmation....................................................................6
               3.   Confirmation Hearing..........................................................................7
               4.   Effective Date................................................................................7
               5.   Injunctions...................................................................................8

II.      HISTORY, ORGANIZATION AND BUSINESS OF THE DEBTOR.........................................................8

      (A)      History and Organization of the Debtor.............................................................8
      (B)      Business of the Debtor.............................................................................9
               1.   In General....................................................................................9
               2.   Franchising..................................................................................10
               3.   SEC Reporting................................................................................10
               4.   Liquidity and Capital Resources..............................................................10
               5.   Summary of Cash Flows........................................................................15
               6.   Capital Expenditures.........................................................................15
               7.   Seasonality and Quarterly Results............................................................16
               8.   Impact of Inflation..........................................................................16
      (C)      Putative Class Action.............................................................................16

III.     THE CHAPTER 11 REORGANIZATION CASE......................................................................17

      (A)      The Involuntary Chapter 11 Filing.................................................................17
      (B)      Professionals Retained by the Debtor..............................................................18
      (C)      Appointment of Creditors' Committee and its Professionals.........................................19
      (D)      Post-Petition Financing...........................................................................19
      (E)      Executory Contracts and Unexpired Leases..........................................................19
               1.   Assumption/Rejection Deadline................................................................19

IV.      THE PLAN................................................................................................20

      (A)      Overview..........................................................................................20
      (B)      Unclassified Claims...............................................................................20

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
               1.   Administrative Claims........................................................................20
               2.   Priority Tax Claims..........................................................................21
      (C)      Designation and Treatment of Claims and Interests.................................................21
               1.   Class 1 - Priority Non-Tax Claims............................................................21
               2.   Secured Claims...............................................................................22
               3.   Unsecured Claims.............................................................................41
      (D)      Avoidance Actions.................................................................................44
      (E)      Means for Implementation of Plan..................................................................45
               1.   Effective Date Payments......................................................................45
               2.   Issuance of New Unsecured Notes and New Secured Notes........................................45
               3.   Issuance of New Common Stock.................................................................45
      (F)      Treatment of Executory Contracts and Unexpired Leases.............................................45
               1.   Assumption and Rejection.....................................................................45
               2.   Rejection Damages............................................................................46
               3.   Benefit Programs.............................................................................46
      (G)      Intent to Prosecute Causes of Action After Confirmation...........................................46

V.       VOTING PROCEDURES AND REQUIREMENTS......................................................................48

      (A)      Eligibility.......................................................................................48
      (B)      Ballots...........................................................................................48
      (C)      Voting Procedure..................................................................................48
      (D)      Voting Deadline...................................................................................49
      (E)      Importance of Voting/Vote Required for Acceptance and Confirmation................................49

VI.      CONDITIONS TO CONFIRMATION..............................................................................50

      (A)      In General........................................................................................50
      (B)      Best Interests Test...............................................................................50
               1.   In General...................................................................................50
               2.   Chapter 7....................................................................................51
               3.   Liquidation Analysis.........................................................................51
      (C)      Feasibility of the Plan...........................................................................52
      (D)      Confirmation Without Acceptance By All Impaired Classes...........................................52
               1.   Fair and Equitable Test......................................................................52
               2.   No Unfair Discrimination.....................................................................53

VII.     PROJECTED FINANCIAL INFORMATION.........................................................................53


VIII.    THE REORGANIZED DEBTOR..................................................................................54

      (A)      Ownership Structure of the Reorganized Debtor.....................................................54
      (B)      Employment Agreements.............................................................................55
      (C)      Initial Management of the Purchaser and Reorganized Debtors.......................................55
      (D)      Executive Compensation............................................................................55
      (E)      Public Reporting Obligations......................................................................56

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                                       ii



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
IX.      RISK FACTORS............................................................................................56

      (A)      Introduction......................................................................................56
      (B)      Bankruptcy Risks..................................................................................56
               1.   Risks Relating to Confirmation...............................................................56
               2.   Other Bankruptcy Risks.......................................................................57
      (C)      Business Risks....................................................................................57
               1.   Seasonality..................................................................................57
               2.   General Factors..............................................................................57
               3.   Reliance on Key Personnel....................................................................58
               4.   Competition and Inflation....................................................................58
      (D)      Securities Risks..................................................................................59
               1.   Lack of Established Market for the New Securities; Volatility................................59
               2.   Dividends....................................................................................59
               3.   Delay in Ultimate Distribution of New Common Stock...........................................59

X.       TAX IMPLICATIONS........................................................................................59

XI.      APPLICABILITY OF CERTAIN U.S. FEDERAL AND STATE SECURITIES LAWS.........................................60

      (A)      General...........................................................................................60
      (B)      Bankruptcy Code Exemptions from Registration Requirements.........................................60
               1.   Initial Offer and Sale of Securities.........................................................60
               2.   Subsequent Transfers of Securities...........................................................60
      (C)      Certain Transactions by Stockbrokers..............................................................62
      (D)      Registration Under the Trust Indenture Act of 1939................................................63

XII.     ALTERNATIVES TO PLAN....................................................................................63

      (A)      Chapter 7 Liquidation.............................................................................63
      (B)      Alternate Plan....................................................................................63

XIII.    CONCLUSION..............................................................................................64


XIV.     DISCLOSURE STATEMENT EXHIBITS...........................................................................66

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                                      iii
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I. INTRODUCTION AND OVERVIEW

         (A) THE CHAPTER 11 CASE

         On January 18, 2002 ("Petition Date"), an involuntary Chapter 11 petition was filed against Roadhouse Grill, Inc. in the United States Bankruptcy Court for the Southern District of Florida by three entities related to CNL Restaurant Properties, Inc. Roadhouse Grill consented to the entry of an order for relief on April 16, 2002, and filed its plan of reorganization, designed to enable it to emerge promptly from Chapter 11 as a viable enterprise with a restructured balance sheet. No trustee or examiner has been appointed in the Chapter 11 Case.

         (B) PURPOSE OF DISCLOSURE STATEMENT

         Pursuant to section 1125 of the Bankruptcy Code, the Debtor submits this Second Amended and Restated Disclosure Statement in Support of Chapter 11 Plan of Reorganization, As Modified (the "DISCLOSURE STATEMENT") to provide its creditors and stockholders with adequate information about the Debtor and its Second Amended and Restated Chapter 11 Plan of Reorganization, As Modified dated June 12, 2002 (the "PLAN"). UNLESS OTHERWISE DEFINED HEREIN ALL CAPITALIZED TERMS CONTAINED IN THIS DISCLOSURE STATEMENT THAT ARE DEFINED IN THE PLAN HAVE THE MEANINGS ASCRIBED TO THOSE TERMS IN THE PLAN.

         The purpose of the Disclosure Statement is to enable creditors of the Debtor to make an informed judgment regarding acceptance or rejection of, or objection to, the Plan. The Disclosure Statement describes generally the Plan and contains information concerning, among other things, voting instructions, classification and treatment of Claims and Interests under the Plan, and the Debtor's history, business, assets, causes of action, results of operations, and projections of future operations.

         The Disclosure Statement has been approved by the Bankruptcy Court for use in the solicitation of acceptances of the Plan. The Bankruptcy Court's approval of the Disclosure Statement does not constitute an endorsement by the Bankruptcy Court of any representation contained either in the Disclosure Statement or the Plan, or an endorsement of the Plan itself.

         (C) DISCLAIMERS

         THE DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE DEBTOR'S PROPOSED PLAN. PLEASE READ THIS DOCUMENT THOROUGHLY AND CAREFULLY. THE PURPOSE OF THE DISCLOSURE STATEMENT IS TO PROVIDE YOU WITH "ADEQUATE INFORMATION" OF A KIND, AND IN SUFFICIENT DETAIL, AS FAR AS IS REASONABLY PRACTICABLE IN LIGHT OF THE NATURE AND HISTORY OF THE DEBTOR AND THE CONDITION OF THE DEBTOR'S BOOKS AND RECORDS, THAT WOULD ENABLE A HYPOTHETICAL REASONABLE INVESTOR TYPICAL OF HOLDERS OF CLAIMS OR INTERESTS OF THE RELEVANT CLASS TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.



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         FOR THE CONVENIENCE OF CREDITORS, THIS DISCLOSURE STATEMENT SUMMARIZES
THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ANY SUMMARY. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THEN THE TERMS OF THE PLAN ARE CONTROLLING.

         NO REPRESENTATIONS CONCERNING THE DEBTOR'S FINANCIAL CONDITION OR ANY ASPECT OF THE PLAN ARE AUTHORIZED BY THE DEBTOR OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN AS CONTAINED IN OR INCLUDED WITH THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION TO APPROVE OR REJECT THE PLAN.

         THE FINANCIAL INFORMATION CONTAINED HEREIN, UNLESS OTHERWISE INDICATED, IS UNAUDITED. IN ADDITION, BECAUSE OF THE DEBTOR'S FINANCIAL DIFFICULTIES, AS WELL AS THE COMPLEXITY OF THE DEBTOR'S FINANCIAL MATTERS, THE BOOKS AND RECORDS OF THE DEBTOR, UPON WHICH THIS DISCLOSURE STATEMENT IS BASED IN PART, MAY BE INCOMPLETE OR INACCURATE. HOWEVER, GREAT EFFORT HAS BEEN MADE TO ENSURE THAT ALL SUCH INFORMATION IS FAIRLY AND ACCURATELY PRESENTED. WITH RESPECT TO THE FINANCIAL PROJECTIONS, THESE SIMPLY REPRESENT THE DEBTOR'S BEST ESTIMATE OF THE REORGANIZED DEBTOR'S PERFORMANCE UNDER THE PLAN. HOWEVER, THERE ARE UNCERTAINTIES ASSOCIATED WITH ANY PROJECTIONS AND THEY SHOULD NOT BE CONSIDERED WARRANTIES OR GUARANTEES OF THE REORGANIZED DEBTOR'S PERFORMANCE HEREUNDER.

         KILPATRICK STOCKTON LLP ("KILPATRICK STOCKTON") and BERGER SINGERMAN, P.A. ("BERGER SINGERMAN") COMMENCED REPRESENTING THE ALLEGED DEBTOR AND DEBTOR-IN-POSSESSION ON OR ABOUT THE PETITION DATE AS GENERAL BANKRUPTCY COUNSEL. ALL COUNSEL TO THE DEBTOR HAVE RELIED UPON INFORMATION PROVIDED BY THE DEBTOR IN CONNECTION WITH PREPARATION OF THIS DISCLOSURE STATEMENT.

         ALTHOUGH A COPY OF THE DISCLOSURE STATEMENT HAS BEEN SERVED ON THE SECURITIES EXCHANGE COMMISSION ("SEC") AND THE SEC HAS BEEN GIVEN AN OPPORTUNITY TO OBJECT TO THE ADEQUACY OF THE DISCLOSURE STATEMENT, THIS DISCLOSURE STATEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE SEC NOR ANY STATE REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED, OR PASSED UPON THE ACCURACY OR ADEQUACY OF, THIS DISCLOSURE STATEMENT, THE EXHIBITS HERETO OR THE STATEMENTS CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH CREDITOR OR




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INTEREST HOLDER SHOULD CONSULT HIS OR HER OWN LEGAL COUNSEL AND ACCOUNTANT AS TO
LEGAL, TAX AND OTHER MATTERS CONCERNING HIS OR HER CLAIM.

         (D) SUMMARY OF THE PLAN

                  1. IN GENERAL

         The Plan provides for, among other things, the classification and treatment of Claims against and Interests in the Debtor, the funding mechanism for the Plan, provisions governing distributions under the Plan, provisions for the treatment of executory contracts, unexpired leases, indemnification obligations, various releases and certain benefit programs, provisions for the treatment of disputed claims, provisions detailing the operation and management of the reorganized debtor, conditions to, and effects of, Plan confirmation, and provisions regarding the Bankruptcy Court's jurisdiction after the Effective Date.

                  2. PROPERTY TO BE DISTRIBUTED

         Most Holders of Allowed Claims will receive Cash under the Plan. The Cash to be distributed on or about the Effective Date will emanate primarily from Cash proceeds from the operations of the Debtor and from $3.5 million in financing to be provided by the Berjaya DIP Financing Group, which consists primarily of Holders of Old Common Stock or their affiliates. Pursuant to the Plan, future payments may be made to certain creditors from future operations of the Debtor. In addition to Cash, Holders of certain Claims and Interests will receive stock in Reorganized RHG. The terms and conditions of distributions to Creditors and Interest Holders under the Plan are discussed more thoroughly in
SECTION IV of the Disclosure Statement.

                  3. CLASSIFICATIONS AND TREATMENT OF CLAIMS AND INTERESTS

         (A) TREATMENT OF CLASSES

         UNIMPAIRED CLASSES. The Plan classifies the following Unimpaired Claims that are not entitled to vote on the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of a Claim in the following Classes is conclusively presumed to have accepted the Plan in respect of such Claims. Accordingly, Holders of Claims in such Classes are not entitled to vote to accept or reject the Plan and the votes of such Holders are not being solicited in connection with the Plan. Such Claims against the Debtor are classified as follows:

                  a. Class 1.1 Claims, which shall consist of all Priority Non-Tax Claims ("CLASS 1.1 CLAIMS" or "PRIORITY NON-TAX CLAIMS"); and

                  b. Class 1.2 Claims, which shall consist of all GAP Claims, which are technically unclassified and placed in "Class 1.2" for administrative convenience only. Allowed Class 1.2 GAP Claims are entitled to payment in full under the Code on the Effective Date of the Plan. ("CLASS 1.2 CLAIMS" OR "GAP CLAIMS"); and




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                  c.       Class 2.3 Claims, which shall consist of all Secured
                           Claims of First Union, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.3 CLAIMS").

         IMPAIRED CLASSES ENTITLED TO VOTE. For the purpose of voting and all Confirmation matters, the Plan classifies certain Claims as Impaired Claims in classes and certain Interests as Impaired Interests under the Plan. Such Claims against the Debtor are classified as follows in classes which are entitled to vote on the Plan:

                  a. Class 2.1 Claims, which shall consist of the Secured superpriority Claims of the Berjaya DIP Financing Group under the DIP Facility with respect to the DIP Financing Obligations, which are deemed Allowed by the Plan ("CLASS 2.1 CLAIMS"); and

                  b. Class 2.2 Claims, which shall consist of all Secured Claims of Finova, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.2 CLAIMS"); and

                  c. Class 2.4 Claims, which shall consist of all Secured Claims of FFC, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.4 CLAIMS"); and

                  d. Class 2.5 Claims, which shall consist of all Secured Claims of Lyon Credit Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.5 CLAIMS"); and

                  e. Class 2.6 Claims, which shall consist of all Secured Claims of Icon Funding Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.6 CLAIMS"); and

                  f. Class 2.7 Claims, which shall consist of all Secured Claims of Pacific Finance Company, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.7 CLAIMS"); and

                  g. Class 2.8 Claims, which shall consist of all Secured Claims of AT&T Commercial Finance, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.8 CLAIMS"); and

                  h. Class 2.9 Claims, which shall consist of all Secured Claims of Louis Wohl & Sons, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.9 CLAIMS"); and

                  i. Class 2.10 Claims, which shall consist of all Secured Claims of Newcourt Financial USA, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.10 CLAIMS"); and



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

                  j. Class 2.11 Claims, which shall consist of all Secured Claims of General Electric Capital Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS
                           2.11 CLAIMS"); and

                  k. Class 2.12 Claims, which shall consist of all Secured Claims of General Electric Capital Corp./Colonial Pacific Leasing, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.12 CLAIMS"); and

                  l. Class 2.13 Claims, which shall consist of all Secured Claims of Orix USA Corporation, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.13 CLAIMS"); and

                  m. Class 2.14 Claims, which shall consist of all Secured Claims of The CIT Group/Equipment Financing, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.14 CLAIMS"); and

                  n. Class 2.15 Claims, which shall consist of all Secured Claims of The CIT Group, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.15 CLAIMS"); and

                  o. Class 2.16 Claims, which shall consist of all Secured Claims of Sovereign Bank, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.16 CLAIMS"); and

                  p. Class 2.17 Claims, which shall consist of all Secured Claims of Sovereign Bank, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.17 CLAIMS"); and

                  q. Class 2.18 Claims, which shall consist of all Secured Claims of BancOne Leasing Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.18 CLAIMS"); and

                  r. Class 2.19 Claims, which shall consist of all Secured Claims of Key Corp Leasing, Ltd., which Secured Claims are deemed Allowed by the Plan ("CLASS 21.9 CLAIMS"); and

                  s. Class 2.20 Claims, which shall consist of the Other Secured Claims, not otherwise enumerated (primarily consisting of miscellaneous purchase money security interests and mechanics' liens that the Debtor incurs and addresses in the ordinary course of its business) ("CLASS 2.20 CLAIMS"). The Debtor reserves the right to modify the Plan at any time prior to or at the Confirmation Hearing so to classify the Class 2.20 Claims as Unimpaired Claims under the Plan.

                  t. Class 2.21 Claims, which shall consist of the pre-petition secured claim of Berjaya in the principal amount of $1,500,000; and




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                  u.       Class 3.1 Claims, which shall consist of all
                           Unsecured Claims other than Convenience Class Claims and Class 4 Claims ("CLASS 3.1 CLAIMS" or "UNSECURED CLAIMS"); and

                  v. Class 3.2 Claims, which shall consist of all Convenience Class Claims, which are general unsecured claims of $10,000.00 or less and larger claims which the holders are willing to reduce to $10,000.00 ("CLASS 3.2 CLAIMS or CONVENIENCE CLASS CLAIMS");

                  w. Class 4 Claims, which shall consist of Claims against the Debtor arising from the purchase or sale of a security of the Debtor, including, without limitation, the Claims asserted in the Class Action ("CLASS 4 CLAIMS"); and

                  x. Class 5 Interests, which shall consist of the Old Common Stock ("CLASS 5 INTERESTS"). 9,708,741 shares of Old Common Stock are currently issued and outstanding.

         IMPAIRED CLASS NOT ENTITLED TO VOTE. Class 6 Interests shall consist of all Interests other than Old Common Stock ("CLASS 6 INTERESTS"). Holders of Class 6 Interests will neither receive nor retain anything under the Plan on account of the Class 6 Interests, are Impaired, and are deemed not to have accepted the Plan.

(B) EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         Executory contracts and unexpired leases will be assumed or rejected on or before Confirmation. With respect to those which are assumed, existing defaults other than IPSO FACTO defaults will be cured on the Effective Date, except as otherwise agreed.

         (E) CONFIRMATION

                  1. GENERALLY

         "Confirmation" is the technical term for the Bankruptcy Court's approval of a plan of reorganization. The timing, standards and factors considered by the Bankruptcy Court in deciding whether to confirm a Plan are discussed in ARTICLE VI of the Disclosure Statement, below.

                  2. OBJECTIONS TO CONFIRMATION

         Any objections to confirmation of the Plan must be made in writing, must be filed with the Clerk of the Bankruptcy Court, and served on the counsel and parties listed below, on or before the date set forth in the notice scheduling the Confirmation Hearing provided with the approved Disclosure Statement. Federal Rule of Bankruptcy Procedure 3007 governs the form of objections. Copies of the objection must be served upon the following:



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    GERALD A. JEUTTER, JR., ESQ.           ALFRED S.  LUREY, ESQ.
    KILPATRICK STOCKTON LLP                MELINDA MARBES, ESQ.
    CO-COUNSEL FOR THE DEBTOR              KILPATRICK STOCKTON LLP
    3737 GLENWOOD AVENUE                   CO-COUNSEL FOR THE DEBTOR
    SUITE 400                              1100 PEACHTREE STREET
    RALEIGH, NC 27612                      SUITE 2800
    TELEPHONE:  (919) 420-1700             ATLANTA, GA 30309
    FACSIMILE:  (919) 420-1800             TELEPHONE:  (404) 815-6500
                                           FACSIMILE:  (404) 815-6555

    PAUL STEVEN SINGERMAN, ESQ.            LESLIE GERN CLOYD, ESQ.
    BERGER SINGERMAN, P.A.                 BERGER SINGERMAN, P.A.
    CO-COUNSEL FOR THE DEBTOR              CO-COUNSEL FOR THE DEBTOR
    200 SOUTH BISCAYNE BOULEVARD           350 E.  LAS OLAS BOULEVARD
    SUITE 1000                             SUITE 1000
    MIAMI, FL 33131-5308                   FORT LAUDERDALE, FL 33301
    TELEPHONE:  (305) 755-9500             TELEPHONE:  (954) 525-9900
    FACSIMILE:  (305) 714-4340             FACSIMILE:  (954) 523-2872

    ROADHOUSE GRILL, INC.                  OFFICE OF THE UNITED STATES TRUSTEE
    ATTN.:  AYMAN SABI, PRESIDENT          51 SOUTHWEST FIRST AVENUE, ROOM 1204
    2703-A GATEWAY DRIVE                   MIAMI, FL 33130
    POMPANO BEACH, FL 33069                TELEPHONE: (305) 536-7285
    TELEPHONE:  (954) 957-2603             FACSIMILE:  (305) 536-7360
    FACSIMILE:  (954) 969-5422

         Objections also must be served on all parties included on the Master Service List filed in the Chapter 11 Case.

                  3. CONFIRMATION HEARING

         The Bankruptcy Court will hold the Confirmation Hearing on August 21, 2002, at 9:30 a.m. (EASTERN DAYLIGHT TIME), in the United States Bankruptcy Court for the Southern District of Florida, 299 E. Broward Boulevard, Courtroom 308, Fort Lauderdale, FL 33301. If necessary, the Confirmation Hearing may be continued from time to time and day to day without further notice. If the Bankruptcy Court confirms the Plan, it will do so through the entry of a Confirmation Order.

                  4. EFFECTIVE DATE

         The Plan will not be consummated, or "effective," immediately upon the entry of the Confirmation Order by the Bankruptcy Court, but will be consummated on a later date (the "EFFECTIVE DATE"). The Plan provides that the Effective Date will occur no more than fifteen (15)

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days following the date on which the Confirmation Order becomes a Final Order;
PROVIDED, HOWEVER, that the Debtor and Berjaya may waive the requirement that the Confirmation Order have become a Final Order and cause the Effective Date to occur as soon as reasonably practicable after entry of the Confirmation Order.

                  5. INJUNCTIONS

         TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE OPERATIVE DOCUMENTS IMPLEMENTING THE PLAN, OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, (X) ALL HOLDERS OF CLAIMS SHALL BE BARRED AND ENJOINED FROM ASSERTING AGAINST REORGANIZED RHG AND ITS PROPERTY ANY CLAIMS, DEBTS (AS SUCH TERM IS DEFINED IN SECTION 102(23) OF THE BANKRUPTCY CODE), LIENS, SECURITY INTERESTS, AND ENCUMBRANCES OF AND AGAINST ALL PROPERTY OF THE ESTATE AND (Y) THE DEBTOR SHALL BE FULLY AND FINALLY DISCHARGED OF ANY LIABILITY OR OBLIGATION ON A DISALLOWED CLAIM OR A DISALLOWED INTEREST. SEE PLAN, SS.13.01.

         AS PART OF THE CONFIRMATION ORDER, THE BANKRUPTCY COURT SHALL PERMANENTLY ENJOIN AND PROHIBIT ALL HOLDERS OF CLAIMS, LIENS ENCUMBRANCES, RIGHTS AND INTERESTS IN, TO OR AGAINST THE COMPANY OR ANY OF ITS ASSETS FROM ASSERTING, PROSECUTING, OR COLLECTING SUCH CLAIMS, LIENS (OTHER THAN LIENS EXPRESSLY CONTINUING PURSUANT TO THE TERMS OF THE PLAN OR THE OPERATIVE DOCUMENTS BETWEEN THE DEBTOR AND THE HOLDER OF A CLAIM REGARDING THE TREATMENT OF THE CLAIM UNDER THE PLAN), ENCUMBRANCES, RIGHTS AND INTERESTS AGAINST THE REORGANIZED DEBTOR; PROVIDED, HOWEVER, THAT SUCH INJUNCTION SHALL NOT APPLY TO ANY CLAIM ASSERTED AGAINST REORGANIZED RHG BY A CLAIMANT BASED ON A DEFAULT BY REORGANIZED RHG IN PERFORMANCE OF ITS OBLIGATIONS TO THE CLAIMANT UNDER THE PLAN AS PROVIDED FOR IN ARTICLE III OF THE PLAN. SEE PLAN, SS.13.03.

II. HISTORY, ORGANIZATION AND BUSINESS OF THE DEBTOR(1)

         (A) HISTORY AND ORGANIZATION OF THE DEBTOR

         Roadhouse Grill, Inc. ("RHG" or "Debtor") is a public company, approximately 62% of the shares of which are owned by Berjaya. RHG has approximately 1100 shareholders. The Debtor operates, franchises and licenses high-quality, full-service, casual dining restaurants under the name Roadhouse Grill(R). RHG was founded in 1992 and opened its first restaurant in 1993. Its Fiscal Year runs from May through April of each year. Thus, RHG's current Fiscal Year is Fiscal Year 2003. As of January 27, 2002, there were 72 company-owned Roadhouse Grill restaurants located in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, New York, North Carolina, Ohio and South Carolina. Of these, 31 are located in Florida. RHG also has three franchised locations in Malaysia, one franchised location in Brasilia, Brazil, and three franchised locations in Las Vegas, Nevada. In addition, one joint venture location is in Milan, Italy.

----------------------

(1) This information is derived principally from the Debtor's 3rd Quarter 2002 10-Q dated March 18, 2002 and gives financial information as of January 27, 2002.

         During the last three years, the Debtor over-expanded, opening 35 new stores. The rapidity of the expansion outstripped the Debtor's ability to provide effective store level management at various of the new locations, and a number of the new restaurants performed poorly. In connection with the expansion, as described in more detail below, RHG took on a substantial amount of additional debt. A combination of over-expansion, heavier debt load and adverse market conditions ultimately resulted in RHG's inability to service its debt on a timely basis.

         Though strenuous efforts were made by RHG to restructure its operations and to restructure its debt consensually outside of a bankruptcy proceeding, this Chapter 11 case ultimately ensued.

         The Debtor estimates that, as of the Effective Date, all outstanding Claims will total approximately $48,000,000. Unsecured Claims, including Administrative and Gap Claims, are projected to be in the $15,000,000 to $17,000,000 range.

         RHG believes it to be imperative that it emerge quickly from Chapter 11, and it has filed its reorganization plan contemporaneously with the entry of the order for relief to achieve that goal.

         (B) BUSINESS OF THE DEBTOR

                  1. IN GENERAL

         RHG's revenues are derived primarily from the sale of food and beverages. Restaurant sales of food and alcoholic beverages accounted for approximately 90% and 10%, respectively, of total restaurant sales during the thirteen weeks ended January 27, 2002. Franchise and management fees during this period accounted for less than 1% of RHG's total revenues. Restaurant operating expenses include food and beverage, labor, direct operating and occupancy costs. Direct operating costs consist primarily of costs of expendable supplies, marketing and advertising expense, maintenance, utilities and restaurant general and administrative expenses. Occupancy costs include rent, real estate and personal property taxes and insurance. Certain elements of RHG's restaurant operating expenses, including direct operating and occupancy costs and, to a lesser extent labor costs, are relatively fixed.

         The average annual occupancy cost for the restaurant sites leased by RHG is approximately $182,000. As of January 27, 2002, construction was underway on three restaurants. One of these restaurants has since been completed. The estimated cost to complete the other two restaurants is approximately $800,000, and a final decision has not been made about the feasibility of completing and opening these restaurants.

         On January 27, 2002, there were 72 company-owned restaurants open. On January 28, 2001, there were 83 company-owned restaurants open. Between the two dates, two company-owned restaurants were opened, and thirteen were closed. One additional restaurant has been opened since January 27, 2002, in Titusville, Florida, for a current total of 73 restaurants.

         On July 6, 2000, RHG entered into a joint venture agreement with Cremonini S.p.A. ("Cremonini Group"), a leading publicly traded Italian conglomerate, specializing in the food service industry in Europe. Under the joint venture agreement, the Cremonini Group is authorized to open and operate at least 60 Roadhouse Grill restaurants in Italy, France, Spain, Great Britain and other principal European countries by the year 2004. The Cremonini Group opened its first Roadhouse Grill restaurant in Milan, Italy in November 2001.

                  2. FRANCHISING

         As previously mentioned, RHG has three franchised locations in Malaysia, one franchised location in Brasilia, Brazil, and three franchised locations in Las Vegas, Nevada. In the near term, RHG intends to pursue aggressively international franchising opportunities as a growth vehicle. Domestically, RHG intends to focus principally, over the next two years, on improving the profitability of company-owned restaurants and expects little activity in the domestic franchising area. By the third year, RHG anticipates pursuing more aggressively domestic franchising opportunities.

                  3. SEC REPORTING

         Reorganized RHG will be a public reporting company. The Debtor filed its 10Q for the fiscal quarter ended January 2002 and is in compliance with SEC reporting requirements. It is in the process of retaining Grant Thornton to perform its annual audit for Fiscal Year 2002 and expects to timely file its 10K for Fiscal Year 2002 in July 2002.


                  4. LIQUIDITY AND CAPITAL RESOURCES

         Before the institution of this Chapter 11 Case, RHG's primary sources of working capital were the loan facilities with Finova (described below), the sale-leaseback facilities with CNL and FFC (described below), and a $1.5 million loan from Berjaya (described below). RHG has recently experienced significant cash flow problems primarily due to RHG opening 35 new restaurants in the past 3 years combined with a net loss of $15.9 million in fiscal year 2001 and a net loss of $12.8 million for the first nine months of fiscal year 2002. RHG expects to receive a significant infusion of working capital in the Chapter 11 Case from a $3.5 million post-petition financing facility to be provided by the Berjaya DIP Financing Group. Under the Plan, the indebtedness under this facility is to be exchanged for equity in the Reorganized Debtor.

                  a. FINOVA FINANCING

         In September 1997, RHG entered into a $15.0 million loan facility with Finova. The facility consisted of a 15-year term loan collateralized by real estate with an interest rate of 9.55%. The proceeds were used in part to liquidate existing mortgages on 12 restaurants, which amounted to $7.4 million as of September 1997. The balance of $7.3 million, net of fees and other costs, was primarily used for expansion of RHG's operations. Monthly principal and interest payments for this facility were scheduled to be due through October 2012. The balance on the note as of October 26, 2001 was $12.9 million. This loan was restructured as part of the Omnibus Agreement discussed below.

         On March 27, 1998, RHG entered into a $2.9 million loan facility with Finova. The facility consisted of a 10-year term loan collateralized by personal property and fixtures at four company-owned restaurants with an interest rate of 8.96%. The proceeds, net of fees and other costs, were used primarily for expansion of RHG's operations. The balance of the loan as of October 26, 2001 was $2.2 million. This loan was restructured as part of the Omnibus Agreement discussed below.

         RHG also has a series of notes due to Finova in the aggregate amount of approximately $8.3 million, which notes were collateralized by improvements to real estate at eight leased restaurant locations. The notes, which were due between May and November 2012, had interest rates ranging from 9.74% to 10.53%. These loans were restructured as part of the Omnibus Agreement discussed below.

         In October 1998, RHG entered into a $5.0 million unsecured, working capital revolving loan (the "Revolving Loan") with Finova, which was to mature on December 31, 2001. In the first quarter of 2000, RHG collateralized the Revolving Loan with improvements to real estate at three locations and real estate and improvements at an additional location. This loan was restructured as part of the Omnibus Agreement discussed below.

         On October 26, 2001, RHG signed an Omnibus Agreement with Finova that restructured all of RHG's debt with Finova. The $15.0 million note signed in September 1997, the $2.9 million note signed in March 1998, and an additional $8.3 million scheduled to mature in 2012 were included in the Omnibus Agreement. The Omnibus Agreement consolidated all of these loans into one master loan with a term of 133 months at an interest rate of 11.5%. The Omnibus Agreement also gave RHG the option to convert the $5.0 million revolving loan due December 31, 2001 into an 84 month term loan with an interest rate of 11.5%. The Omnibus Agreement required RHG to pay a $100,000 restructuring fee at the time the revolving loan was converted. RHG exercised this option to convert the $5.0 million revolving loan in November, 2001. The restructuring fee has not been paid. Further, RHG has not made principal and interest payments totaling approximately $2.1 million on its debt to Finova since entering into the Omnibus Agreement in October 2001. RHG also owes late fees to Finova of approximately $200,000. The total balance due to Finova as of January 27, 2002 was approximately $30 million.

         In connection with the Omnibus Agreement, RHG provided additional collateral to secure its indebtedness to Finova, and the indebtedness was cross-collateralized. Depending on various factors, including a determination about whether RHG was solvent at the time the parties entered into the Omnibus Agreement, any improvement in Finova's secured position at that time might be vulnerable to avoidance as a preference.

         In addition to the foregoing, issues are presented about the value of Finova's collateral and a determination of the magnitude of Finova's secured claim. In light of the issues presented, RHG and Finova have engaged in discussions and reached a compromise, to be implemented through the Plan, with respect to the amount and treatment of Finova's secured claim. Pursuant to this compromise, Finova will be deemed to have a secured claim in the amount of $24.8 million and an unsecured deficiency claim for the balance of its pre-petition indebtedness. Because it is undersecured, Finova will not have a claim for post-petition interest or attorney's fees. The treatment of the Finova Secured Claim and the Finova Deficiency Claim is described in ARTICLE IV(C)(2)(B) AND
(3)(A) of this Disclosure Statement.

         Based on its assessment of the relevant circumstances, which include Finova's agreement to accept a long-term payout of the Finova Secured Claim at a reduced interest rate, RHG's management believes that this compromise with Finova is reasonable and preferable to protracted litigation over the issues that otherwise would be contested.

                  b. FIRST UNION FINANCING

         RHG currently has two term loans with First Union. The outstanding balance on the loans as of January 27, 2002, was approximately $2.7 million. Prior to the filing of the Chapter 11 Case, RHG was not in compliance with certain financial covenants related to the debt with First Union. The Debtor believes that First Union is oversecured.

                  c. CNL FINANCING

                  RHG also had a $10.0 million sale-leaseback credit facility with CNL which had become unavailable because of RHG's financial condition. At the time of the filing of the Chapter 11 Case, RHG was several months past due on payments to CNL related to leases of land and buildings for approximately 17 restaurants (one location is in dispute). As previously described, CNL instituted this case by filing an involuntary Chapter 11 petition in January 2002.

                  d. FFC FINANCING

         In addition, RHG had an $18.5 million sale-leaseback credit facility with FFC for the development of new Roadhouse Grill restaurants, but, because of its financial condition, it could no longer utilize the FFC facility. RHG owes FFC approximately $400,000 for construction interest. Further detail with respect to the FFC financing is provided in ARTICLE IV(C)(2)(D) of this Disclosure Statement.

                  e. EQUIPMENT FINANCING

         In January 2002, RHG restructured various equipment leases with ORIX, Pacific Financial, CIT Lending, and CIT Financial Group. The lessors agreed to move the three months of delinquent payments to the end of the leases. The leases have various expiration dates through November 2004.

                  f. BERJAYA FINANCING

         On or about February 14, 2001, Berjaya (which owns approximately 62% of RHG's common stock) loaned RHG $1.5 million. This loan originally was evidenced by a convertible secured promissory note. In or about February 2002, the note was replaced by an amended and restated secured promissory note dated as of February 25, 2002, which, among other things, removed the conversion feature from the note.

         In connection with the loan, in or about April 2001, RHG entered into a general security agreement and a trademark security agreement with Berjaya granting security interests to Berjaya in certain property of RHG. The general security agreement granted a security interest in RHG's trademarks, service marks and trade dress. The description of collateral in the general security agreement included "[u]nencumbered real and personal property owned by Road House Grill, Inc., not to exceed a fair market value of $5,000,000.00." No further description of said unencumbered real and personal property appears in the security agreement.

         The trademark security agreement describes with specificity the trademarks, service marks and use applications in which a security interest is granted to Berjaya to secure the $1,500,000.00 loan.

         The trademark security agreement was filed with the United State Patent & Trademark Office on April 25, 2001. Financial statements describing with specificity the trademarks, service marks and use applications covered by the security agreements were filed as follows:

         Office Filed                                      Date
         ------------                                      ----

Ohio Secretary of State                                    April 26, 2001
Virginia Secretary of State                                April 26, 2001
City of Fredericksburg, Virginia                           June 12, 2001
Circuit Court of Fairfax County, Virginia                  April 26, 2001
New York Secretary of State                                May 5, 2001


Berjaya has received no payments of interest or principal in respect of the $1,500,000.00 loan. Under the Plan, Berjaya will receive, in full satisfaction of the loan, New Common Stock at a conversion rate of $.32 per share.

                  g. CBBC INDEBTEDNESS

         Due to RHG's liquidity problems, on February 21, 2001, RHG issued two notes for an aggregate amount of $5.9 million to CBBC, RHG's then principal food supplier, for trade payables. The notes were to bear interest at 9.5%. The note for $4.4 million was due no earlier than 180 days from the date of the note. The $1.5 million note matured on April 21, 2001. RHG was unable to make the $1.5 million payment on April 21, 2001. In July 2001, CBBC agreed to restructure the notes. Under the new terms of the notes, RHG paid CBBC $200,000 in July 2001. RHG was also required to pay CBBC an additional $1.0 million on or before September 30, 2001. If the $1.0 million payment was made, the notes were to be amortized over 48 months bearing interest at 11.5%. The notes were to be secured by the unencumbered fixed assets of 17 restaurant locations. In September 2001, RHG paid CBBC approximately $600,000 but was unable to pay the additional $400,000 required by the two new notes. As of January 27, 2002, RHG owed CBBC approximately $5.3 million.

                  h. STORE CLOSINGS

         In September of 2001, RHG closed one unprofitable restaurant. In October of 2001, RHG made the decision to close and sell another thirteen unprofitable restaurants. All but one of the restaurants were closed as of November 12, 2001. The remaining restaurant is expected to be closed in the first quarter of fiscal year 2003. Management believes that the closure of these restaurants will increase long term cash flow and profitability.

         Of the fourteen restaurants discussed above, five are encumbered with a mortgage from Finova, five are leased from CNL, one is leased from FFC and the remaining three have ground leases with a building built by RHG. RHG is in the process of selling all of the locations discussed above with the exception of the CNL leased properties. Since eleven of the restaurants are encumbered by either a mortgage or a lease, there is a significant probability that there will be a cash shortfall when the locations are sold, resulting in claims against RHG by the mortgagees or lessors, as applicable.

                  i. INDEBTEDNESS TO PROVIDERS OF ADVERTISING SERVICES

         In April 2001, RHG agreed to a payment plan with Tinsley Advertising & Marketing, Inc. ("Tinsley") for approximately $1.7 million due to providers of advertising services to RHG with whom RHG's advertising business had been placed through Tinsley ("Tinsley Service Providers"). Pursuant to the terms of the repayment plan, RHG paid Tinsley $50,000 seven days after the date of the note and was obligated to pay Tinsley $20,000 a week from April 1, 2001 through August 31, 2001 and, thereafter, $40,000 per week until the debt to the service providers was paid in full. In November 2001, Tinsley and RHG modified the agreement. RHG was then required to pay only $18,000 per week until the debt was fully satisfied. In February 2002, the agreement was modified again. The new agreement reduced the weekly payments to $12,000 per week, although no payments under the repayment plan have been made since the order for relief date of April 16, 2002.

                  j. PACIFIC FINANCIAL INDEBTEDNESS

         During January 1999, RHG entered into a master security agreement with Pacific Financial Company. The agreement consists of two 5-year term loans collateralized by personal property and fixtures at two RHG-owned restaurants with an effective interest rate of 10.7%. Monthly principal and interest payments are due through November 2004. The balance due as of January 27, 2002 was $400,000. As of the date of the Chapter 11 filing, RHG was not in compliance with debt covenants in the financing documents.

         The Chapter 11 Case affords RHG the opportunity to restructure its debt, obtain a cash infusion and emerge from Chapter 11 as a reorganized enterprise. RHG's long-term prospects are dependent upon its ability to restructure its operations to reduce expenses in a manner that does not adversely affect the quality of the consumer's dining experience, while developing new marketing strategies to attract a higher volume of business.

                  k. PACA CLAIMS

         The Debtor is indebted to a number of vendors for produce supplied before the Order for Relief Date. Under the Perishable Agricultural Commodities Act, 7 U.S.C. ss. 499a, et seq. ("PACA"), sellers of fresh fruits and vegetables to "dealers" are the beneficiaries of a statutory trust with respect to payment of the purchase price for such produce, which extends to products derived from such fruits and vegetables and proceeds from the sale of such items irrespective of any commingling. Property subject to the PACA trust does not constitute property of the estate. Restaurants which purchase wholesale quantities of produce have been held to constitute "dealers" for purposes of PACA. SEE, E.G., IN RE COUNTRY HARVEST BUFFET RESTAURANTS, INC., 245 B.R. 650 (9th Cir. BAP
2000).

         The Debtor estimates that PACA claims in this case aggregate approximately $115,000. It intends to seek Bankruptcy Court authorization to pay these claims and to pay such claims upon receipt of court authorization without awaiting Confirmation of the Plan.

                  5. SUMMARY OF CASH FLOWS

         Cash provided by operating activities during the first three quarters of fiscal year 2002 was $4.0 million, compared with cash used of $1.6 million during the first three quarters of fiscal year 2001.

         Cash used by investing activities during the first three quarters of fiscal year 2002 was $1.1 million, compared with cash used of $4.5 million during the first three quarters of fiscal year 2001. Cash used by investing activities consisted primarily of purchases of property and equipment.

         Cash used by financing activities during the first three quarters of fiscal year 2002 was $3.1 million, compared with cash provided by financing activities of $7.3 million during the first three quarters of fiscal year 2001. Cash used by financing activities in the first three quarters of fiscal year 2002 consisted of payments on long term debt and capital lease obligations, as well as payments on the notes payable to vendors. Cash provided by financing activities in the first three quarters of fiscal year 2001 consisted primarily of proceeds from long term debt offset by payments on long term debt and capital lease obligations.

                  6. CAPITAL EXPENDITURES

         The Company did not open any new restaurants during the thirteen weeks ended January 27, 2002. As described earlier in this Disclosure Statement, as of January 27, 2002, construction was underway on three restaurants, but a final decision has not been made on whether to complete and open two of these restaurants.

                  7. SEASONALITY AND QUARTERLY RESULTS

         RHG's operating results fluctuate seasonally because of its geographic concentration. Of the 73 restaurants currently owned and operated by RHG, 32 are located in Florida.

         RHG's restaurant sales generally increase from November through April, the peaks of the Florida tourism season, and generally decrease from May through October. In addition, because of its geographic concentration, RHG's results of operations may be materially adversely affected by a decline in tourism in Florida, downturns in Florida's economy or by hurricanes or other adverse weather conditions in Florida. RHG has expanded its operations in other geographic markets to offset some of the effects on its operating results due to its concentration in Florida. Because of the seasonality of RHG's business, its results for any quarter are not necessarily indicative of the results that may be achieved for a full year.

         In addition to seasonality, RHG's quarterly and annual operating results and comparable unit sales may fluctuate significantly as a result of a variety of factors, including:

         - the amount of sales contributed by new and existing restaurants; - labor costs for RHG's personnel; - RHG's ability to achieve and sustain profitability on a quarterly or annual basis; - consumer confidence and changes in consumer preferences; - health concerns, including adverse publicity concerning food-related illness; - significance and variability of pre-opening expenses; - the level of competition from existing or new competitors in the full-service casual dining segment of the restaurant industry; and - economic conditions as a whole and in each of the markets in which RHG is located.

                  8. IMPACT OF INFLATION

         The primary inflationary factors affecting RHG's operations include food, beverage and labor costs. Labor costs are affected by changes in the labor market generally and, because many of RHG's employees are paid at federal and state established minimum wage levels, changes in such wage laws affect RHG's labor costs. In addition, most of RHG's leases require RHG to pay taxes, maintenance, repairs and utilities, and these costs are subject to inflation. RHG believes recent low inflation rates in its principal markets have contributed to relatively stable food and labor costs. Such rates, of course, are subject to change.

         (C) PUTATIVE CLASS ACTION

         As a result of a review of its accounting records, the Debtor, in August 2001, restated its previously reported, audited financial statements for the fiscal years ended April 30, 2000, and April 25, 1999, and the related, unaudited quarterly financial statements for those periods, as well as the unaudited financial statements for the quarters ended July 30, 2000, October 29, 2000, and January 28, 2001. In connection with the restatement, the Debtor filed amended

Form 10-Ks for fiscal years 2000 and 1999, and amended Form 10-Qs for the fiscal 2001, 2000 and 1999 quarters containing the restated financial statements.

         The restatement occurred because of a determination by the Debtor that certain operating expenses were more appropriately attributable to fiscal 2000 and 1999 than later periods. The restatement resulted in a decrease in net income for fiscal 2000 and 1999, and the related quarterly periods, and an increase in net income for the quarters ended July 30, 2000, October 29, 2000, and January 28, 2001. The amounts involved totaled approximately $2,150,000. The types of expenses which were the subject of the restatement included expenses associated with restaurant sites on which restaurants were never opened, health insurance, liability insurance, workers' compensation insurance, corporate management compensation, property taxes, reconciliation of cash, rents and utilities.

         On April 10, 2002, a purported class action complaint alleging violations of federal securities laws was filed in the United States District Court for the Southern District of Florida against the Debtor, the chairman of the Debtor's board of directors, and the Debtor's president and chief executive officer. This action (the "Action") is styled: Sears v. Roadhouse Grill, Inc, et al., Case No. 02-CV-60493. The Debtor believes that the filing of the Action was in violation of the automatic stay of section 362(a) of the Bankruptcy Code and that the Action may not proceed without the permission of the Bankruptcy Court.

         The Action purports to be brought on behalf of all purchasers of the stock of the Debtor between August 31, 1998, and August 1, 2001, with certain exclusions, and appears to be based principally if not solely on the fact that certain financial statements have been restated as described above. The Debtor believes there is no merit to the Action. The Debtor further believes that, under section 510(b) of the Bankruptcy Code, even if claims of the type asserted in the Action are allowed, they will be subordinated, in the Chapter 11 Case, to the claims of all creditors of RHG. Accordingly, such claims are treated under the Plan as subordinate to the claims of all creditors. To the extent, if any, such claims are allowed, they will share in the distribution of approximately 38% of the stock in Reorganized RHG with the Holders of the Old Common Stock, and will not dilute the recoveries of RHG's creditors.

         The Debtor believes that RHG and the individual defendants are covered, with respect to the claims asserted in the Action, by the Debtor's Executive and Organization Liability Insurance Policy issued by National Union Fire Insurance Co. of Pittsburgh, Pa. The policy provides directors and officers liability coverage and corporate securities coverage. It has aggregate limits of $5,000,000 and a self-insured retention for securities claims of $250,000.

III. THE CHAPTER 11 REORGANIZATION CASE

         (A) THE INVOLUNTARY CHAPTER 11 FILING

         On January 18, 2002, an involuntary Chapter 11 petition was filed against Roadhouse Grill, Inc. in the United States Bankruptcy Court for the Southern District of Florida by Arizona Real Estate Joint Venture; CNL APF Partners, LP and CNL Financial Services, LP ("CNL" or "Petitioning Creditors") Since the Petition Date, the Debtor has been managing its properties and operating its business as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The Debtor is authorized to operate in the ordinary course of business. Transactions out of the ordinary course of business have required Bankruptcy Court approval. No trustee or examiner has been appointed in the Chapter 11 Case.

         On February 7, 2002, RHG filed a motion for abstention pursuant to
Section 305(a)(1) of the United States Bankruptcy Code, seeking an order dismissing or suspending all proceedings under the petition for involuntary bankruptcy of RHG under Chapter 11 of the United States Bankruptcy Code. A hearing on the motion for abstention was held by the United States Bankruptcy Court for the Southern District of Florida on March 12, 2002. At the March 12, 2002 hearing, the Court granted a continuance until April 16, 2002, at which time an order for relief would be entered. The continuance was granted in order to allow RHG an opportunity to negotiate with major creditor constituencies in an effort to expedite the filing of a reorganization plan. RHG, in fact, did file its Plan contemporaneously with the entry of the order for relief. The order for relief was entered on April 16, 2002, thereby mooting the motion for abstention.

         RHG expects that, pursuant to Chapter 11 of the United States Bankruptcy Code, RHG's existing directors and officers will continue to oversee operation of RHG's business as debtor-in-possession, subject to supervision and orders of the Bankruptcy Court on matters outside the ordinary course of business.

         (B) PROFESSIONALS RETAINED BY THE DEBTOR

         At the commencement of the Chapter 11 Case, RHG retained the law firm of Ruden McClosky Smith Schuster & Russell, P.A. ("Ruden McClosky") to represent RHG as its local general bankruptcy counsel. On March 5, 2002, the law firms of Berger Singerman, P.A. and Ruden McClosky entered into a Stipulation for Substitution of Counsel for Alleged Debtor-in-Possession, in order to substitute the law firm of Berger Singerman, P.A. in place of Ruden McClosky as local bankruptcy counsel to RHG. On March 7, 2002, the Bankruptcy Court entered an Order Approving Stipulation for Substitution of Counsel for Alleged Debtor-in-Possession, substituting the law firm of Berger Singerman, P.A. as general bankruptcy counsel to RHG, and discharging the law firm of Ruden McClosky from any further responsibility on behalf of RGH in this matter. Further, on March 7, 2002, the law firm of Kilpatrick Stockton LLP filed a Motion of Attorneys Jeutter, Lurey & Marbes to Appear Pro Hac Vice, requesting special admission to appear in this bankruptcy proceeding as counsel to RHG. On March 11, 2002, the Court entered an Order Admitting Attorneys Jeutter, Lurey & Marbes Pro Hac Vice, thereby authorizing attorneys Gerald A. Jeutter, Jr., Alfred S. Lurey and Melinda A. Marbes of the law firm of Kilpatrick Stockton LLP to appear, PRO HAC VICE in this proceeding. An Application to Employ Berger Singerman as co-counsel for the Debtor was approved on April 16, 2002. An Application to Employ Kilpatrick Stockton LLP as co-counsel for the Debtor was filed on April 29, 2002, and approved on May 30, 2002. The Debtor has employed Cornerstone Consulting Group, LLC, as its financial advisor.

         (C) APPOINTMENT OF CREDITORS' COMMITTEE AND ITS PROFESSIONALS

         The Office of the United States Trustee has formed the Official Committee of Unsecured Creditors (the "COMMITTEE"). Section 328 of the Bankruptcy Code authorizes any official committee to employ professionals. The Committee has retained Houston & Shahady, P.A. as counsel to the Committee. The Committee also has sought and obtained court authorization to employ Mahoney, Cohen & Company, CPA, P.C. as its financial advisor.

         Under the Bankruptcy Code, the reasonable fees and expenses incurred by any Professionals duly retained by the Committee are treated as an administrative expense of the Debtor's Estate.

         (D) POST-PETITION FINANCING

         The Debtor has filed a motion (the "POST-PETITION FINANCING MOTION") seeking, among other things, authorization to obtain post-petition financing of up to $3.5 million from the Berjaya DIP Financing Group, a group of lenders consisting of Berjaya and the Debtor's President and Chief Executive Officer, Ayman Sabi, or an affiliate of Mr. Sabi (the "DIP Lenders") and grant the DIP Lenders adequate protection and security interests. To secure the post-petition financing, the DIP Lenders are to receive a first priority security interest in all unencumbered assets of the Debtor, including without limitation, inventory and cash, and a junior security interest in assets of the Debtor subject to pre-petition liens. The Post-Petition Financing Motion is scheduled to be heard on June 12, 2002. The Plan anticipates that, on the Effective Date, the DIP Lenders will exchange their DIP Lender claims for equity in Reorganized RHG at a conversion rate of $.32 per share of New Common Stock.

         (E) EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  1. ASSUMPTION/REJECTION DEADLINE

         Pursuant to section 365 of the Bankruptcy Code, with the exception of unexpired nonresidential real property leases, if the Debtor desires to assume or reject an executory contact or unexpired lease, then it must do so by no later than the Confirmation Date (unless the other party to the contract or lease obtains an order requiring the Debtor to elect earlier). ARTICLE VII (F) of this Disclosure Statement provides additional information about the timing of assumption or rejection of these executory contracts and unexpired leases and of the filing of claims for damages arising from the rejection of any of such contracts and leases.

         As for unexpired nonresidential real property leases, section 365(d)(4) of the Bankruptcy Code requires the Debtor to assume or reject those leases within 60 days of the Order for Relief (unless the Bankruptcy Court provides a later date) or else the lease is deemed rejected. Consequently, the original assumption/rejection deadline for the Debtor to assume or reject unexpired nonresidential real property leases is June 15, 2002. The Debtor is filing a motion to extend this deadline through the conclusion of Confirmation.

         As provided in ARTICLE VII of the Plan, executory contracts and unexpired leases will be assumed on or before Confirmation. With respect to those which are assumed, existing defaults other than IPSO FACTO defaults will be cured on the Effective Date, except as otherwise agreed.

IV. THE PLAN

         The Debtor believes that, through the Plan, Holders of Allowed Claims will obtain a substantially greater recovery from the Debtor's Estate than the recovery which would be available if the assets of the Debtor were liquidated and the proceeds therefrom distributed under Chapter 7 of the Bankruptcy Code. The Plan is annexed hereto as EXHIBIT A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

         THE FOLLOWING IS A SUMMARY OF THE MATTERS ANTICIPATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH CONFIRMATION OF THE PLAN. THIS SUMMARY ONLY HIGHLIGHTS SOME OF THE SUBSTANTIVE PROVISIONS OF THE PLAN AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE READING OF THE PLAN.

         (A) OVERVIEW

         The Plan is a plan of reorganization under Chapter 11 of the Bankruptcy Code, and is proposed by the Debtor.

         (B) UNCLASSIFIED CLAIMS

                  1. ADMINISTRATIVE EXPENSE CLAIMS

         Administrative Expense Claims are Unimpaired under the Plan. For purposes of the Plan, the DIP Financing Obligations are not treated as Administrative Expense Claims, but rather, are treated as Class 2.1 Secured Claims. Unless otherwise provided for under the Plan pursuant to SECTION 3.03, each Holder of an Allowed Administrative Expense Claim will receive, at the option of the Reorganized Debtor, either: (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Administrative Expense Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days following the date on which such Administrative Expense Claim becomes Allowed, after entry of a Final Order, and
(iii) a date agreed to by the Debtor or Reorganized Debtor and the Holder of such Administrative Expense Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order; PROVIDED, HOWEVER, that Allowed Administrative Expense Claims representing (a) liabilities, accounts payable or other Claims, liabilities or obligations incurred in the ordinary course of business of the Debtor consistent with past practices subsequent to the Petition Date, and (b) contractual liabilities arising under unsecured loans, credit arrangements or for product or services advanced to the Debtor, whether or not incurred in the ordinary course of business of the Debtor subsequent to the Petition Date, shall be paid or performed by the Debtor or the Reorganized Debtor, as the case may be, in accordance with the terms and conditions of the particular transaction(s) relating to such liabilities and any agreements relating thereto.

                  2. PRIORITY TAX CLAIMS

         Priority Tax Claims are Unimpaired. Each Holder of an Allowed Priority Tax Claim shall receive, pursuant to SECTION 3.04 of the Plan, at the option of the Reorganized Debtor, either (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Priority Tax Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Priority Tax Claim, after entry of a Final Order, and (iii) a date agreed to by the Debtor or Reorganized Debtor and the Holder of such Priority Tax Claim; (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order; or (C) equal Cash payments from the Reorganized Debtor made on the last Business Day of every Calendar Quarter following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate publicly quoted on the Effective Date for obligations backed by the full faith and credit of the United States of America maturing in ninety (90) days.

         (C) DESIGNATION AND TREATMENT OF CLAIMS AND INTERESTS

                  1. CLASS 1 - PRIORITY NON-TAX CLAIMS

         Allowed Priority Non-Tax Claims shall be treated as follows:

                  a. AS TO CLASS 1.1 CLAIMS. Class 1.1 Claims are Unimpaired. Each Holder of an Allowed Class 1.1 Claim shall receive, at the option of the Reorganized Debtor, either (A) Cash payment, as provided in
                           SECTION 3.05 of the Plan, in an amount equal to the unpaid amount of the Allowed Class 1.1 Claim, on or as soon as reasonably practicable after the later of:
                           (i) the Effective Date, (ii) the date that is ten
                           (10) Business Days after the date on which such Claim becomes an Allowed Class 1.1 Claim, after entry of a Final Order, or (iii) a date agreed to by the Debtor and the Holder of such Class 1.1 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order.

                  b. AS TO CLASS 1.2 CLAIMS (GAP CLAIMS). Class 1.2 Claims are unsecured claims arising after the filing of the Chapter 11 petition in this case and before the entry of the order for relief on April 16, 2002, and are Unimpaired. Each Holder of an Allowed Class 1.2 Claim shall receive, at the option of the Reorganized Debtor, either (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Class 1.2 Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class 1.2 Claim, after entry of a Final Order, or
                           (iii) a date agreed to by the Debtor and the Holder of such Class 1.2 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order.

                  2. SECURED CLAIMS

         Allowed Secured Claims shall be treated as follows (PROVIDED, HOWEVER, that if the Holder of a Claim classified in Class 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18 or 2.19 rejects the Plan and it is determined that the operative document(s) giving rise to the Claim constitutes a true lease, the Debtor reserves the right to treat the Claim in the manner set forth in Article VII):

                  a. CLASS 2.1 (BERJAYA DIP FINANCING GROUP). Class 2.1 Claims are Impaired. In full satisfaction of the DIP Financing Obligations outstanding on the Effective Date, the Berjaya DIP Financing Group shall receive the number of shares of New Common Stock which is calculated by dividing (x) the amount of the DIP Financing Obligations outstanding on the Effective Date by (y) $.32. The Debtor believes that the amount of the DIP Financing Obligations outstanding on the Effective Date will be approximately $3,500,000. The conversion rate of $.32 per share has been adopted for the following reasons: There are currently outstanding 9,708,741 shares of Old Common Stock. Just prior to the delisting of the Old Common Stock from NASDAQ, the Old Common Stock was trading at approximately $.32 per share. Since the delisting, the Old Common Stock has been quoted in the National Quotation Bureau's Pink Sheets under the symbol "GRLLQ." The last reported trade of which RHG is aware was 1,000 shares at $.27 per share on or about May 24, 2002. The 9,708,741 shares of Old Common Stock will be cancelled under the Plan and 9,708,741shares of New Common Stock will be issued in respect of the Class 4 (Securities) Claims and the Class 5 (Old Common Stock) Interests. The Debtor believes, based on the approximate price at which the Old Common Stock was trading just prior to its delisting by NASDAQ and the quotations for the Old Common Stock since the NASDAQ delisting, that $.32 per share is a fair conversion rate for the DIP Financing Obligations from the perspective of other parties in interest.

                           SATISFACTION OF THE DIP FINANCING OBLIGATIONS BY THE DEBTOR PURSUANT TO THIS SUBSECTION SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.1 CLAIM AND

                           BERJAYA AND THE OTHER MEMBERS OF THE BERJAYA DIP FINANCING GROUP WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR, AND ITS PROPERTIES AND ASSETS. UPON SATISFACTION OF THE DIP FINANCING OBLIGATIONS BY THE REORGANIZED DEBTOR PURSUANT TO THIS SUBSECTION, ALL LIENS IN FAVOR OF THE DIP LENDER IN THE ASSETS OR PROPERTY OF THE DEBTOR OR THE REORGANIZED DEBTOR SHALL BE RELEASED.

                  b. CLASS 2.2 (FINOVA). Class 2.2 Claims are Impaired and shall be treated as follows:

                           (i) Finova will have an allowed secured claim in the amount of $24,800,000 (the "Finova Secured Claim"). The balance of Finova's pre-petition claim (the "Finova Deficiency Claim") shall be classified with, and receive the same treatment as, general unsecured claims against the Debtor.

                           (ii) Finova will receive under the Plan, in respect of the Finova Secured Claim, a note (the "Finova Secured Note") in the principal amount of the Finova Secured Claim, bearing interest fixed at the greater of (x) nine percent (9%) per annum or (y) a rate of 460 basis points (4.6%) above the ten year treasury rate (as published in the "Wall Street Journal") on the Effective Date (the "Finova Interest Rate") payable in equal monthly installments from the Effective Date, based on an amortization period of 132 months, with the principal balance and all accrued unpaid interest to be paid in full at the end of 96 months.

                           (iii) In addition, mandatory prepayments shall be made on the Finova Secured Note in August of each Fiscal Year in the amount of Finova's ratable share of Excess Cash Flow for the preceding Fiscal Year. Finova's ratable share of Excess Cash Flow shall be calculated by multiplying the amount of Excess Cash Flow available for payment by a fraction, the numerator of which shall be
                                    (x) the outstanding principal amount of the Finova Secured Note and the denominator of which shall be (y) the sum of the outstanding principal amounts on the Finova Secured Note, the New Secured Notes and the New Unsecured Notes as of the end of the Fiscal Year with respect to which the Excess Cash Flow calculation is made.

                           (iv)     The Finova Secured Note will be secured by
                                    (1) all of Finova's currently existing
                                    collateral; (2) the Roadhouse Grill(R)
                                    trademark, and (3) the inventory at the
                                    locations which have been mortgaged to
                                    Finova.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.2 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.2 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  c. CLASS 2.3 (FIRST UNION). Class 2.3 Claims are Unimpaired. The legal, equitable and contractual rights of First Union will remain unaltered. Any defaults other than IPSO FACTO defaults will be cured on the Effective Date.

                  d. CLASS 2.4 (GE CAPITAL FRANCHISE FINANCE CORPORATION, "FFC"). Class 2.4 Claims are Impaired. Before the filing of the Chapter 11 Case, RHG entered into lease and financing arrangements with FFC with respect to several locations. The arrangements with respect to four of the locations - Panama City, Florida, Orlando, Florida, Reynoldsburg, Ohio and Columbus, Ohio - were structured as leases from FFC to RHG. The arrangement with respect to the Port Richey, Florida location was structured as a mortgage loan from FFC to RHG. The Titusville, Florida transaction was structured as a mortgage loan to a third-party unrelated to RHG, which leased the location to RHG. These arrangements are to be restructured as follows:

                           (i) The Orlando, Florida location has been closed, and the lease will be rejected.

                           (ii) Notwithstanding RHG's defaults, FFC will advance the final disbursements with respect to construction at the Titusville and Port Richey, Florida locations.

                           (iii) RHG will convey the Port Richey, Florida location to FFC and, thereafter, lease the property from FFC.

                           (iv) FFC will acquire the fee in the Titusville, Florida location and lease the location to RHG.

                           (v) RHG and FFC will enter into a Master Lease with respect to the Titusville, Panama City, Port Richey, Reynoldsburg and Columbus locations at a blended rental rate based on the interest rate of the prior mortgage loans and the lease factor employed in the prior lease transactions.


                           (vi) FFC will seek to sell the Orlando property and a property located in Davie, Florida that formerly was owned by an RHG affiliate. In the event that FFC receives net proceeds in excess of its original unamortized investments in such properties, such excess shall be taken into consideration in the establishment of the Master Lease rent.

                           (vii) In the event the transactions described above are effected before Confirmation of the Plan, the Master Lease will be deemed to have been assumed by Reorganized RHG.


                  e. CLASS 2.5 (LYON CREDIT CORP., "LYON", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.5 Claims are Impaired. Lyon Secured Claims shall be treated as follows:

                           (i) Lyon will retain its lien on personal property consisting of furniture, fixtures and equipment located at 905 Ernest Barrett Parkway, Kennesaw, GA ("Collateral").

                           (ii) Any arrearage existing on the obligation secured by the Collateral as of the Effective Date shall be added to the term of the obligation as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.5 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.5 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  f. CLASS 2.6 (ICON FUNDING CORP., "ICON", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.6 Claims are Impaired. Icon Secured Claims shall be treated as follows:

                           (i) Icon will retain its liens on personal property consisting of furniture, fixtures and equipment located at the following locations ("Collateral"):

                                    (1)      1894 Beach Blvd., Biloxi, MS

                                    (2)      317 Haywood Rd., Greenville, SC

                                    (3)      1635 Penfield Rd., Rochester, NY

                                    (4)      301 Park Terr., Columbia, SC

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.6 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.6 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING

                           SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  g. CLASS 2.7 (PACIFIC FINANCIAL COMPANY, "PACIFIC"). Class 2.7 Claims are Impaired. Pacific Secured Claims shall be treated as follows:

                           (i) Pacific will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      1700 Evans Rd., Melbourne, FL

                                    (2)      3704 Shackleford Rd., Duluth, GA

                                    (3)      3513 S. McKinley Pkwy, Hamby, NC

                                    (4)      20435 St. Road 7, Boca Raton, FL

                                    (5)      9250 Schuize Dr., West Chester, OH

                                    (6)      709 Desoto Cove (Hwy 320),
                                             Hornlake, MS

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.7 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.7 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  h. CLASS 2.8 (AT&T COMMERCIAL FINANCE, "AT&T", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.8 Claims are Impaired. AT&T Secured Claims shall be treated as follows:

                           (i) AT&T will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      1650 Wells Rd., Orange Park, FL

                                    (2)      215 O'Neil Ct., Columbia, SC

                                    (3)      3940 Lyman Dr., Hilliard, OH

                                    (4)      9750 Cortana Place, Baton Rouge, LA

                                    (5)      6150-A Airport Blvd., Mobile, AL

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.8 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.8 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  i.       CLASS 2.9 (LOUIS WOHL & SONS, INC., "WOHL"). Class
                           2.9 Claims are Impaired. Wohl Secured Claims shall be treated as follows:

                           (i) Wohl will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      Volusia Shopping Center, Daytona
                                             Beach, FL

                           (ii) Any arrearage existing on the obligations secured by the Collateral as of the Effective Date shall be added to the term of the obligation as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.9 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.9 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  j. CLASS 2.10 (NEWCOURT FINANCIAL USA, INC., "NEWCOURT", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.10 Claims are Impaired. Newcourt Secured Claims shall be treated as follows:

                           (i) Newcourt will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      6433 Winchester Rd., Memphis, TN

                                    (2)      6379 Ridgewood Ct. Rd., Jackson, MS

                                    (3)      2430 Eastern Blvd., Montgomery, AL

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.10 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.10 CLAIM AND THE HOLDER OF SUCH

                           CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  k. CLASS 2.11 (GENERAL ELECTRIC CAPITAL CORP., "GECC", AS ASSIGNEE OF PACIFIC FINANCIAL CORP.). Class 2.11 Claims are Impaired. GECC Secured Claims shall be treated as follows:

                           (i) GECC will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      9220 Meadows Rd., Jacksonville, FL

                                    (2)      1980 Niagara Falls Blvd.,
                                             Tonawanda, NY

                                    (3)      2455 W. International Speedway
                                             Blvd., Daytona Beach, FL

                                    (4)      775 W. Brandon Blvd., Brandon, FL

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.11 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.11 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  l. CLASS 2.12 (GENERAL ELECTRIC CAPITAL CORP., "GECC" / COLONIAL PACIFIC LEASING, "COLONIAL", AS ASSIGNEES OF PACIFIC LEASING COMPANY). Class 2.12 Claims are Impaired. GECC / Colonial Secured Claims shall be treated as follows:

                           (i) GECC / Colonial will retain their liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      2501 Crownpoint Executive Dr.,
                                             Charlotte, NC

                           (ii) With respect to the obligations secured by the Collateral, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.12 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.12 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  m. CLASS 2.13 (ORIX USA CORPORATION, "ORIX", AS ASSIGNEE OF PACIFIC LEASING COMPANY). Class 2.13 Claims are Impaired. Orix Secured Claims shall be treated as follows:

                           (i) Orix will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      518 Kenilworth Rd., Asheville, NC

                                    (2)      980 Atlantic Blvd., Jacksonville,
                                             FL

                                    (3)      8031 Concord Mills Blvd., Concord,
                                             NC

                                    (4)      2910(b) Clairmont Rd., Atlanta, GA

                                    (5)      1136 Miamisburg Centerville Rd.,
                                             Centerville, OH

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.13 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.13 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  n. CLASS 2.14 (THE CIT GROUP/EQUIPMENT FINANCING, INC., "CIT EQUIPMENT", AS ASSIGNEE OF PACIFIC LEASING CO.). Class 2.14 Claims are Impaired. CIT Equipment Secured Claims shall be treated as follows:

                           (i) CIT Equipment will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      2450 Brice Rd., Columbus, OH

                                    (2)      2770 Holcomb Bridge Rd., Roswell,
                                             GA

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.14 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.14 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  o. CLASS 2.15 (THE CIT GROUP, "CIT", AS ASSIGNEE OF PACIFIC LEASING CORP.). Class 2.15 Claims are Impaired. CIT Secured Claims shall be treated as follows:

                           (i) CIT will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      5828 Sawmill Rd., Columbus, OH

                                    (2)      2000 Satellite Blvd., Duluth, GA

                                    (3)      680 Tinsley Way, Lockhill, SC

                                    (4)      3558 S. High St., Columbus, OH

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.15 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.15 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  p. CLASS 2.16 (SOVEREIGN BANK, "SOVEREIGN", AS ASSIGNEE OF NETWORK CAPITAL ALLIANCE DIVISION). Class 2.16 Claims are Impaired. Sovereign Secured Claims shall be treated as follows:

                           (i) Sovereign will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      709 DeSoto Cove (St. Hwy 320),
                                             Hornlake, MS

                           (ii) If the above location is open as of the Effective Date, any arrearage existing on the obligations secured by the Collateral shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) If the above location is closed as of the Effective Date, the outstanding balance on the obligations will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.16 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.16 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  q. CLASS 2.17 (FLEET CAPITAL CORP., "FLEET", SUCCESSOR BY MERGER TO BANCBOSTON LEASING, INC., AS ASSIGNEE OF PACIFIC LEASING CO.). Class 2.17 Claims are Impaired. Fleet Secured Claims shall be treated as follows:

                           (i) Fleet will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      8650 University City Blvd.,
                                             Charlotte, NC

                                    (2)      741 W. 23rd St., Panama City, FL

                                    (3)      7100 N. Davis Ave., Pensacola, FL

                                    (4)      830 Jefferson Rd., Herrietta, NY

                                    (5)      2630 Gulf to Bay Blvd., Clearwater,
                                             FL

                                    (6)      1291 Dogwood Dr., S.W., Conyers, GA

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.17 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.17 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  r. CLASS 2.18 (BANCONE LEASING CORP., "BANCONE", AS ASSIGNEE OF PACIFIC LEASING COMPANY). Class 2.18 Claims are Impaired. BancOne Secured Claims shall be treated as follows:

                           (i) BancOne will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      3789 Kirkman Rd., Orlando, FL

                                    (2)      391 Town Center Boulevard,
                                             Pineville, NC

                           (ii) The outstanding balance on the obligations secured by the Collateral will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.18 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.18 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  s. CLASS 2.19 (KEY CORP LEASING, LTD., "KEY", AS ASSIGNEE OF PACIFIC FINANCIAL CO.). Class 2.19 Claims are Impaired. Key Secured Claims shall be treated as follows:

                           (i) Key will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      2040 Stringtown Rd., Grove City, OH

                                    (2)      525 Kolb Dr., Fairfield, OH

                                    (3)      3573 McKinley Parkway, Hamburg, NY

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments

                                    (the amount of a monthly payment being
                                    referred to hereinafter as the "Monthly
                                    Payment Amount") beginning on the Effective
                                    Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.19 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.19 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  t. CLASS 2.20 (OTHER SECURED CLAIMS). Class 2.20 Claims are Impaired. In the sole discretion of the Reorganized Debtor, Other Secured Claims shall be treated as follows:

                           (i) retention of liens and receipt of deferred Cash payments equal to the amount of any Allowed Class 2.20 Claim, as of the Effective Date, with such deferred Cash payments being made from Excess Cash Flow in equal monthly payments over four (4) years beginning on the Effective Date or, if any such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed, plus interest on the unpaid balance at the Prime Rate (or upon such other terms determined by the Bankruptcy Court to provide the Holders of Class 2.20 Claims with deferred cash payments having a value, as of the Effective Date, equal to the value of the collateral which secures the Claim); provided, however, that if an undersecured Holder of a Claim in this Class elects treatment under Section 1111(b)(2) of the Bankruptcy Code, the Debtor reserves the right to extend the payment term beyond four (4) years to the extent, if any, necessary to cause the stream of monthly payments to have a present value no greater than the value of the collateral; or

                           (ii) the Reorganized Debtor shall abandon the Property that secures any Allowed Class 2.20 Claim to the Holder of such Claim on or as soon as practicable after the later of
                                    (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class 2.20 Claim by a Final Order; or

                           (iii) such other treatment as the Debtor or Reorganized Debtor and the Holder of any Allowed Class 2.20 Claim shall have agreed upon in writing.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.20 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.20 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  u. CLASS 2.21 (BERJAYA SECURED CLAIMS). Class 2.21 Claims are Impaired. The Berjaya Secured Claims will be satisfied by the distribution to Berjaya of shares of New Common Stock, the number of such shares to be calculated by dividing (x) the outstanding amount of the Berjaya Secured Claims on the Effective Date by
                           (y) $.32.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.20 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.20 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  3.       UNSECURED CLAIMS

         Allowed Unsecured Claims, other than Convenience Class Claims (Class 3.2) and Class 4 Claims, shall be treated as follows:

         a. AS TO CLASS 3.1 (General Unsecured Claims). Class 3.1 Claims are Impaired. This class includes all general unsecured claims not otherwise provided for, including, without limitation, the claim of Colorado Boxed Beef Company ("CBBC"), the claims of the Tinsley Service Providers, the Finova Deficiency Claim, CNL's claim for unpaid rent on closed stores to the date of surrender of the stores, and CNL's claim for damages for rejection of the leases on the closed stores. The Debtor estimates the total amount of the Class 3.1 Claims to be approximately $15,000,000. Holders of Class 3.1 Claims shall receive, on the Effective Date, at their option, either New Unsecured Notes or New Secured

                  Notes, having a principal amount equal to the amount of their Allowed Claims, as follows:

                           NEW UNSECURED NOTES:

                           Holders electing to receive New Unsecured Notes will receive unsecured notes issued under an indenture substantially in the form attached as EXHIBIT G to the Disclosure Statement, in a principal amount equal to the amount of their Allowed Class 3.1 Claims, payable in sixty (60) equal monthly installments with interest at 5% per annum, in full satisfaction of their Class 3.1 Claims. (The form of the New Unsecured Notes is attached as an exhibit to EXHIBIT G.) In addition, with respect to Fiscal Years in which Excess Cash Flow equals or exceeds $100,000, mandatory prepayments shall be made on the New Unsecured Notes from the New Unsecured Notes' ratable share of Excess Cash Flow, calculated pursuant to the methodology described in SECTION 3.06(B)(III) of the Plan. Mandatory prepayments from Excess Cash Flow for a Fiscal Year will be paid on August 31, of the succeeding Fiscal Year. This will allow time for the Reorganized Debtor's financial statements for its Fiscal Year, which ends in April, to be audited so that an accurate accounting of Excess Cash Flow can be made. The Holders of New Unsecured Notes will share Excess Cash Flow with the Holder of the Finova Secured Note and the Holders of the New Secured Notes based on the ratio of the principal amounts owing on the New Unsecured Notes to the sum of the principal amounts owing on the Finova Secured Note, the New Secured Notes and the New Unsecured Notes as of the end of the Fiscal Year with respect to which the Excess Cash Flow calculation is made. Excess Cash Flow consists essentially of 60% of the Reorganized Debtor's available cash flow, calculated as set forth in the definition of "Excess Cash Flow" in the Plan.

                           NEW SECURED NOTES:

                           Holders electing to receive New Secured Notes will receive secured notes issued under an indenture substantially in the form attached as EXHIBIT H to the Disclosure Statement, in a principal amount equal to the amount of their Allowed Class 3.1 Claims, payable in ninety-six (96) equal monthly installments with interest at 5% per annum in full satisfaction of their Class 3.1 Claims. (The form of the New Secured Notes is attached as an exhibit to EXHIBIT H.) In addition, with respect to Fiscal Years in which Excess Cash Flow equals or exceeds $100,000, mandatory prepayments shall be made on the New Secured Notes, on August 31, of the succeeding Fiscal Year, from the New Secured Notes' ratable share of Excess Cash Flow, calculated pursuant to the methodology described in SECTION 3.06(B)(III) of the Plan and as more fully explained in the discussion immediately above of the New Unsecured Notes.

                           The New Secured Notes will be secured by unencumbered tangible assets of the Debtor (18 leasehold mortgages at sites where the furniture, fixtures and equipment have not been pledged to lenders; 7 leasehold mortgages at sites where the equipment has been pledged; and 16 unencumbered equipment packages), all as more particularly described on EXHIBIT I. The collateral will be held by an indenture trustee for the benefit of the holders of the New Secured Notes pursuant to the indenture under which the New Secured Notes are issued. The Bankruptcy Court shall retain jurisdiction to authorize the indenture trustee to act or forbear from enforcing the security interest.
                           EXHIBIT I contains information relevant to the value of the collateral: cost and book values of buildings and equipment; the Debtor's estimate of the liquidation values of same; and trailing 12 months' store level EBITDA for the period ending February 2002, with respect to the restaurants in question. In the event of a default on the New Secured Notes, the collateral might not be sufficient to satisfy the amounts secured thereby.

                  A HOLDER OF A CLAIM IN CLASS 3.1 THAT FAILS TO INDICATE ON ITS BALLOT ITS ELECTION BETWEEN RECEIPT OF A NEW SECURED NOTE OR RECEIPT OF A NEW UNSECURED NOTE WILL BE DEEMED TO HAVE ELECTED THE NEW SECURED NOTE OPTION. COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 3.1 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 3.1 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

         b. CLASS 3.2 (CONVENIENCE CLASS CLAIMS). Class 3.2 Claims are Impaired. This class consists of general unsecured claims of $10,000.00 or less and larger claims which the holders are willing to reduce to $10,000.00. These claims will be paid in cash, in full, on the Effective Date, without interest. By establishing a Convenience Class at the $10,000 level, the Debtor expects to be able to reduce by approximately 180 to 200, the number of creditors that will receive New Unsecured Notes or New Secured Notes. The estimated payout to the Convenience Class is approximately $230,000.

         4. CLASS 4 (SECURITIES CLAIMS). Class 4 Claims are Impaired. To the extent, if any, the Class 4 Claims are Allowed, they are subordinated under section 510(b) of the Bankruptcy Code and will have the same priority as the Class 5 Interests. To the extent, if any, Allowed, the Class 4 Claims will share ratably with the Holders of the Class 5 Interests in the issuance by Reorganized RHG of 9,708,741 shares of New Common Stock.

                             TREATMENT OF INTERESTS:

         5. CLASS 5 (OLD COMMON STOCK INTERESTS). The Holders of the Class 5 Interests will share ratably with the Holders of Allowed Class 4 Claims, if any, in the issuance by

Reorganized RHG of 9,708,741 shares of New Common Stock, as more particularly described in ARTICLE IV(C)(4) immediately below.

         The number of shares of Old Common Stock currently outstanding is 9,708,741. As described in SUBSECTION (E)(2) below, these shares will be cancelled on the Effective Date, and 9,708,741 shares of New Common Stock will be issued for ultimate distribution, on a ratable basis, to the Holders of Class 5 Interests and the Holders of Class 4 Claims, to the extent, if any, Class 4 Claims are Allowed. Based on the number of shares of New Common Stock expected to be distributed to the Berjaya DIP Financing Group and in respect of the Class
2.21 Claims (Berjaya Secured Claims), it is anticipated that the 9,708,741 shares of New Common Stock referred to herein will constitute approximately 38% of the New Common Stock to be issued pursuant to the Plan.

         In the event that, as of the Effective Date, any timely filed Class 4 Claims have not yet been Allowed or Disallowed pursuant to a Final Order, the 9,708,741 shares of New Common Stock referred to immediately above shall be issued and held as treasury stock by Reorganized RHG. At such time as all timely filed Class 4 Claims have been resolved pursuant to a Final Order or Orders, said shares shall be distributed by Reorganized RHG in accordance with the Plan.

         At such time as the ultimate distribution of the 9,708,741 shares of New Common Stock is to be made to the Holders of the Class 5 Interests and, if any, to the Holders of Allowed Class 4 Claims, the ratable share of the Holders of the Allowed Class 4 Claims shall be determined by multiplying 9,708,741 by a fraction, the numerator of which (x) shall be the aggregate amount of Allowed Class 4 Claims and the denominator of which (y) shall be the sum of (i) the aggregate amount of Allowed Class 4 Claims, plus (ii) the value, as of the end of the most recent calendar quarter preceding the distribution date, of the 9,708,741 shares of New Common Stock. The ratable share of the Holders of the Class 5 Interests shall be determined by subtracting the ratable share of the Holders of the Allowed Class 4 Claims from 9,708,741.

         6. CLASS 6 (OTHER INTERESTS). Class 6 Interests consist of all Interests other than Old Common Stock. This Class includes any options or warrants to purchase stock in the Debtor. The Holders of Class 6 Interests will neither receive nor retain any property under the Plan on account of their Class 6 Interests.

         (D) AVOIDANCE ACTIONS.

         As set forth in SUBSECTION IV(G), the Debtor does not intend to pursue preference claims. The Debtor reserves the right however, to pursue other Avoidance Actions, the net proceeds of which, if any, will inure to the benefit of the Reorganized Debtor; provided, however, that, to the extent the net proceeds increase Excess Cash Flow they may inure to the benefit of the Holder of the Finova Secured Note and the Holders of the New Unsecured Notes and New Secured Notes. The Debtor is not currently aware of the existence of any such Avoidance Actions.

         (E) MEANS FOR FUNDING AND IMPLEMENTATION OF PLAN

                  1. EFFECTIVE DATE PAYMENTS

         Before the entry of the Confirmation Order, the Debtor shall deposit Cash with the Disbursing Agent in an amount totaling the aggregate of all Effective Date Payments to be made by the Disbursing Agent.

                  2. ISSUANCE OF NEW UNSECURED NOTES AND NEW SECURED NOTES

         On the Effective Date, pursuant to an indenture substantially in the form attached as EXHIBIT G, New Unsecured Notes shall be distributed to Holders of Allowed Class 3.1 Claims who have elected to receive New Unsecured Notes. New Secured Notes shall be distributed to the other Holders of Allowed Class 3.1 Claims pursuant to an indenture substantially in the form attached as EXHIBIT H.

                  3. ISSUANCE OF NEW COMMON STOCK

         On the Effective Date, all of the Interests, including the Old Common Stock, shall be canceled, and the New Common Stock shall be issued and distributed as previously described.

         (F) TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  1. ASSUMPTION AND REJECTION

         Under Section 365 of the Bankruptcy Code, the Debtor may assume or reject executory contracts and unexpired leases. As discussed above, the Debtor already has assumed and rejected certain contracts and leases outside of the Plan. A list of all of the Debtor's stores, showing which are leased and which are owned, is set forth on EXHIBIT B.

         Under the Plan, on the Effective Date, all executory contracts and unexpired leases that exist between the Debtor and any Entity which (i) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date, and (ii) are not the subject of pending motions to assume or assume and assign as of the Confirmation Date, will be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code. All executory and unexpired leases that are assumed will be assumed under their present terms or upon such terms as are agreed to between the applicable Debtor and the other party to the executory contract or unexpired lease.

         The material executory contracts the Debtor expects to assume are its contracts with (i) its principal food supplier, Commissary Operations, Inc.;
(ii) its supplier of beef, CBBC; (iii) the servicer of the dishwashing machines in the Debtor's restaurants, Auto-Chlor System; and (iv) Muzak. The projected cure amounts necessary to assume these contracts total approximately $68,000.

         The leases the Debtor expects to assume are identified on EXHIBIT J. The projected cure amounts necessary to assume these leases total approximately $1,300,000.

                  2. REJECTION DAMAGES

         Any Claim arising out of the Debtor's rejection under the Plan of any executory contract or unexpired lease must be filed with the Bankruptcy Court and served on counsel for the Debtor or Reorganized Debtor not later than thirty
(30) days after the service of notice of entry of the Confirmation Order, failing which the Claim will be forever barred from assertion against the Debtor's Estate or the Reorganized Debtor. Unless otherwise ordered by the Bankruptcy Court, all rejection Claims will be treated as Unsecured Claims under the Plan. The Debtor estimates that the range of rejection damages in this case will be $3,250,000 to $3,500,000.

                  3. BENEFIT PROGRAMS

         Except as otherwise provided in SECTION 7.05 of the Plan, all employee compensation and benefit programs of the Debtor entered into before or after the Petition Date and not since terminated shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, but (except as otherwise determined by Reorganized RHG) only to the extent that rights under such programs are held by the Debtor or Persons who are employees of Debtor as of the Confirmation Date, and the Debtor's obligations under such programs to Persons who are employees of the Debtor on the Confirmation Date (or former employees if so determined by Reorganized RHG) shall survive Confirmation of the Plan. Among the Debtor's employee compensation and benefit plans is the Roadhouse Grill, Inc. Deferred Compensation Plan, which is intended to qualify as an unfunded deferred compensation plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. Savings deposits made to the plan by covered employees and matching employer contributions have been employed to fund life insurance policies which are held in a grantor trust created by the Debtor. Without limiting the generality of the provisions of SECTION 7.05 of the Plan, the Debtor intends that this deferred compensation plan be treated as an executory contract which is assumed under the Plan.

         (G) INTENT TO PROSECUTE CAUSES OF ACTION AFTER CONFIRMATION

         Except as otherwise provided in the Plan and Plan Documents, all Causes of Action (including Avoidance Actions other than preference claims) will automatically be retained and preserved and will revest in the Reorganized Debtor, subject to the Liens thereon preserved by the Plan, if any. Except as otherwise provided in the Plan, the Reorganized Debtor will retain and have the exclusive right to enforce and prosecute these Causes of Action.

         The Reorganized Debtor intends to complete the investigation of, and as appropriate, commence or continue litigation or other proceedings of, various Causes of Action, whether or not these Causes of Action have been asserted or filed. The Causes of Action (including the Avoidance Actions other than preference claims) that will revest in the Reorganized Debtor and may be prosecuted include, BUT ARE NOT LIMITED TO: (i) any Cause of Action arising out of any accounts receivable listed in the Debtor's Schedules (and any amended schedules) filed in the

Chapter 11 Case; (ii) any Cause of Action to collect on, or arising out of or related to, any of the accounts or liabilities of the Debtor.

         Without limiting the generality of the foregoing, the only Cause of Action of which the Debtor is currently aware and which it intends to pursue is a claim against the Las Vegas franchisees for several hundred thousand dollars in unpaid franchise fees.

         The Debtor is unaware of any circumstances which would give rise to fraudulent transfer claims but reserves the right to pursue any such claims of which it may become aware.

         The Debtor has performed a preference analysis with respect to payments to insiders during the one year period prior to the Petition Date and does not believe that any payments made to insiders during that period constitute voidable preferences. All such payments were in the nature of compensation or expense reimbursement and are disclosed in the Schedules filed by the Debtor in this case.

         The Debtor has performed a preliminary preference analysis with respect to payments made to non-insiders during the 90-day period prior to the Petition Date and estimates that approximately $311,000 in payments made during that period could be exposed to preference avoidance, depending on a number of factors including whether the Debtor was insolvent, whether new value was extended to the Debtor after the payments and whether the payments would be deemed made in the ordinary course of business.

         The Debtor does not believe it would be cost-effective to conduct a more detailed preference analysis and take action to recover payments made within the 90-day period prior to the Petition Date. This Plan is a full payout plan, and creditors from whom preferences were recovered would be entitled to receive notes pursuant to Section 3.07(a) of the Plan in the amounts disgorged. The Debtor believes that, after netting out the costs of further analysis of potentially preferential payments and of pursing recovery of preference claims, the estate would not benefit materially from such action. The Debtor has decided, therefore, not to pursue preference claims.

         Any person, entity or other party subject to an Avoidance Action (other than preference claim), or a Cause of Action based on any of the accounts or transactions referenced above, should assume that the Reorganized Debtor may take any action appropriate to prosecute or enforce such Avoidance Action or Cause of Action against them, regardless of how such person, entity or other party may have voted on the Plan. The Causes of Action have been described and identified with as much particularity as is practicable and appropriate at this time. BECAUSE ALL INVESTIGATIONS AND INQUIRIES HAVE NOT YET BEEN COMPLETED, IT IS LIKELY THAT THERE WILL BE ADDITIONAL CAUSES OF ACTION (AND AVOIDANCE ACTIONS) NOT MENTIONED ABOVE, AND NO PARTY SHOULD ASSUME THAT ANY RELEASE OR DISCHARGE PROVISION CONTAINED IN THE PLAN, OR THE CONFIRMATION ORDER, WILL BAR OR OTHERWISE INHIBIT THE DEBTOR OR REORGANIZED DEBTOR FROM TAKING ANY ACTION TO PROSECUTE OR ENFORCE SUCH ADDITIONAL CAUSES OF ACTION. Under the circumstances, it is not feasible or in the best interests of the Debtor's Estate or its creditors to allow the continuing investigation to delay Confirmation of the Plan.

V. VOTING PROCEDURES AND REQUIREMENTS

         (A) ELIGIBILITY

         The Plan divides Claims against and Interests in the Debtor into various Classes and provides separate treatment for each Class. Only Classes comprised of Impaired Claims or Interests are entitled to vote to accept or reject the Plan. A Class of Claims or Interests is Impaired if legal, equitable or contractual rights attaching to the Claims or Interests of the Class are modified, other than by curing defaults and reinstating maturities. Therefore, the Holders of Class 2.1, 2.2, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12,
2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 2.21, 3.1, 3.2, 4 and 5 Claims
or Interests are entitled to vote. Holders of Class 6 Interests will receive or retain nothing under the Plan on account of their Interests, are impaired, but will not be entitled to vote because they are deemed not to accept the Plan.

         The creditors or Interest Holders whose Claims or Interests are objected to prior to the Voting Record Date (as defined in the Plan) are not eligible to vote to accept or reject the Plan unless the objection is resolved, or after notice and a hearing pursuant to Federal Rule of Bankruptcy Procedure 3018(a), the Bankruptcy Court allows the Claim or Interest temporarily for the purpose of voting to accept or reject the Plan. Any creditor or Interest Holder that wants its Claim or Interest to be allowed temporarily for the purpose of voting must take steps necessary to arrange an appropriate hearing with the Bankruptcy Court.

         Some creditors or Interest Holders may hold Claims or Interests in more than one Impaired Class. These creditors or Interest Holders must vote separately for each Class. These creditors or Interest Holders should receive a Ballot for all of their Claims and Interests in each Class (in accordance with the records of the Clerk of the Court) and should complete and sign each Ballot received.

         (B) BALLOTS

         In voting for or against the Plan, please use only the Ballot or Ballots sent to you with this Disclosure Statement. You may receive more than one Ballot, and if you do, you should assume each Ballot is for a Claim or Interest in a different Class in which you are entitled to vote. Votes cast to accept or reject the Plan will be counted by Class. You are not required to vote all of your Claims or Interests in different Classes the same way. However, you are required to vote all of your Claims or Interests within a Class the same way. Please read the voting instructions contained within the Ballot for a thorough explanation of voting procedures applicable to your Claim or Interest.

         (C) VOTING PROCEDURE

         To vote on the Plan, you must: (1) indicate on the Ballot that (a) you accept the Plan or (b) you reject the Plan; (2) if you hold a general unsecured claim in an amount greater than $10,000.00 and desire to reduce the claim to $10,000.00 and have it treated as a Class 3.2 Claim, indicate on the ballot your election to do so; (3) if you hold a Claim in Class 3.1 and do not desire to reduce the claim to $10,000.00, indicate on the Ballot your election to receive either the

New Secured Notes or the New Unsecured Notes; and (4) sign your name and mail the Ballot in the envelope provided for this purpose. Please complete and return each Ballot you receive to the Clerk of the Bankruptcy Court, and also return a copy of same to the Debtor's counsel, addressed as shown in the last paragraph of this ARTICLE V(C). Any Class 3.1 Claim which does not reflect a choice of election will be deemed to have elected to receive a New Secured Note. Put your taxpayer identification number (or social security number) on your Ballot where indicated. The designated Disbursing Agent cannot make distributions without your number. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON THE BALLOT.

         You may enclose a self-addressed postage pre-paid envelope and a copy of your Ballot(s) to be returned and stamped "Filed" from the Clerk of the Bankruptcy Court confirming the delivery and filing of your Ballot(s). You may not change your vote after it is cast unless the Bankruptcy Court permits you to do so after notice and a hearing to determine whether sufficient cause exists to permit the change. DO NOT RETURN ANY CERTIFICATES OR INSTRUMENTS EVIDENCING YOUR CLAIM WITH THE BALLOT.

         If you believe that you are a member of a voting Class for which you did not receive a Ballot, or if your Ballot is damaged or lost, or if you have any questions concerning voting procedures, then please contact the following in writing:

                  Berger Singerman, P.A.
                  350 East Las Olas Boulevard
                  Suite 1000
                  Fort Lauderdale, FL 33301
                  Attention:  Kerry L. Goins, Bankruptcy Paralegal
                  Telephone: (954) 525-9900
                  Facsimile: (954) 523-2872

         (D) VOTING DEADLINE

         In order to be counted, Ballots must be marked, signed and returned so that they are RECEIVED by the Clerk of the Bankruptcy Court no later than 5:00 P.M. (EASTERN DAYLIGHT TIME) ON AUGUST 9, 2002. (the "VOTING TERMINATION DATE").

         (E) IMPORTANCE OF VOTING/VOTE REQUIRED FOR ACCEPTANCE AND CONFIRMATION

         Your vote is important to the Chapter 11 Case. Your failure to vote will leave to other creditors and interest holders, whose interests may not be the same as yours, the decision to accept or reject the Plan. To have your vote counted, you must complete properly and return all Ballots by the Voting Termination Date provided above.

         The Bankruptcy Code defines acceptance of a plan by an impaired class of claims as acceptance by holders of at least two-thirds (2/3) in dollar amount, and more than one-half (1/2) in number, of the claims of that class which actually cast ballots. In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim in an impaired class or that the plan be found by the relevant court to provide the holder with at least as much value on account of its claim as it would receive in a liquidation of the debtor under Chapter 7 of the Bankruptcy Code.

         In the event any of the Classes of Impaired Claims vote to reject the Plan, the Debtor may seek to effect a "cramdown" on such dissenting Class and all Classes of the Debtor that are junior to such dissenting Class under section 1129(b) of the Bankruptcy Code and confirm the Plan over the Class' disapproval thereof. The Debtor may modify the terms of the Plan to effect a "cramdown" on any dissenting Class by reallocating value from all Classes at and below the level of the objecting Class to all Impaired senior Classes until all Impaired senior Classes are paid in accordance with the "absolute priority rule" of section 1129(b) of the Bankruptcy Code. The Debtor will file any such modifications to the Plan with the Bankruptcy Court and serve them upon all parties in interest entitled to receive notice of the hearing on the Confirmation of the affected Plan at least ten (10) days prior to the hearing.

VI. CONDITIONS TO CONFIRMATION

         (A) IN GENERAL

         Section 1129 of the Bankruptcy Code sets forth the requirements that must be satisfied in order for the Plan to be confirmed. Among other things, this section requires the Plan to (i) comply with the applicable provisions of the Bankruptcy Code; (ii) be proposed in good faith and not by any means forbidden by law; (iii) be accepted by each Impaired Class (subject to the "cramdown" provisions); and (iv) not likely be followed by the liquidation, or the need for further financial reorganization, of the Debtor.

         The Debtor believes that the Plan satisfies, or will satisfy, all of the statutory requirements for confirmation of the Plan. Before the Confirmation Hearing, the Debtor may be required to submit extensive pleadings and evidence demonstrating that the Plan complies with all of the provisions set forth above. The following sections discuss some of the requirements set forth in section 1129(a) of the Bankruptcy Code.

         (B) BEST INTERESTS TEST

                  1. IN GENERAL

         Notwithstanding acceptance of the Plan by each Impaired Class, to confirm the Plan the Bankruptcy Court must determine that the Plan is in the best interests of each Holder of a Claim or Interest in an Impaired Class that has not voted to accept the Plan. Accordingly, if an Impaired Class does not unanimously accept the Plan, the "best interests" test of section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find that the Plan provides to each Holder of a Claim or Interest in each Impaired Class a recovery on account of the Holder's Claim or Interest that has a value at least equal to the value of the distribution that each such Holder would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

                  2. CHAPTER 7

         To estimate what members of each Impaired Class of Claims or Interests would receive if the Debtor were liquidated in a Chapter 7 case, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if the Chapter 11 Case were converted to a Chapter 7 case under the Bankruptcy Code and the Debtor's assets were liquidated by a Chapter 7 trustee (the "LIQUIDATION VALUE"). The Liquidation Value would consist of the net proceeds from the disposition of the Debtor's assets, augmented by the cash held by the Debtor and reduced by certain increased costs and claims that arise in a Chapter 7 liquidation that do not arise in a Chapter 11 reorganization case.

         The Liquidation Value available to general creditors would be reduced by: (a) the claims of Secured Creditors to the extent of the value of their collateral; and (b) the costs and expenses of the liquidation under Chapter 7, which would include: (i) the compensation of a trustee and its counsel and other professionals retained; (ii) disposition expenses; (iii) all unpaid expenses incurred by the Debtor during its Chapter 11 Case (such as compensation for attorneys, financial advisors, investment bankers, brokers, auctioneers and accountants) which are allowed in the Chapter 7 case; (iv) litigation costs; (v) claims arising from the operation of the Debtor during the pendency of the Chapter 11 Case and Chapter 7 liquidation case. The liquidation itself would trigger certain priority claims, such as claims for severance pay, and would accelerate other priority payments which would otherwise be payable in the ordinary course. These priority claims would be paid in full out of the liquidation proceeds before the balance would be made available to pay most other claims or to make any distribution in respect of interests.

         Additionally, liquidation would also involve the rejection of additional unexpired leases and executory contracts of the Debtor and cause the incurrence of substantial additional rejection damage claims and other liabilities against it.

         Once the percentage of liquidation proceeds for each Class can be ascertained, the value of the distribution available out of the Liquidation Value is compared to the value of the property offered to such Class under the Plan. If the value of property offered under the Plan exceeds the value available from a liquidation, then the Plan is in the best interests of Holders of Impaired Claims and Interests.

                  3. LIQUIDATION ANALYSIS

         After considering the effect that a Chapter 7 liquidation would have on the value of the Debtor's Estate, including the costs of and claims resulting from a Chapter 7 liquidation, the adverse effect of a forced sale on the prices of the Debtor's assets, the adverse impact resulting from the departure of the Debtor's employees, and the delay in the distribution of liquidation proceeds, the Debtor has determined that confirmation of the Plan will provide each Holder of an Allowed Claim or Interest other than a Class 6 Interest with a recovery that is greater than such Holder would receive pursuant to liquidation of the Debtor under Chapter 7 liquidation. The Debtor believes that Class 6 Interests would receive nothing in a Chapter 7 liquidation.

         The Debtor also believes that the value of any distributions to each Class of Allowed Claims in a Chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a Chapter 7 case would not occur for a substantial period of time. Distribution of the proceeds of the liquidation could be delayed. EXHIBIT C to the Disclosure Statement is a liquidation analysis for the Debtor demonstrating the basis for the Debtor's belief as stated herein.

         Thus, the Debtor believes the Plan meets the requirements of section 1129(a)(7) of the Bankruptcy Code because, under the Plan, all Holders of Impaired Claims will receive distributions that have a value at least equal to the value of the distribution that each such Person would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

         (C) FEASIBILITY OF THE PLAN

         Section 1129(a)(11) of the Bankruptcy Code requires that confirmation should not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor (unless such liquidation or reorganization is proposed in the relevant plan). For purposes of determining whether the Plan meets this requirement, the Debtor has analyzed its ability to meet its obligations under the Plan. As part of this analysis, the Debtor has prepared financial projections. Monthly projections for Fiscal Years 2003 and 2004, and the material assumptions on which they are based, are set forth in EXHIBIT D of this Disclosure Statement. Annual Projections for Fiscal Years 2005 through 2010, and the material assumptions on which they are based, are set forth in EXHIBIT E. Based upon the projections, the Debtor believes that its reorganization under the Plan satisfies the feasibility requirements of section 1129(a)(11).

         (D) CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

         The Bankruptcy Code contains provisions for confirmation of a plan even if it is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code. The Plan may be confirmed under the cramdown provisions if, in addition to satisfying other requirements of section 1129 of the Bankruptcy Code, the Plan: (a) is "fair and equitable," and
(b) "does not discriminate unfairly" with respect to each Class of Claims that is Impaired under, and has not accepted, the Plan.

                  1. FAIR AND EQUITABLE TEST

         To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan is "fair and equitable" with respect to each Impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cramdown" tests for secured creditors, unsecured creditors and equity holders, as follows:

         (i) Secured Creditors. EITHER (I) EACH IMPAIRED SECURED CREDITOR RETAINS ITS LIENS SECURING ITS SECURED CLAIM AND RECEIVES ON ACCOUNT OF ITS

                  SECURED CLAIM DEFERRED CASH PAYMENTS HAVING A PRESENT VALUE EQUAL TO THE AMOUNT OF ITS ALLOWED SECURED CLAIM, (II) EACH IMPAIRED SECURED CREDITOR REALIZES THE "INDUBITABLE EQUIVALENT" OF ITS ALLOWED SECURED CLAIM OR (III) THE PROPERTY SECURING THE CLAIM IS SOLD FREE AND CLEAR OF LIENS WITH SUCH LIENS TO ATTACH TO THE PROCEEDS OF THE SALE AND THE TREATMENT OF SUCH LIENS ON PROCEEDS IS PROVIDED IN CLAUSE (I) OR (II) OF THIS SUBPARAGRAPH.

         (ii) Unsecured Creditors. EITHER (I) EACH IMPAIRED UNSECURED CREDITOR RECEIVES OR RETAINS UNDER THE PLAN PROPERTY OF A VALUE EQUAL TO THE AMOUNT OF ITS ALLOWED CLAIM OR (II) THE HOLDERS OF CLAIMS AND EQUITY INTERESTS THAT ARE JUNIOR TO THE CLAIMS OF THE DISSENTING CLASS WILL NOT RECEIVE ANY PROPERTY UNDER THE PLAN.

         (iii) Interests. EITHER (I) EACH HOLDER OF AN EQUITY INTEREST WILL RECEIVE OR RETAIN UNDER THE PLAN PROPERTY OF A VALUE EQUAL TO THE GREATEST OF THE FIXED LIQUIDATION PREFERENCE TO WHICH SUCH HOLDER IS ENTITLED, THE FIXED REDEMPTION PRICE TO WHICH SUCH HOLDER IS ENTITLED OR THE VALUE OF THE INTEREST OR (II) THE HOLDER OF AN INTEREST THAT IS JUNIOR TO THE NONACCEPTING CLASS WILL NOT RECEIVE OR RETAIN ANY PROPERTY UNDER THE PLAN.

         The Debtor believes that the Plan and the treatment of all Classes of Impaired Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

                  2. NO UNFAIR DISCRIMINATION

         A plan of reorganization "does not discriminate unfairly" if: (a) the legal rights of the nonaccepting impaired class are treated in a manner that is consistent with the treatment of other classes whose legal rights are intertwined with those of the non-accepting class; and (b) no class receives payments in excess of that which it is legally entitled to receive for its allowed claim or allowed interest. The Debtor believes that under the Plan: (i) all Impaired Classes of Claims are treated in a manner that is consistent with the treatment of other Classes of Claims and Interests with which their legal rights are intertwined, if any; and (ii) no Class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtor believes that the Plan does not discriminate unfairly as to any Impaired Class.

VII. PROJECTED FINANCIAL INFORMATION

         The Debtor has prepared financial projections that may be useful to Holders of Claims or Interests in deciding whether to vote to accept or reject the Plan. The Debtor and its Financial Advisors prepared these projections and the Debtor's post-confirmation "business plan." The projected financial statements for Fiscal Years 2003 and 2004, on a monthly basis, and the assumptions upon which they are based, are contained in EXHIBIT D to the Disclosure Statement.

Projected financial statements, on an annual basis, for Fiscal Years 2005 through 2010, and the assumptions on which they are based, are contained in EXHIBIT E to the Disclosure Statement. The Debtor cautions that no representation can be made concerning the accuracy of the projected financial information or the ability to achieve the projected results. Historical financial information for Fiscal Years 2000 and 2001 and for the first three quarters of Fiscal Year 2002 is contained in EXHIBIT F to the Disclosure Statement.

         With respect to the projections for Fiscal Year 2003 contained in EXHIBIT D, this additional explanation is provided: The Debtor has decided recently to implement an enhanced marketing program and commit an additional $2.5 million in Fiscal Year 2003 to building the Roadhouse Grill(R) brand, principally through radio advertising. This $2.5 million is in addition to the amounts shown for each month of Fiscal Year 2003 for the line item "Marketing," which appears under "Operating Expenses" on EXHIBIT D. The additional expenditure of $2.5 million and the revenue projected to be realized therefrom are reflected in the line item, "Incremental Marketing Income," the entries in which constitute the projected monthly net effect on income in Fiscal Year 2003 of the additional marketing expenditures. Thus, for example, the incremental income expected to be derived from that portion of the $2.5 million expended in June 2002, is projected to be $397,800 less than the additional amount expended, while the incremental income projected to be derived in December 2002 is a positive $368,200. Though the net positive incremental income projected for Fiscal Year 2003 is a relatively modest $296,020, the Debtor believes that the long-term positive effects of building the brand under this marketing program will result in enhanced revenues in later years.

         Any of the assumptions on which these projections are based are subject to significant economic, competitive, and other uncertainties. It is likely that some assumptions will not materialize because of unanticipated events and circumstances. Accordingly, the actual results achieved throughout the projection period are likely to vary, perhaps substantially, from the projected results, either positively or negatively. The Debtor does not anticipate that it will update these projections at or prior to the Confirmation Hearing, furnish updated projections or otherwise make any updated projections available to the Holders of Claims or Interests, PROVIDED, HOWEVER, that the Debtor reserves the right to prepare and furnish updated financial projections as in its absolute discretion it deems appropriate.

VIII. THE REORGANIZED DEBTOR

         (A) OWNERSHIP STRUCTURE OF THE REORGANIZED DEBTOR

         On the Effective Date, all Interests including the 9,708,741 shares of Old Common Stock currently outstanding will be canceled, and the New Common Stock of Reorganized RHG will be issued as previously described. The Debtor anticipates that 25,333,741 shares of New Common Stock will be issued pursuant to the Plan as follows:

         Berjaya DIP Financing Group               43.17%      10,937,500 shares
         Berjaya                                   18.50%      4,687,500 shares
         Class 4 Claims and Class 5 Interests      38.33%      9,708,741 shares


         (B) EMPLOYMENT AGREEMENTS

         From time to time, key employees may be considered by the Board of Directors of the Reorganized Debtor for Employment Agreements. All agreements are subject to review and approval by the Board of Directors of the Reorganized Debtor. No individuals are being considered currently for employment agreements.

         (C) INITIAL BOARD OF THE REORGANIZED DEBTOR(2)

         The board of directors shall be comprised of at least five (5) members. The initial board of directors of the Reorganized Debtor is expected to consist of Mr. Philip Friedman, Mr. John Hoey, Mr. Vincent Tan, Mr. Alain Lee and Mr. Ayman Sabi. Messrs. Friedman and Hoey are outside directors. Mr. Friedman is the President of McAlister's Corp., which is headquartered in Ridgeland, Mississippi and is unaffiliated with RHG, Berjaya or Mr. Sabi. Mr. Hoey is the President of Beneficial Capital Corp., which is headquartered in Ithaca, New York and is unaffiliated with RHG, Berjaya or Mr. Sabi. Mr. Tan is the chairman of Berjaya, which owns 62% of the Old Common Stock. Mr. Lee is Vice President-Franchising, Business Development and Corporate Affairs. Before becoming employed by RHG in 1998, he was employed in Kuala Lumpur by Berjaya's parent corporation. Mr. Sabi is President and Chief Executive Officer of RHG. He owns approximately 2,000 shares of the stock in RHG. Directors not resident in Florida receive $3,500 plus expenses per quarterly board meeting.

         (D) EXECUTIVE COMPENSATION

         The by-laws of Reorganized RHG shall provide that the compensation of RHG's executive management must be approved by a compensation committee of the board, a majority of the members of which committee shall be outside directors. The expected compensation of Reorganized RHG's executive officers, subject to approval of the compensation committee, is as follows:

--------------------------

(2) In early 2002, one of RHG's directors, Phillip Ratner, resigned. Mr. Ratner accepted the position of Chief Executive Officer of Marie Calendars, headquartered in California, and moved to California. His new responsibilities as CEO and the difficulty in attending board meetings because of his relocation prompted his resignation from the board.



Name                                  Position                       Annual Salary          Monthly Allowance
----                                  --------                       -------------          -----------------
Ayman Sabi                       President & CEO                       $321,000                 Housing, Car,
                                                                                                Misc. - $5,300

Gary Bennett                     Chief Operating Officer               $170,000                 Car - $500

Alain Lee                        Vice President-Franchising,           $130,000                 Housing, Car -
                                 Business Development and Corporate                             $2,500
                                 Affairs

Martin Bernholz                  Secretary                             $48,000


         The Debtor is currently conducting a search for a new Chief Financial Officer, whose total compensation package is expected to be in the $200,000 range. In the meantime, this function is being performed by Cornerstone Consultants, RHG's financial advisor.

         (E) PUBLIC REPORTING OBLIGATIONS

         Reorganized RHG is expected to continue to be subject to public reporting obligations under the federal securities laws.

IX. RISK FACTORS

         (A) INTRODUCTION

         This section summarizes some of the risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each Holder of a Claim or Interest with such Holder's own advisors.

HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN, ITS IMPLEMENTATION OR ITS SUCCESS.

         (B) BANKRUPTCY RISKS

                  1. RISKS RELATING TO CONFIRMATION

         For the Plan to be confirmed, each Impaired Class is given the opportunity to vote to accept or reject the Plan, except for those Classes which will not receive any distribution under the Plan and which are, therefore, presumed to have rejected the Plan. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan.

         If one or more of the Impaired Classes vote to reject the Plan, then the Debtor may request that the Bankruptcy Court confirm the Plan by application of the "cramdown" procedures available under section 1129(b) of the Bankruptcy Code. There can be no assurance, however, that the Debtor will be able to use the cramdown provisions of the Bankruptcy Code for Confirmation of the Plan.

         If the Plan, or a plan determined not to require resolicitation of any Classes of Claims or Interests by the Bankruptcy Court, were not to be confirmed, it is unclear what distribution Holders of Claims and Interests ultimately would receive with respect to their Claims and Interests. If an alternative plan could not be agreed to, it is likely that Holders of Claims and Interests would receive less than they would have received pursuant to this Plan.

         Any objection to the Plan by a member of a Class of Claims or Interests could also either prevent Confirmation of the Plan or delay such Confirmation for a significant period of time.

                  2. OTHER BANKRUPTCY RISKS

         If Administrative Expense Claims or Priority Claims are determined to be Allowed in amounts greatly exceeding the Debtor's estimates, then there may be inadequate Cash or other property available on the Effective Date to pay certain Claims under the Plan, and the Plan would not become Effective.

         In addition, the effect, if any, that the Chapter 11 Case may have upon any continued operations of the Reorganized Debtor cannot be accurately predicted or quantified. Although the Debtor's reorganization will eliminate some uncertainty about the Reorganized Debtor's future operations, some entities, at least initially, may be uncomfortable doing business with a company that recently emerged from the Chapter 11 process. The Chapter 11 Case could harm the Reorganized Debtor's relationships with its customers, suppliers, and employees, resulting in a material adverse impact on the Reorganized Debtor's operations.

         (C) BUSINESS RISKS

                  1. SEASONALITY

         As stated previously, RHG's operating results fluctuate seasonally because of its geographic concentration. Of the 72 restaurants currently owned and operated by RHG, 31 are located in residential areas in Florida.

                  2. GENERAL FACTORS

         RHG's quarterly and annual operating results and comparable unit sales may fluctuate significantly as a result of a variety of factors, including:

                           a. economic conditions generally and in each of the markets in which RHG is located.

                           b. the amount of sales contributed by new and existing restaurants;

                           c.       labor costs for RHG's personnel;

                           d. RHG's ability to achieve and sustain profitability on a quarterly or annual basis;

                           e. consumer confidence (including the impact thereon of world events such as acts of terrorism) and changes in consumer preferences;

                           f. health concerns, including adverse publicity concerning food-related illness;

                           g. significance and variability of pre-opening expenses; and

                           h. the level of competition from existing or new competitors in the full-service casual dining segment of the restaurant industry.

                  3. RELIANCE ON KEY PERSONNEL

         The Debtor believes that its success depends on the services of its present management. If the Reorganized Debtor loses the services of any key executives, its business could be materially adversely affected. The Reorganized Debtor also believes that its ability to retain members of its senior management team and key personnel is critical to its future success.

                  4. COMPETITION AND INFLATION

         The market for the Debtor's services is highly competitive. Inflation is also a factor. The primary inflationary factors affecting RHG's operations include food, beverage and labor costs. Labor costs are affected by changes in the labor market generally and, because many of RHG's employees are paid at federal and state established minimum wage levels, changes in such wage laws affect RHG's labor costs. In addition, most of RHG's leases require RHG to pay taxes, maintenance, repairs and utilities, and these costs are subject to inflationary pressures. RHG believes recent low inflation rates in its principal markets have contributed to relatively stable food and labor costs. There is no assurance that low inflation rates will continue or that RHG will have the ability to control costs in the future.

         (D) SECURITIES RISKS

                  1. LACK OF ESTABLISHED MARKET FOR THE NEW SECURITIES;
                     VOLATILITY

         There is no established market for the New Unsecured Notes, the New Secured Notes, or the New Common Stock being issued under the Plan. There can be no assurance that an active market for such securities will develop or, if any market does develop, that it will continue to exist, or as to the degree of price volatility in any such market. Accordingly, no assurance can be given that a holder of New Unsecured Notes, New Secured Notes, or New Common Stock will be able to sell such securities in the future or as to the price at which any such sale may occur. If such markets were to exist, such securities could trade at prices higher or lower than the face amount thereof, depending upon many factors, including prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, the Reorganized Debtor.

         The Debtor has not attempted to make any estimate of the price at which the New Unsecured Notes, the New Secured Notes or the New Common Stock may trade in the market. No assurance can be given as to the market prices for these securities that will prevail following the Effective Date.

                  2. DIVIDENDS

         Reorganized RHG does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, covenants in certain debt instruments to which the Reorganized Debtor will be a party may restrict the ability of the Reorganized Debtor to pay dividends or make other distributions to shareholders.

                  3. DELAY IN ULTIMATE DISTRIBUTION OF NEW COMMON STOCK

         Under the Plan, 9,708,741 shares of New Common Stock are to be issued ratably to the Holders of the Class 5 Interests and, if any, the Holders of Allowed Class 4 Claims. The Debtor does not expect that the Class 4 Claims will be finally liquidated and Allowed or Disallowed by the Effective Date, and these shares, therefore, will be issued and held by the Debtor as treasury stock until a final allocation can be made. Indeed, it is possible that final liquidation and Allowance or Disallowance of the Class 4 Claims might not occur until months or years after the Effective Date. Accordingly, a lengthy period of time may elapse before Holders of Class 5 Interests and, if any, Holders of Allowed Class 4 Claims gain access to their allocable shares of the New Common Stock. The New Common Stock will be subject to fluctuations in value during the period it is held by the Debtor as treasury stock.

X. TAX IMPLICATIONS

THE DEBTOR HAS NOT OBTAINED RULINGS FROM THE INTERNAL REVENUE SERVICE REGARDING THE FEDERAL TAX IMPLICATIONS OF THE PLAN.

         THE DEBTOR IS NOT OFFERING TAX ADVICE TO ANY CREDITOR OR INTEREST HOLDER AND THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSIDERED TO CONTAIN ANY SPECIFIC ADVICE OR INSTRUCTION CONSIDERING THE TAX TREATMENT OF ANY CLAIM OR INTEREST. EACH CREDITOR AND INTEREST HOLDER IS URGED TO CONSULT WITH ITS OWN LEGAL, ACCOUNTING OR OTHER ADVISOR CONCERNING THE TAX TREATMENT OF ITS CLAIM, INTEREST AND ANY DISTRIBUTION FROM OR ON BEHALF OF THE DEBTOR PURSUANT TO THE PLAN OR OTHERWISE.

XI. APPLICABILITY OF CERTAIN U.S. FEDERAL AND STATE SECURITIES LAWS

         (A) GENERAL

         No registration statement will be filed under the Securities Act of 1933 (as amended), 15 U.S.C. ss.ss. 77A-77AA (the "Securities Act"), or any state securities laws with respect to the offer and distribution under the Plan of the New Unsecured Notes, the New Secured Notes, the Finova Secured Note or the New Common Stock. The Debtor believes that the provisions of Section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from Federal and State Securities Registration Requirements.

         (B) BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS

                  1. INITIAL OFFER AND SALE OF SECURITIES

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (b) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (c) the securities must be issued entirely in exchange for the recipient's claim against or interests in the debtor, or principally in such exchange and partly for cash or property. The Debtor believes that the offer and sale of the New Unsecured Notes, the New Secured Notes, the Finova Secured Note and the New Common Stock under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

                  2. SUBSEQUENT TRANSFERS OF SECURITIES

         In general, all resales and subsequent transactions in the New Unsecured Notes, the New Secured Notes, the Finova Secured Note and the New Common Stock will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an "affiliate" of "Reorganized RHG" or an "underwriter" with respect to such securities. Rule 144 under the Securities Act defines "affiliate" of an issuer as any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

         (a) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

         (b) persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

         (c) persons who offer to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

         (d) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer. Whether or not any particular person would be deemed to be an "affiliate" of Reorganized RHG or an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtor expresses no view as to whether any person would be deemed to be an "affiliate" of Reorganized RHG or an "underwriter" with respect to any security to be issued pursuant to the Plan.

         Rule 144 under the Securities Act provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an "affiliate" of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtor believes that, pursuant to section 1145(c) of the Bankruptcy Code, the New Unsecured Notes, the New Secured Notes, the Finova Secured Note and the New Common Stock will be unrestricted securities for purposes of Rule 144. However, the Debtor does not expect there to be a significant market for either the New Unsecured Notes, the New Secured Notes or the Finova Secured Note.

         In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization that are not "affiliates" of the issuer are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

         (a) either (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

         (b) the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); or

         (c) the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms' length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

         THE DEBTOR HAS NOT SOUGHT THE VIEWS OF THE SEC ON THIS MATTER AND, THEREFORE, NO ASSURANCE CAN BE GIVEN REGARDING THE PROPER APPLICATION OF THE "ORDINARY TRADING TRANSACTION" EXEMPTION DESCRIBED ABOVE. ANY PERSONS INTENDING TO RELY ON SUCH EXEMPTION ARE URGED TO CONSULT THEIR OWN COUNSEL AS TO THE APPLICABILITY THEREOF TO ANY PARTICULAR CIRCUMSTANCES.

         GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN "AFFILIATE" OF REORGANIZED RHG OR "UNDERWRITER" WITH RESPECT TO THE NEW UNSECURED NOTES, THE NEW SECURED NOTES, OR THE NEW COMMON STOCK, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SUCH SECURITIES AND RECOMMENDS THAT HOLDERS OF CLAIMS OR INTERESTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

         State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner's own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the New Unsecured Notes, the New Secured Notes, and the New Common Stock.

         (C) CERTAIN TRANSACTIONS BY STOCKBROKERS

         Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in the New Common Stock prior to the expiration of 40 days after the first day on which such securities were bona fide offered to the public by Reorganized RHG or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken so-called "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. THE VIEWS OF THE SEC ON THIS MATTER, HOWEVER, HAVE NOT BEEN SOUGHT BY THE DEBTOR AND, THEREFORE, NO ASSURANCE CAN BE GIVEN REGARDING THE POSSIBLE CONSEQUENCES OF NONCOMPLIANCE BY STOCKBROKERS WITH THE DISCLOSURE STATEMENT DELIVERY REQUIREMENTS OF SECTION 1145(A)(4). STOCKBROKERS ARE URGED TO CONSULT THEIR OWN COUNSEL WITH RESPECT TO SUCH REQUIREMENTS.

         (D) REGISTRATION UNDER THE TRUST INDENTURE ACT OF 1939

         With respect to the New Unsecured Notes and the New Secured Notes, to the extent applicable, Reorganized RHG will take whatever steps are necessary to comply with the Trust Indenture Act of 1939, as amended.

         THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTOR DOES NOT MAKE ANY REPRESENTATIONS CONCERNING, AND DOES NOT PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DISCUSSED ABOVE. THE DEBTOR ENCOURAGES EACH PERSON WHO IS TO RECEIVE SECURITIES UNDER THE PLAN TO CONSIDER CAREFULLY AND CONSULT WITH SUCH PERSON'S LEGAL ADVISORS WITH RESPECT TO SUCH MATTERS.

XII. ALTERNATIVES TO PLAN

         If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under Chapter 7 or Chapter 11 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans.

         (A) CHAPTER 7 LIQUIDATION

         If no Chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to Chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the remaining assets of the Debtor. A discussion of the effect that a Chapter 7 liquidation would have on the recovery of Holders of Claims and Interests is set forth in SECTION VI(B)(2)-(3), above. The Debtor believes that liquidation under Chapter 7 would result in lesser distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee.

         (B) ALTERNATE PLAN

         If the Plan is not confirmed, the Debtor or any other party in interest in the Chapter 11 Case could attempt to formulate and propose a different plan or plans of reorganization. Such plan could involve another form of reorganization or an orderly liquidation of the Debtor's assets under Chapter 11. The Debtor does not believe an alternative Chapter 11 plan can be formulated that provides greater distributions to creditors than is provided under the Plan. The Plan is premised on distributions to creditors under the priorities established by the Bankruptcy Code within a short period of time. An alternative Chapter 11 plan likely would involve further negotiations and formulation -- increasing administrative expenses and thus reducing creditor distributions -- and likely would delay, perhaps significantly, the timing of distributions to creditors.

XIII. CONCLUSION

         Voting on the Plan by each Holder of a Claim or Interest entitled to vote is important. After carefully reviewing the Plan and this Disclosure Statement, please indicate your vote on the enclosed Ballot(s) and return same in the pre-addressed envelope provided for this purpose to the Voting Agent by the Voting Termination Date.

Dated: June 10, 2002.

                                 ROADHOUSE GRILL, INC.,
                                 Debtor-in-Possession


                                 By: /s/ Ayman Sabi
                                     -------------------------------------------
                                          Ayman Sabi, President


                                 Respectfully submitted,

                                 BERGER SINGERMAN, P.A.
                                 Attorneys for the Debtor-in-Possession
                                 200 S.  Biscayne Boulevard, Suite 1000
                                 Miami, Florida 33131
                                 Telephone: (305) 755-9500
                                 Facsimile: (305) 714-4340

                                 By: /s/ Paul Steven Singerman
                                     -------------------------------------------
                                      Paul Steven Singerman, Esq.
                                      Florida Bar No. 378860
                                      E-mail: singerman@bergersingerman.com

                                      Leslie Gern Cloyd, Esq.
                                      Florida Bar No. 303305
                                      E-mail: lcloyd@bergersingerman.com

                                 and

                                 Gerald A. Jeutter, Jr., Esq.
                                 North Carolina Bar No. 17724
                                 E-mail:  jjeutter@kilpatrickstockton.com
                                 Alfred S. Lurey, Esq.
                                 Georgia Bar No. 461500
                                 E-mail:  alurey@kilpatrickstockton.com
                                 Melinda A. Marbes, Esq.
                                 Georgia Bar No. 004440
                                 mmarbes@kilpatrickstockton.com
                                 ------------------------------
                                 KILPATRICK STOCKTON LLP
                                 Attorneys for the Debtor-in-Possession
                                 3737 Glenwood Avenue, Suite 400
                                 Raleigh, NC 27612
                                 Telephone: (919) 420-1700
                                 Facsimile: (919) 420-1800

XIV. DISCLOSURE STATEMENT EXHIBITS

       Exhibit A:   Plan
       Exhibit B:   List of All Debtor's Stores, Both Leased and Owned
       Exhibit C:   Liquidation Analysis
       Exhibit D:   Debtor's Consolidated Projections-Monthly (FY2003 and 2004)
       Exhibit E:   Debtor's Consolidated Projections-Annually (FY2003-FY2010)
       Exhibit F:   Debtor's Historical Financial Information
       Exhibit G:   Form of Indenture for New Unsecured Notes
       Exhibit H:   Form of Indenture for New Secured Notes
       Exhibit I:   Description of Collateral for New Secured Notes
       Exhibit J:   Leases Expected to be Assumed

                                                                       EXHIBIT A

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

In re:                                   )
                                         )   Case No. 02-20382-BKC-RBR
ROADHOUSE GRILL, INC.,                   )   Chapter 11 Case
                                         )
         Debtor.                         )
---------------------------------------- )

      --------------------------------------------------------------------

                      DEBTOR'S SECOND AMENDED AND RESTATED
                 CHAPTER 11 PLAN OF REORGANIZATION AS MODIFIED

                              DATED: JUNE 12, 2002

      --------------------------------------------------------------------







KILPATRICK STOCKTON LLP                     KILPATRICK STOCKTON LLP
Co-Counsel for the Debtor-in-Possession     Co-Counsel for the Debtor-in-Possession
Gerald A. Jeutter, Jr., Esq.                Alfred S. Lurey, Esq.
3737 Glenwood Avenue, Suite 400             Melinda Marbes, Esq.
Raleigh, NC 27612                           1100 Peachtree Street
Telephone:  (919) 420-1700                  Suite 2800
Facsimile:  (919) 420-1800                  Atlanta, GA 30309
                                            Telephone:  (404) 815-6500
                                            Facsimile:  (404) 815-6555


BERGER SINGERMAN, P.A.                      BERGER SINGERMAN, P.A.
Co-Counsel for the Debtor-in-Possession     Co-Counsel for the Debtor-in-Possession
Paul Steven Singerman, Esq.                 Leslie Gern Cloyd, Esq.
Brian Rich, Esq.                            350 E. Las Olas Boulevard, Suite 1000
200 S. Biscayne Boulevard, Suite 1000       Fort Lauderdale, FL 33301
Miami, FL 33131                             Telephone:  (954) 525-9900
Telephone: (305) 755-9500                   Facsimile:  (954) 523-2872
Facsimile: (305) 714-4340


                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

TABLE OF CONTENTS ................................................................................................i

INTRODUCTION .....................................................................................................1

ARTICLE I             DEFINITIONS, INTERPRETATION AND EXHIBITS....................................................1
         Section 1.01        Definitions..........................................................................1
         Section 1.02        Rules of Interpretation.............................................................14
         Section 1.03        Time Computations...................................................................14
         Section 1.04        Exhibits............................................................................14

ARTICLE II            CLASSIFICATION OF CLAIMS AND INTERESTS.....................................................14
         Section 2.01        Generally...........................................................................14
         Section 2.02        Unclassified Claims.................................................................14
         Section 2.03        Unimpaired Classes..................................................................14
         Section 2.04        Impaired Classes Entitled to Vote...................................................15
         Section 2.05        Impaired Classes Not Entitled to Vote...............................................17

ARTICLE III           PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS AND INTERESTS................................17
         Section 3.01        Satisfaction of Claims and Interests................................................17
         Section 3.02        Classes of Unclassified, Unimpaired and Impaired Claims and Interests...............17
         Section 3.03        Administrative Expense Claims.......................................................18
         Section 3.04        Priority Tax Claims.................................................................18
         Section 3.05        Class 1 Priority Non-Tax Claims.....................................................19
         Section 3.06        Secured Claims......................................................................20
         Section 3.07        Class 3.1 Claims: Unsecured Claims..................................................38
         Section 3.08        Class 4 (Securities Claims).........................................................40
         Section 3.09        Class 5 (Old Common Stock Interests)................................................40
         Section 3.10        Class 6 (Other Interests)...........................................................40

ARTICLE IV            FUNDING OF THE PLAN........................................................................40
         Section 4.01        Effective Date Payments.............................................................40

ARTICLE V             ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN..............................................41
         Section 5.01        Acceptance by an Impaired Class of Creditors........................................41
         Section 5.02        Acceptance by an Impaired Class of Interest Holders.................................41
         Section 5.03        Voting Classes......................................................................41
         Section 5.04        One Vote Per Holder.................................................................41
         Section 5.05        Cramdown............................................................................41


ARTICLE VI            PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN..........................................42
         Section 6.01        Timing of Distributions.............................................................42
         Section 6.02        Distribution Record Date............................................................42
         Section 6.03        Delivery of Distributions...........................................................42
         Section 6.04        Method of Cash Distributions........................................................43
         Section 6.05        Failure to Negotiate Checks.........................................................43
         Section 6.06        Unclaimed Distributions.............................................................43
         Section 6.07        Limitation on Distribution Rights...................................................43
         Section 6.08        Denominations of New Common Stock...................................................43
         Section 6.09        Compliance With Tax Requirements....................................................43
         Section 6.10        De Minimis Distributions............................................................44
         Section 6.10        Setoffs.............................................................................44
         Section 6.12        Documentation Necessary to Release Liens............................................44
         Section 6.13        Allocation Between Principal and Accrued Interest...................................44
         Section 6.14        Saturday, Sunday and Legal Holiday..................................................44

ARTICLE VII           EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION OBLIGATIONS; BENEFIT PROGRAMS....45
         Section 7.01        Treatment of Executory Contracts and Unexpired Leases...............................45
         Section 7.02        Claims for Rejection Damages........................................................45
         Section 7.03        Objections to and Treatment of Rejection Claims.....................................45
         Section 7.04        Executory Contracts and Unexpired Leases Entered Into and Other Obligations
                             Incurred After the Petition Date....................................................46
         Section 7.05        Benefit Programs....................................................................46
         Section 7.06        Employment Agreements...............................................................46

ARTICLE VIII          MEANS FOR IMPLEMENTATION OF THE PLAN.......................................................46
         Section 8.01        Corporate Action....................................................................46
         Section 8.02        Issuance of New Common Stock........................................................47
         Section 8.03        DIP Facility........................................................................47
         Section 8.04        Operations Between the Confirmation Date and the Effective Date.....................47
         Section 8.05        Revesting of Assets and Property in the Reorganized Debtors.........................47
         Section 8.06        Causes of Action....................................................................47
         Section 8.07        Claims Arising Out of Recovered Avoidable Transfers.................................47
         Section 8.08        Reorganized Debtors' Post-Effective Date Responsibilities and Powers................48
         Section 8.09        Compensation........................................................................48

ARTICLE IX            PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS GOVERNING DISTRIBUTIONS........................48
         Section 9.01        Objections to Claims and Interests..................................................48
         Section 9.02        Amendments to Claims and Requests for Payment of Administrative Claims; Claims
                             Filed After the Bar Dates...........................................................49
         Section 9.03        No Payment or Distribution Pending Allowance........................................49
         Section 9.04        Disputed Distribution...............................................................50



         Section 9.05        Estimation..........................................................................50
         Section 9.06        Resolution of Disputed Claims and Interests.........................................50

ARTICLE X             BAR DATES FOR UNSECURED CLAIMS, ADMINISTRATIVE CLAIMS AND PROFESSIONAL CLAIMS..............50
         Section 10.01       Effect of Bar Date for Certain Claims...............................................50
         Section 10.02       Bar Date for Certain Administrative Claims..........................................51
         Section 10.03       Bar Date for Professionals..........................................................51

ARTICLE XI            CONDITIONS TO CONSUMMATION OF THE PLAN.....................................................51
         Section 11.01       Confirmation Order..................................................................51
         Section 11.02       Conditions to Consummation..........................................................52

ARTICLE XII           OPERATION AND MANAGEMENT OF THE REORGANIZED DEBTORS........................................52
         Section 12.01       Continuation of Business............................................................52
         Section 12.02       Initial Management of Reorganized Debtors...........................................52
         Section 12.03       Executive Compensation..............................................................52

ARTICLE XIII          EFFECTS OF CONFIRMATION....................................................................53
         Section 13.01       Discharge...........................................................................53
         Section 13.02       Distributions in Complete Satisfaction..............................................53
         Section 13.03       Injunction..........................................................................53
         Section 13.04       Other Documents and Actions.........................................................53
         Section 13.05       Term of Injunctions or Stays........................................................54
         Section 13.06       Preservation of Insurance...........................................................54
         Section 13.07       Guaranties..........................................................................54
         Section 13.08       Waiver of Subordination Rights......................................................54
         Section 13.09       No Successor Liability..............................................................54

ARTICLE XIV           RETENTION OF JURISDICTION..................................................................54
         Section 14.01       Exclusive Jurisdiction of Bankruptcy Court..........................................54
         Section 14.02       Non-Exclusive Jurisdiction of Bankruptcy Court......................................57
         Section 14.03       Failure of Bankruptcy Court to Exercise Jurisdiction................................57

ARTICLE XV            MISCELLANEOUS PROVISIONS...................................................................57
         Section 15.01       Binding Effect of the Plan..........................................................57
         Section 15.02       Withdrawal of the Plan..............................................................57
         Section 15.03       Final Order.........................................................................58
         Section 15.04       Modification of the Plan............................................................58
         Section 15.05       Voting Record Date..................................................................58
         Section 15.06       Business Days.......................................................................58
         Section 15.07       Severability........................................................................58
         Section 15.08       Governing Law.......................................................................58
         Section 15.09       Dissolution of the Committee........................................................59
         Section 15.10       Payment of Statutory Fees...........................................................59
         Section 15.11       Notices.............................................................................59



         Section 15.12       Filing of Additional Documents......................................................60
         Section 15.13       Time................................................................................60
         Section 15.14       No Interest.........................................................................60
         Section 15.15       No Attorneys' Fees..................................................................60
         Section 15.16       Defenses With Respect to Unimpaired Claims..........................................60
         Section 15.17       No Injunctive Relief................................................................60
         Section 15.18       Continued Confidentiality Obligations...............................................60
         Section 15.19       No Admissions.......................................................................61
         Section 15.20       Entire Agreement....................................................................61
         Section 15.21       Waiver..............................................................................61
         Section 15.22       Plan Supplement.....................................................................61

CONFIRMATION REQUEST ............................................................................................61


                                  INTRODUCTION

         This Second Amended and Restated Chapter 11 Plan of Reorganization As Modified, dated June 12, 2002 (the "PLAN"), is proposed by the
Debtor-in-Possession, Roadhouse Grill, Inc. ("RHG" or "Debtor").

         For a discussion of the Debtor's history, businesses, results of operations, financial information, projections for future operations, risk factors and properties, and for a summary and analysis of the Plan and related matters, reference should be made to the Debtor's Second Amended And Restated Disclosure Statement in Support of Chapter 11 Plan of Reorganization, As Modified, dated June 12, 2002 (the "DISCLOSURE STATEMENT"), filed by the Debtor with the Bankruptcy Court. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

         ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND IN THE PLAN, THE DEBTOR RESERVES THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN, OR ANY PART THEREOF, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

         Except as otherwise provided, capitalized terms herein shall have the meanings set forth in Article I of the Plan, or if not provided in the Plan, as set forth in the Disclosure Statement.

                                    ARTICLE I

                    DEFINITIONS, INTERPRETATION AND EXHIBITS

         Section 1.01 DEFINITIONS. Unless the context requires otherwise, the following terms shall have the following meanings whether presented in the Plan or the Disclosure Statement with initial capital letters. Such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context requires otherwise. Any term used in the initial capitalized form that is not defined in the Plan but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term by the Bankruptcy Code or the Bankruptcy Rules. As used herein:

         "ADMINISTRATIVE EXPENSE CLAIM" means, with the exception of the DIP Financing Obligations, Priority Tax Claims and Class 1 Claims, a Claim for (a) any cost or expense of administration (including, without limitation, the fees and expenses of Professionals) of the Chapter 11 Case asserted or arising under sections 503, 507(a)(1), or 507(b) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary postpetition cost or expense of preserving the Estate or operating the business of the Debtor, (ii) any payment to be made under the Plan to cure any default on an assumed executory contract or assumed unexpired lease, (iii) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of its business, (iv) compensation or reimbursement of expenses of Professionals to the extent Allowed by the Bankruptcy Court under section 330 or section 331 of the Bankruptcy Code, and (v) all Allowed Claims that are entitled to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code; and (vi) any fee or charge assessed against the Estate under section 1930 of title 28 of the United States Code.

         "ADMINISTRATIVE EXPENSE CLAIMS BAR DATE" means the date (or dates), if any, to be set by the Bankruptcy Court as the last day for Filing all requests for payment of Administrative Expense Claims.

         "AFFILIATE" has the meaning set forth in section 101(2) of the Bankruptcy Code.

         "ALLOWED" means with respect to any Claim (other than a Disputed Claim) or any Interest (a) any Claim, proof of which was timely Filed with the Bankruptcy Court or its duly appointed claims agent, or, by Final Order of the Bankruptcy Court, was not required to be Filed; (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as liquidated in an amount other than zero and not disputed or contingent, and, in the case of (a) and (b) above, as to which either (i) no Objection to the allowance thereof has been Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) the Claim or Interest has been allowed by a Final Order of the Bankruptcy Court or the Plan (but only to the extent so allowed); (c) any Claim or Interest which has been allowed under the provisions of the Plan (but only to the extent so allowed); or (d) any Claim which is a Professional Claim for which a fee award amount has been approved by Final Order of the Bankruptcy Court.

         "ALLOWED ADMINISTRATIVE EXPENSE CLAIM" means an Administrative Expense Claim that is Allowed.

         "ALLOWED CLAIM" means a Claim that is Allowed.

         "ALLOWED CLASS __ CLAIM" means, with respect to any specified Class or type of Claim, whether classified or unclassified, that the referenced Claim is an Allowed Claim.

         "ALLOWED CLASS __ INTEREST" means, with respect to any specified Class of Interest, that the referenced Interest is an Allowed Interest.

         "ALLOWED INTEREST" means an Interest that is Allowed.

         "ASSETS" means those assets that are necessary or desirable for the operation of the Business conducted by the Debtor as of the Effective Date.

         "ASSUMPTION/REJECTION DEADLINE" means the date by which the Debtor must decide whether it will assume or reject an unexpired lease or executory contract under section 365, or other applicable provisions, of the Bankruptcy Code, or any order of the Bankruptcy Court.

         "AT&T" means AT&T Commercial Finance, a secured creditor of the Debtor.

         "AVOIDANCE ACTIONS" means any and all causes of action which a trustee, debtor-in-possession, the estate or other appropriate party in interest may assert under sections 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548,
549, 550, 551, 553 and 724(a) of the Bankruptcy Code (other than those which are released or dismissed as part of and pursuant to the Plan), including the Debtor's rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other direct or indirect claim of any kind whatsoever, whenever and wherever arising or asserted.

         "AVOIDANCE ACTION PROCEEDS" means any proceeds recovered from any Avoidance Action, net of legal fees and expenses incurred in connection with such recoveries, and taxes, if any.

         "BALLOT" means the form of approved ballot accompanying the approved Disclosure Statement upon which Holders of Impaired Claims and/or Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the instructions regarding voting.

         "BANCONE" means BancOne Leasing Corp.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Florida or, if such court ceases to exercise jurisdiction over this proceeding, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

         "BANKRUPTCY RULES" means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (ii) the applicable Federal Rules of Civil Procedure, as amended and promulgated under section 2072 of title 28 of the United States Code, (iii) the applicable Local Rules of Civil Practice and Procedure of the United States District Court for the Southern District of Florida, (iv) the applicable Local Rules for the United States Bankruptcy Court for the Southern District of Florida, and (v) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         "BAR DATE" is the date set by the Bankruptcy Court as the last day for Filing a Proof of Claim against the Debtor in the Chapter 11 Case.

         "BAR DATE ORDER" is the Order of the Bankruptcy Court establishing the Bar Date, including without limitation any Order resetting the Bar Date.

         "BENEFICIAL HOLDER" means the entity holding the beneficial interest in a Claim or Interest.

         "BERJAYA" means Berjaya Group (Cayman) Limited.

         "BERJAYA DIP FINANCING GROUP" means Berjaya and the other lender that provides post-petition financing to the Debtor under the DIP Facility.

         "BUSINESS" means the Debtor's business.

         "BUSINESS DAY" means any day which is not a Saturday, a Sunday, a "legal holiday" as defined in Bankruptcy Rule 9006(a), or a day on which banking institutions in the State of Florida are authorized or obligated by law, executive order or governmental decree to be closed.

         "CALENDAR QUARTER" means a three (3) month period ending on any March 31, June 30, September 30 or December 31, provided that the first Calendar Quarter shall be deemed to be the period commencing on the Effective Date and ending on the first day that is (x) the last day of such a three (3) month period and (y) more than sixty days after the Effective Date.

         "CASH" means money, currency and coins, negotiable checks, balances in bank accounts and other lawful currency of the United States of America and its equivalents.

         "CAUSES OF ACTION" means any and all actions, claims, rights, defenses, third-party claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, accounts receivable, notes receivable and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, uncontingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, accruing to the Debtor.

         "CBBC" means Colorado Boxed Beef Company.

         "CHAPTER 11 CASE" means the case under chapter 11 of the Bankruptcy Code commenced by Petitioning Creditors in the Bankruptcy Court on the Petition Date.

         "CIT" means The CIT Group, a secured creditor of the Debtor.

         "CIT EQUIPMENT" means The CIT Group/Equipment Financing, Inc.

         "CLAIM" means, as against the Debtor, (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, Disputed, undisputed, legal, equitable, secured or unsecured; or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, Disputed, undisputed, secured or unsecured.

         "CLAIM OBJECTION DEADLINE" means, unless extended by the Court, the date to be set by order of the Bankruptcy Court for filing objections to claims.

         "CLASS" means each class, subclass or category of Claims or Interests as classified in Article IV of the Plan.

         "CLASS ACTION" means Case No. 02-CV-60493 filed by Ron Sears against the Debtor and certain other parties in the United States District Court in and for the Southern District of Florida.

         "CNL" means CNL APF Partners, LP, CNL Financial Services, LP and Arizona Real Estate Joint Venture, collectively. CNL is also referred to herein as the Petitioning Creditors.

         "COLONIAL" means Colonial Pacific Leasing, a secured creditor of the Debtor.

         "COMMITTEE" means any Official Committee of Unsecured Creditors appointed in the Chapter 11 Case by the UST, as the membership of such committee may be from time to time constituted and reconstituted.

         "COMPANY" means the Debtor.

         "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

         "CONFIRMATION DATE" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Case within the meaning of Bankruptcy Rules 5003 and 9021.

         "CONFIRMATION HEARING" means the hearing held before the Bankruptcy Court to consider Confirmation of the Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code.

         "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         "CREDITOR" means any Person that is the Holder of any Claim against the Debtor.

         "DAY(S)" means, unless expressly otherwise provided, calendar day(s).

         "DEBTOR" OR "DEBTOR-IN-POSSESSION" means Roadhouse Grill, Inc.

         "DEFICIENCY CLAIM" means any portion of a Claim to the extent (i) the value of the Holder's interest in the applicable Estate's interest in the Property securing such Claim is less than the amount of the Claim or (ii) the amount of a Claim subject to setoff is less than the Allowed Amount of the Claim, each as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code.

          "DIP FACILITY" means the post-petition credit facility provided for under the Post-Petition Loan and Security Agreement to be entered into with the Berjaya DIP Financing Group.

         "DIP FINANCING OBLIGATIONS" means all of the Debtor's obligations to the Berjaya DIP Financing Group under the DIP Facility and the DIP Loan Financing Order.

         "DIP LENDER" means the Berjaya DIP Financing Group.

         "DIP LOAN FINANCING ORDER" means any order entered by the Bankruptcy Court authorizing Debtor-in-Possession to Obtain Financing, Grant Security Interests, Accord Priority Status Pursuant to Section 364(c) and (d) of the Bankruptcy Code, and Afford Adequate Protection, Etc.

         "DISALLOWED" means, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtor which (i) has been disallowed, in whole or part, by a Final Order of the Bankruptcy Court, (ii) has been withdrawn by agreement of the Debtor and the Holder thereof, in whole or in part, (iii) has been withdrawn, in whole or in part, by the Holder thereof, (iv) if listed in the Schedules as zero or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim or a Proof of Interest, as applicable, has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law, (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any Proof of Claim or Proof of Interest, or (vi) is evidenced by a Proof of Claim or a Proof of Interest which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such Proof of Claim or Proof of Interest was not timely or properly Filed. In each case a Disallowed Claim or a Disallowed Interest is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

         "DISALLOWED CLAIM" means a Claim, or any portion thereof, that is Disallowed.

         "DISALLOWED INTEREST" means an Interest, or any portion thereof, that is Disallowed.

         "DISBURSING AGENT" means Berger Singerman, P.A., for the initial disbursements, and, subsequently, the Reorganized Debtor and/or such other Person(s) that is (are) designated by the Reorganized Debtor to make disbursements pursuant to the Plan after the initial disbursement.

         "DISCLOSURE STATEMENT" means the Debtor's Second Amended and Restated Disclosure Statement in Support of Chapter 11 Plan of Reorganization, As Modified, dated June 12, 2002, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Debtor pursuant to section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as such Disclosure Statement may be altered, amended, supplemented or modified from time to time, prepared and distributed in accordance with sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rule 3018.

         "DISCLOSURE STATEMENT HEARING" means the hearing at which the Bankruptcy Court shall determine the adequacy of the Debtor's Disclosure Statement.

         "DISPUTED" means with respect to a Claim or Interest, any Claim or Interest that has not been Allowed by a Final Order as to which (a) a Proof of Claim or Interest has been Filed with the Bankruptcy Court or its duly appointed claims agent, or is deemed Filed under applicable law or order of the Bankruptcy Court, and (b) an Objection to such Claim or Interest has been or may be timely Filed or deemed Filed under applicable law by the Debtor or any other party in interest and any such Objection has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted by a Final Order. For purposes of the Plan, a Claim or Interest that has not been Allowed by a Final Order shall be considered a Disputed Claim or Interest, whether or not an Objection has been or may be timely Filed, to the extent (A) the amount of the Claim or Interest specified in the Proof of Claim or Interest exceeds the amount of any corresponding Claim or Interest listed in the Schedules, (B) the classification of the Claim or Interest specified in the Proof of Claim or Interest differs from the classification of any corresponding Claim or Interest listed in the Schedules, (C) any corresponding Claim or Interest has been listed in the Schedules as zero or as Disputed, contingent or unliquidated, (D) no corresponding Claim or Interest has been listed in the Schedules or (E) such Claim or Interest is reflected as zero or as unliquidated or contingent in the Proof of Claim or Interest Filed in respect thereof.

         "DISPUTED CLAIM" means a Claim, or any portion thereof, that is Disputed.

         "DISPUTED INTEREST" means an Interest, or any portion thereof, that is Disputed.

         "DISTRIBUTION DATE" means the date or dates on which a Holder of an Allowed Claim or Allowed Interest shall receive a distribution of Property under the terms of the Plan.

         "EFFECTIVE DATE" means the Business Day that is no more than fifteen
(15) Calendar Days following the date on which the Confirmation Order becomes a Final Order; PROVIDED, HOWEVER, that the Debtor and Berjaya may waive the requirement that the Confirmation Order have become a Final Order and cause the Effective Date to occur as soon as reasonably practicable after entry of the Confirmation Order.

         "EFFECTIVE DATE PAYMENTS" has the meaning set forth in SECTION 4.01 of the Plan.

         "EMPLOYMENT AGREEMENTS" means the Employment Agreements referred to in
SECTION 7.06 of the Plan.

         "ENTITY" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

         "ESTATE" means the estate created in this Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon commencement of the Chapter 11 Case.

         "EXCESS CASH FLOW" means, without duplication, with respect to any Fiscal Year of RHG, sixty percent (60%) of the following: net income PLUS (a) depreciation, amortization and interest expense to the extent deducted in determining net income, PLUS (b) net decreases or MINUS net increases (as the case may be) in Working Capital, MINUS (c) Capital Expenditures during such fiscal year (excluding the financed portion thereof), MINUS (d) interest expense paid or accrued and principal payments paid or payable in respect of indebtedness for borrowed money or otherwise under the Plan, PLUS or MINUS (as the case may be) (e) non-recurring gains or losses which are cash items not included in the calculation of net income, MINUS (f) any mandatory prepayment paid in cash, plus (g) taxes deducted in determining net income to the extent not paid for in cash, MINUS (h) cash payments in connection with the Plan the expenses for which were accrued in a Fiscal Year prior to Fiscal Year 2003. For purposes of this definition, "Working Capital" means current assets minus current liabilities as determined or certified by Reorganized RHG's independent certified public accountant.

         "FFC" means GE Capital Franchise Finance Corporation, a secured creditor of the Debtor.

         "FILE, FILED OR FILING" means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case; PROVIDED, HOWEVER, that with respect to Proofs of Claim and Proofs of Interest only, Filed shall mean delivered and received in the manner provided in the Bar Date Order or the order approving the Administrative Expense Claims Bar Date.

         "FINAL DECREE" means the final decree entered by the Bankruptcy Court after the Effective Date and pursuant to section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

         "FINAL ORDER" means an order, ruling, judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

         "FINOVA" means Finova Capital Corporation, a secured creditor of the Debtor.

         "FINOVA DEFICIENCY CLAIM" has the meaning set forth in SECTION 3.06(B) of the Plan.

         "FINOVA INTEREST RATE" has the meaning set forth in SECTION 3.06(B) of the Plan.

         "FINOVA SECURED CLAIM" has the meaning set forth in SECTION 3.06(B) of the Plan.

         "FINOVA SECURED NOTE" has the meaning set forth in SECTION 3.06(B) of the Plan.

         "FIRST UNION" means First Union National Bank, a secured creditor of the Debtor.

         "FISCAL YEAR" means the fiscal year of the Reorganized Debtor ended on or about April 30 of each year.

         "FLEET" means Fleet Capital Corp., a secured creditor of the Debtor.

         "GAP CLAIM" means any Unsecured Claim arising after the Petition Date and prior to the Order for Relief Date that is entitled to priority pursuant to
Section 507(a)(2) of the Bankruptcy Code.

         "GECC" means General Electric Capital Corp., a secured creditor of the Debtor.

         "HOLDER" means the legal or Beneficial Holder of a Claim or Interest (and, when used in conjunction with a Class or type of Claim or Interest, means a Holder of a Claim or Interest in such Class or of such type).

         "ICON" means Icon Funding Group, a secured creditor of the Debtor.

         "IMPAIRED" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         "IMPAIRED CLAIM" means a Claim which is Impaired.

         "IMPAIRED INTEREST" means an Interest which is Impaired.

         "INDENTURE TRUSTEE" means, as applicable, the indenture trustee for the New Secured Notes or the indenture trustee for the New Unsecured Notes.

         "INTEREST OBJECTION DEADLINE" means, unless extended by the Court, the date to be set by Order of the Bankruptcy Court for filing objections to Interests.

         "INTERESTS" means any and all equity interests, ownership interests or shares in the Debtor and issued by the Debtor (or its predecessors) prior to the Petition Date (including, without limitation, all capital stock, stock certificates, common stock, preferred stock, partnership interests, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor's stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock) whether or not certificated, transferable, voting or denominated "stock" or a similar security.

         "INVOLUNTARY PETITION DATE" means January 18, 2002, the date upon which CNL filed this Involuntary Petition under Chapter 11 of the United States Code.

         "KEY" means Key Corp Leasing, Ltd., a secured creditor of the Debtor.

         "LIENS" means, with respect to any asset or Property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of general unsecured Creditors.

         "LYON" means Lyon Credit Corp., a secured creditor of the Debtor.

         "NEW COMMON STOCK" means 100% of the common stock of Reorganized Roadhouse Grill, Inc. to be issued on the Effective Date.

         "NEWCOURT" means Newcourt Financial USA, Inc., a secured creditor of the Debtor.

         "NEW SECURED NOTES" has the meaning set forth in SECTION 3.07 of the Plan.

         "NEW UNSECURED NOTES" has the meaning set forth in SECTION 3.07 of the Plan.

         "OBJECTION" means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to Disallow, determine, liquidate, classify, reclassify or establish the priority of, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Expense Claim) or Interest other than a Claim or an Interest that is Allowed.

         "OLD COMMON STOCK" means the presently outstanding and issued common stock of Roadhouse Grill, Inc. (9,708,741 shares).

         "ORDER FOR RELIEF DATE" means April 16, 2002, the date the order for relief was entered by the Bankruptcy Court in this Chapter 11 Case.

         "ORIX" means Orix USA Corporation, a secured creditor of the Debtor.

         "PACIFIC" means Pacific Financial Company, a secured creditor of the Debtor.

         "PERSON" means and includes a natural person, individual, partnership, corporation (as defined in section 101 of the Bankruptcy Code), or organization including, without limitation, corporations, limited partnerships, limited liability companies, general partnerships, joint ventures, joint stock companies, trusts, land trusts, business trusts, unincorporated organizations or associations, or other organizations, irrespective of whether they are legal entities, governmental bodies (or any agency, instrumentality or political subdivision thereof), or any other form of legal entities; PROVIDED, HOWEVER, "Person" does not include governmental units, except that a governmental unit that (A) acquires an asset from a Person (i) as a result of the operation of a loan guarantee agreement or (ii) as receiver or liquidating agent of a Person;
(B) is a guarantor of a pension benefit payable by or on behalf of a Debtor or an Affiliate of a Debtor of; or (C) is the legal or beneficial owner of an asset of (i) an employee pension benefit plan that is a governmental plan, as defined in section 414(d) of the Internal Revenue Code of 1986 or (ii) an eligible deferred compensation plan, as defined in section 457(b) of the Internal Revenue Code of 1986, shall be considered for purposes of section 1102 of the Bankruptcy Code to be a Person with respect to such asset or such benefit.

         "PETITION DATE" means January 18, 2002.

         "PETITIONING CREDITORS" means CNL, the creditors that filed the Involuntary Chapter 11 Petition against the Debtor on January 18, 2002.

         "PLAN" means the Debtor's Second Amended and Restated Chapter 11 Plan of Reorganization As Modified dated June 12, 2002, including all exhibits, appendices, schedules and annexes, if any, attached thereto, as such Plan may be altered, amended, supplemented or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order and the terms and conditions of SECTION 15.04 of the Plan.

         "PLAN DOCUMENTS" means the Debtor's Second Amended and Restated Chapter 11 Plan of Reorganization As Modified dated June 12, 2002, including all exhibits attached.

         "PLAN PROPONENT" means the Debtor.

         "POST-CONFIRMATION PAYMENTS" means those payments to Holders of Allowed Claims after the Confirmation of the Plan.

         "POST-PETITION DEBT" means Claims arising on or after January 18, 2002.

         "PRE-PETITION DEBT" means claims arising before January 18, 2002.

         "PRIME RATE" means the "Prime Rate" reported from time to time in the "Money Rates" section of The Wall Street Journal, or if not therein reported, as reported in similar financial journals of national circulation from time to time.

         "PRIORITY CLAIMS" means Priority Tax Claims and Priority Non-Tax
Claims.

         "PRIORITY TAX CLAIM" means any and all Claims given priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         "PRIORITY NON-TAX CLAIM" means any and all Claims given priority in payment pursuant to section 507 of the Bankruptcy Code, but not including Priority Tax Claims, Administrative Expense Claims and claims under section 507(a)(2) of the Bankruptcy Code.

         "PROFESSIONALS" means any professional employed in this Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or to be compensated pursuant to sections 327, 328, 330, 331, 503(b)(2), (3) or (4) or 1103 of the
Bankruptcy Code.

         "PROFESSIONAL CLAIM" means a claim for compensation and/or reimbursement of expenses pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code relating to services rendered on and after the Petition Date and prior to and including the Effective Date in connection with an application made to the Bankruptcy Court in the Chapter 11 Case.

         "PROOF OF CLAIM" means any proof of Claim Filed with the Bankruptcy Court with respect to the Debtor pursuant to Bankruptcy Rules 3001 or 3002.

         "PROOF OF INTEREST" means any proof of Interest Filed with the Bankruptcy Court with respect to the Debtor pursuant to Bankruptcy Rule 3002.

         "PROPERTY" means all assets or property of the Debtor's Estate of any nature whatsoever, real or personal, tangible or intangible, including contract rights, accounts and Causes of Action, previously or now owned by the Debtor, or acquired by the Debtor's Estate, as defined in section 541 of the Bankruptcy Code, including, without limitation, the Assets.

         "PRO RATA" or "PRO RATA SHARE" means, with respect to any distribution to a Class under the Plan, proportionate sharing pursuant to which the ratio of the amount distributed on account of an Allowed Claim or an Allowed Interest to the amount of such Allowed Claim or Allowed Interest is the same as the ratio of the total amount distributed to such Class to the total amount of all Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests in such Class.

         "REINSTATED" OR "REINSTATEMENT" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitled the Holder of such Claim; PROVIDED, HOWEVER, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence or which prohibit certain transactions or actions contemplated by the Plan, or conditioning such transactions or action on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         "REORGANIZED DEBTOR" means the Debtor on or after entry of the Confirmation Order and, thereafter, subject to the occurrence of the Effective Date.

         "REORGANIZED RHG" means Roadhouse Grill, Inc. on or after entry of the Confirmation Order and, thereafter, subject to the occurrence of the Effective Date.

         "RHG" means Roadhouse Grill, Inc.

         "SCHEDULES" means the Schedules, Statements and Lists Filed by the Debtor, with the Bankruptcy Court pursuant to section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007, if such documents are Filed, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         "SECURED CLAIM" means any Claim (including, as applicable, any unpaid interest on such Claim, and any reasonable attorneys' fees, costs or charges provided for under the agreement under which such Claim arose) that is (a) secured in whole or part by a Lien which is valid, perfected and enforceable under applicable law on Property in which the Estate has an interest and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both case (a) and (b), only to the extent of the value of the Holder's interest in the Estate's interest in the assets or Property securing any such Claim or the amount subject to setoff, as the case may be, including, without limitation, the DIP Financing Obligations.

         "SOLICITATION" means the solicitation by the Debtor that includes the Disclosure Statement and related materials and, where appropriate, the Ballots.

         "TAX" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

         "TINSLEY" means Tinsley Advertising and Marketing, Inc., an unsecured creditor of the Debtor.

         "UNCLAIMED PROPERTY" means any distribution of Cash or any other Property made to the Holder of an Allowed Claim pursuant to the Plan that (a) is returned to the Debtor as undeliverable and no appropriate forwarding address is received within the later of (y) one (1) year after the Effective Date and (z) one (1) year after distribution is made to such Holder or (b) in the case of a distribution made in the form of a check, is not negotiated and no request for reissuance is made as provided for in SECTION 6.05 of the Plan.

         "UNIMPAIRED" means any Claim or Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

         "UNITED STATES TRUSTEE" or "UST" means the United States Trustee appointed under section 581(a)(3) of title 28 of the United States Code to serve in the Chapter 11 Case.

         "UNSECURED CLAIM" means any Pre-Petition Claim (but not an Administrative Expense Claim, Priority Tax Claim, Secured Claim, or Priority Non-Tax Claim), including, but not limited to: (a) any claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code, and (b) any Deficiency Claim.

         "U.S. TRUSTEE'S FEE CLAIMS" means any fees assessed against the Debtor's Estate pursuant to section 1930(a)(6) of title 28 of the United States Code.

         "VOTING TERMINATION DATE" means the date and time fixed by the Bankruptcy Court by which Ballots must have been filed to be counted.

         "WOHL" means Louis Wohl & Sons, Inc., a secured creditor of the Debtor.

         "WORKING CAPITAL" has the meaning set forth in the definition of "EXCESS CASH FLOW".

         Section 1.02 RULES OF INTERPRETATION. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as expressly stated or shown, the words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in the Plan. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Any term used in the Plan that is not defined in the Plan, either in Article I hereof or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). Without limiting the preceding sentence, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein. To the extent that the description of any Plan Document is inconsistent with the actual terms or conditions of such Plan Document, the terms and conditions of the Plan Document shall control.

         Section 1.03 TIME COMPUTATIONS. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         Section 1.04 EXHIBITS. All Exhibits to the Plan and the Disclosure Statement are incorporated into and are a part of the Plan as if set forth in full herein, regardless of when Filed.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         Section 2.01 GENERALLY. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests in the Chapter 11 Case. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. A Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

         Section 2.02 UNCLASSIFIED CLAIMS. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified and are excluded from the Classes designated in this Article II of the Plan. The treatment afforded Administrative Expense Claims and Priority Tax Claims is set forth in Article III of the Plan.

         Section 2.03 UNIMPAIRED CLASSES. The Plan classifies the following Unimpaired Claims that are not entitled to vote on the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of a Claim in the following Classes is conclusively presumed to have accepted the Plan in respect of such Claims. Accordingly, Holders of Claims in such Classes are not entitled to vote to accept or reject the Plan and the votes of such Holders are not being solicited in connection with the Plan. Such Claims against the Debtor are classified as follows:

                  a. Class 1.1 Claims, which shall consist of all Priority Non-Tax Claims ("CLASS 1.1 CLAIMS" or "PRIORITY NON-TAX CLAIMS"); and

                  b. Class 1.2 Claims, which shall consist of all GAP Claims, which are technically unclassified and placed in "Class 1.2" for administrative convenience only. Class 1.2 GAP Claims are entitled to payment in full of their Allowed Claims under the Code on the Effective Date of the Plan. ("CLASS 1.2 CLAIMS" OR "GAP CLAIMS"); and

                  c. Class 2.3 Claims, which shall consist of all Secured Claims of First Union, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.3 CLAIMS").

         Section 2.04 IMPAIRED CLASSES ENTITLED TO VOTE. For the purpose of voting and all Confirmation matters, the Plan classifies certain Claims as Impaired Claims and certain Interests as Impaired Interests under the Plan. Such Claims against and Interests in the Debtor are classified as follows:

                  a. Class 2.1 Claims, which shall consist of the secured, superpriority Claims of the Berjaya DIP Financing Group under the DIP Facility ("CLASS 2.1 CLAIMS"); and

                  b. Class 2.2 Claims, which shall consist of all Secured Claims of Finova, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.2 CLAIMS"); and

                  c. Class 2.4 Claims, which shall consist of all Secured Claims of FFC, which secured claims are deemed Allowed by the Plan ("CLASS 2.4 CLAIMS").

                  d. Class 2.5 Claims, which shall consist of all Secured Claims of Lyon Credit Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.5 CLAIMS"); and

                  e. Class 2.6 Claims, which shall consist of all Secured Claims in which both Icon Funding Corp. and Lyon Credit Corp. hold an interest, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.6 CLAIMS"); and

                  f. Class 2.7 Claims, which shall consist of all Secured Claims of Pacific Finance Company, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.7 CLAIMS"); and

                  g. Class 2.8 Claims, which shall consist of all Secured Claims of AT&T Commercial Finance, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.8 CLAIMS"); and

                  h. Class 2.9 Claims, which shall consist of all Secured Claims of Louis Wohl & Sons, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.9 CLAIMS"); and

                  i. Class 2.10 Claims, which shall consist of all Secured Claims of Newcourt Financial USA, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.10 CLAIMS"); and

                  j. Class 2.11 Claims, which shall consist of all Secured Claims of General Electric Capital Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS
                           2.11 CLAIMS"); and

                  k. Class 2.12 Claims, which shall consist of all Secured Claims of General Electric Capital Corp. and Colonial Pacific, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.12 CLAIMS"); and

                  l. Class 2.13 Claims, which shall consist of all Secured Claims of Orix USA Corporation, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.13 CLAIMS"); and

                  m. Class 2.14 Claims, which shall consist of all Secured Claims of The CIT Group Equipment Financing, Inc., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.14 CLAIMS"); and

                  n. Class 2.15 Claims, which shall consist of all Secured Claims of The CIT Group, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.15 CLAIMS"); and

                  o. Class 2.16 Claims, which shall consist of all Secured Claims of Sovereign Bank, which Secured Claims are deemed Allowed by the Plan("CLASS 2.16 CLAIMS"); and

                  p. Class 2.17 Claims, which shall consist of all Secured Claims of Fleet Capital Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.17 CLAIMS"); and

                  q. Class 2.18 Claims, which shall consist of all Secured Claims of BancOne Leasing Corp., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.18 CLAIMS"); and

                  r. Class 2.19 Claims, which shall consist of all Secured Claims of Key Corp. Leasing, Ltd., which Secured Claims are deemed Allowed by the Plan ("CLASS 2.19 CLAIMS").

                  s. Class 2.20 Claims, which shall consist of Other Secured Claims, which Secured Claims are deemed Allowed by the Plan ("CLASS 2.20 CLAIMS").

                  t. Class 2.21 Claims, which consist of the pre-petition secured claim of Berjaya in the principal amount of $1,500,000.

                  u. Class 3.1 Claims, which shall consist of all Unsecured Claims other than Convenience Class Claims and Class 4 Claims ("CLASS 3.1 CLAIMS" or "UNSECURED CLAIMS"); and

                  v. Class 3.2 Claims, which shall consist of all Convenience Class Claims, which are general unsecured claims of $10,000.00 or less and larger claims which the holders are willing to reduce to $10,000.00 ("CLASS 3.2 CLAIMS or CONVENIENCE CLASS CLAIMS"); and

                  w. Class 4 Claims, which shall consist of all Claims against the Debtor arising from the purchase or sale of a security of the Debtor, including, without limitation, the Claims asserted in the Class Action and all Claims for reimbursement or contribution Allowed on account of such Claims ("CLASS 4 CLAIMS").

                  x. Class 5 Interests, which shall consist of the Old Common Stock.

         Section 2.05 IMPAIRED CLASSES NOT ENTITLED TO VOTE. Class 6 Interests shall consist of all Interests other than the Old Common Stock. Because the Holders of Class 6 Interests will neither receive nor retain any property under the Plan on account of their Class 6 Interests, they are deemed not to have accepted the Plan and will not be entitled to vote to accept or reject the Plan.

                                   ARTICLE III

           PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

         Section 3.01 SATISFACTION OF CLAIMS AND INTERESTS. The treatment of and consideration to be received by Holders of Allowed Claims or Allowed Interests pursuant to this Article III and the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims against or Interests in the Debtor and the Debtor's Estate, except as otherwise provided in the Plan or the Confirmation Order.

         Section 3.02 CLASSES OF UNCLASSIFIED, UNIMPAIRED AND IMPAIRED CLAIMS AND INTERESTS. Administrative Expense Claims and Priority Tax Claims are treated in accordance with section 1129(a)(9)(A) and section 1129(a)(9)(C) of the Bankruptcy Code, respectively. Such Claims are Unimpaired under the Plan and are not designated as Classes of Claims, in accordance with section 1123(a)(1), for purposes of the Plan and for purposes of sections 1123, 1124, 1126 and 1129 of the Bankruptcy Code. In addition, Class 1.1, Class 1.2, and Class 2.3 are presently classified as Classes of Claims that are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Plan and the Debtor is not required to solicit acceptances of the Plan from the holders of claims in these classes. Class 2.1, Class 2.2, Class 2.4, Class 2.5, Class 2.6, Class 2.7, Class 2.8, Class 2.9, Class 2.10, Class 2.11, Class 2.12, Class 2.13, Class 2.14, Class 2.15, Class 2.16, Class 2.17, Class 2.18, Class 2.19, Class 2.20, Class 2.21, Class 3.1,
Class 3.2, Class 4 and Class 5 are

Impaired and are entitled to vote to accept or reject the Plan. Class 6 is Impaired and is deemed not to have accepted the Plan because Holders of Class 6 Interests will neither receive nor retain any property under the Plan.

                              TREATMENT OF CLAIMS:

         Section 3.03 ADMINISTRATIVE EXPENSE CLAIMS. Administrative Expense Claims are Unimpaired. Unless otherwise provided for herein, each Holder of an Allowed Administrative Expense Claim shall receive, at the option of the Reorganized Debtor, either: (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Administrative Expense Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days following the date on which such Administrative Expense Claim becomes Allowed, after entry of a Final Order, and (iii) a date agreed to by the Debtor or Reorganized Debtor and the Holder of such Administrative Expense Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order; PROVIDED, HOWEVER, that Allowed Administrative Expense Claims representing (a) liabilities, accounts payable or other Claims, liabilities or obligations incurred in the ordinary course of the business of the Debtor consistent with past practices subsequent to the Petition Date, and (b) contractual liabilities arising under unsecured loans, credit arrangements or for product or services advanced to the Debtor, whether or not incurred in the ordinary course of business of the Debtor subsequent to the Petition Date, shall be paid or performed by the Debtor or the Reorganized Debtor, as the case may be, in accordance with the terms and conditions of the particular transaction(s) relating to such liabilities and any agreements relating thereto.

         Notwithstanding any contract provision or applicable law, or otherwise, that entitles a Holder of an Allowed Administrative Expense Claim to post-petition interest, no Allowed Administrative Expense Claim shall receive post-petition interest on account of such Claim. The Reorganized Debtor shall have the right, in its sole discretion, to prepay at any time any Allowed Administrative Expense Claim without premium or penalty of any sort or nature. COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED ADMINISTRATIVE EXPENSE CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED ADMINISTRATIVE EXPENSE CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS. All payments and treatment under this section will be made in accordance with the priority provided under the Bankruptcy Code, or as may be otherwise ordered by the Bankruptcy Court.

         Section 3.04 PRIORITY TAX CLAIMS. Priority Tax Claims are Unimpaired. Each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Reorganized Debtor, either (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Priority Tax Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Priority Tax Claim, after entry of a Final Order, and (iii) a date agreed to by the Debtor or Reorganized Debtor and the Holder of such Priority Tax Claim; (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order; or

(C) equal Cash payments from the Reorganized Debtor made on the last Business Day of every Calendar Quarter following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate publicly quoted on the Effective Date for obligations backed by the full faith and credit of the United States of America maturing in ninety (90) days.

         The Reorganized Debtor shall have the right, in its sole discretion, to prepay at any time any Allowed Priority Tax Claim without premium or penalty of any sort or nature. COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED PRIORITY TAX CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED PRIORITY TAX CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS. All payments and treatment under this section will be made in accordance with the priority provided under the Bankruptcy Code, or as may be otherwise ordered by the Bankruptcy Court.

         Section 3.05 CLASS 1 PRIORITY NON-TAX CLAIMS: All Allowed Priority Non-Tax Claims shall be treated as follows:

                  a.       CLASS 1.1 (ALLOWED PRIORITY NON-TAX CLAIMS). Class
                           1.1 Claims are Unimpaired. Each Holder of an Allowed Class 1.1 Claim shall receive, at the option of the Reorganized Debtor, either (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Class 1.1 Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class 1.1 Claim, after entry of a Final Order, or
                           (iii) a date agreed to by the Debtor and the Holder of such Class 1.1 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order. COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 1.1 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 1 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS. All payments and treatment under this section will be made in accordance with the priority provided under the Bankruptcy Code, or as may be otherwise ordered by the Bankruptcy Court.

                  b. CLASS 1.2 CLAIMS (GAP CLAIMS) Class 1.2 Claims are Unimpaired. Each Holder of an Allowed Class 1.2 Claim shall receive, at the option of the Reorganized Debtor, either (A) Cash payment, in an amount equal to the unpaid amount of the Allowed Class 1.2 Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class 1.2 Claim, after entry of a Final Order, or (iii) a date agreed to by the Debtor and the Holder of such Class 1.2 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, or as the Bankruptcy Court has ordered or may order. COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS
                           1.2 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 1.2 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS. All payments and treatment under this section will be made in accordance with the priority provided under the Bankruptcy Code, or as may be otherwise ordered by the Bankruptcy Court.

         Section 3.06 CLASS 2 - SECURED CLAIMS. Allowed Secured Claims shall be treated as follows (PROVIDED, HOWEVER, that if the Holder of a Claim classified in Class 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16,
2.17, 2.18 or 2.19 rejects the Plan and it is determined that the operative document(s) giving rise to the Claim constitutes a true lease, the Debtor reserves the right to treat the Claim in the manner set forth in Article VII):

                  a.       CLASS 2.1 (THE BERJAYA DIP FINANCING GROUP). Class
                           2.1 Claims are Impaired. In full satisfaction of the DIP Financing Obligations outstanding on the Effective Date, the Berjaya DIP Financing Group shall receive the number of shares of New Common Stock which is calculated by dividing (x) the amount of the DIP Financing Obligations outstanding on the Effective Date by (y) $.32. SATISFACTION OF THE DIP FINANCING OBLIGATIONS BY THE DEBTOR PURSUANT TO THIS SUBSECTION SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.1 CLAIM AND BERJAYA AND THE OTHER MEMBERS OF THE BERJAYA DIP FINANCING GROUP WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR, AND ITS PROPERTIES AND ASSETS. Upon satisfaction of the outstanding DIP Financing Obligations by the Reorganized Debtor pursuant to this subsection, all Liens in favor of the DIP Lender in the assets or property of the Debtor or the Reorganized Debtor shall be released.

                  b. CLASS 2.2 (FINOVA). Class 2.2 Claims are Impaired and shall be treated as follows:

                           (i) Finova will have an allowed secured claim in the amount of $24,800,000 (the "Finova Secured Claim"). The balance of Finova's pre-petition claim (the "Finova Deficiency Claim") shall be classified with, and receive the same treatment as, general unsecured claims against the Debtor.

                           (ii) Finova will receive under the Plan, in respect of the Finova Secured Claim, a note (the "Finova Secured Note") in the principal amount of the Finova Secured Claim, bearing interest fixed at the greater of (x) nine percent (9%) per annum or (y) a rate of 460 basis points (4.60%) above the ten year treasury rate (as published in the "Wall Street Journal") on the Effective Date (the "Finova Interest Rate") payable in equal monthly installments from the Effective Date, based on an amortization period of 132 months, with the principal balance and all accrued unpaid interest to be paid in full at the end of 96 months.

                           (iii) In addition, if Excess Cash Flow for a Fiscal Year equals or exceeds $100,000, a mandatory prepayment shall be made on the Finova Note, on August 31 of the succeeding Fiscal Year, in the amount of Finova's ratable share of such Excess Cash Flow. If positive Excess Cash Flow for a Fiscal Year is less than $100,000, it shall be carried over to succeeding Fiscal Years until such time as cumulative undistributed Excess Cash Flow exceeds $100,000, whereupon it shall be included in the mandatory prepayment required on the applicable mandatory prepayment date. Finova's ratable share of Excess Cash Flow shall be calculated by multiplying the amount of Excess Cash Flow available for payment by a fraction, the numerator of which shall be (x) the outstanding principal amount of the Finova Secured Note and the denominator of which shall be (y) the sum of the outstanding principal amounts on the Finova Secured Note, the New Secured Notes and the New Unsecured Notes as of the end of the immediately preceding Fiscal Year.

                           (iv)     The Finova Secured Note will be secured by
                                    (1) all of Finova's currently existing
                                    collateral; (2) the Roadhouse Grill(R)
                                    trademark, and (3) the inventory at the
                                    locations which have been mortgaged to
                                    Finova.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.2 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.2 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  c. CLASS 2.3 (FIRST UNION NATIONAL BANK, "FIRST UNION"). Class 2.3 Claims are Unimpaired. The legal, equitable and contractual rights of First Union will remain unaltered. Any defaults other than IPSO FACTO defaults will be cured on the Effective Date.

                  d. CLASS 2.4 (GE CAPITAL FRANCHISE FINANCE CORPORATION, "FFC"). Class 2.4 Claims are Impaired. Before the filing of the Chapter 11 case, RHG entered into lease and financing arrangements with FFC with respect to several locations. The arrangements with respect to four of the locations - Panama City, Florida, Orlando, Florida, Reynoldsburg, Ohio and Columbus, Ohio - were structured as leases from FFC to RHG. The arrangement with respect to the Port Richey, Florida location was structured as a mortgage loan from FFC to RHG. The Titusville, Florida transaction was structured as a mortgage loan to a third-party unrelated to RHG, which leased the location to RHG. These arrangements are to be restructured as follows:

                           (i) The Orlando, Florida location has been closed, and the lease will be rejected.

                           (ii) Notwithstanding RHG's defaults, FFC will advance the final disbursements with respect to construction at the Titusville and Port Richey, Florida locations.

                           (iii) RHG will convey the Port Richey, Florida location to FFC and, thereafter, lease the property from FFC.

                            (iv) FFC will acquire the fee in the Titusville, Florida location and lease the location to RHG.

                           (v) RHG and FFC will enter into a Master Lease with respect to the Titusville, Panama City, Port Richey, Reynoldsburg and Columbus locations at a blended rental rate based on the interest rate of the prior mortgage loans and the lease factor employed in the prior lease transactions.

                           (vi) FFC will seek to sell the Orlando property and a property located in Davie, Florida that was formerly owned by an RHG affiliate. In the event that FFC receives net proceeds in excess of its original unamortized investments in such properties, such excess shall be taken into consideration in the establishment of the Master Lease rent.

                           (vii) In the event the transactions described above are effected before Confirmation of the Plan, the Master Lease will be deemed to have been assumed by Reorganized RHG.

                  e. CLASS 2.5 (LYON CREDIT CORP., "LYON", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY ) Class 2.5 Claims are Impaired. Lyon Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Lyon will retain its lien on personal property consisting of furniture, fixtures and equipment located at 905 Ernest Barrett Parkway, Kennesaw, GA ("Collateral").

                           (ii) Any arrearage existing on the obligation secured by the Collateral as of the Effective Date shall be added to the term of the obligation as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.5 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.5 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  f. CLASS 2.6 (ICON FUNDING CORP., "ICON", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY) Class 2.6 Claims are Impaired. Icon Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Icon will retain its liens on personal property consisting of furniture, fixtures and equipment located at the following locations ("Collateral"):

                                    (1)      1894 Beach Blvd., Biloxi, MS

                                    (2)      317 Haywood Rd., Greenville, SC

                                    (3)      1635 Penfield Rd., Rochester, NY

                                    (4)      301 Park Terr., Columbia, SC

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.6 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.6 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  g. CLASS 2.7 (PACIFIC FINANCIAL COMPANY, "PACIFIC"). Class 2.7 Claims are Impaired. Pacific Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Pacific will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      1700 Evans Rd., Melbourne, FL

                                    (2)      3704 Shackleford Rd., Duluth, GA

                                    (3)      3513 S. McKinley Pkwy, Hamby, NC

                                    (4)      20435 St. Road 7, Boca Raton, FL

                                    (5)      9250 Schuize Dr., West Chester, OH

                                    (6)      709 Desoto Cove (Hwy 320),
                                             Hornlake, MS

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.7 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.7 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  h. CLASS 2.8 (AT&T COMMERCIAL FINANCE, "AT&T", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.8 Claims are Impaired. AT&T Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) AT&T will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      1650 Wells Rd., Orange Park, FL

                                    (2)      215 O'Neil Ct., Columbia, SC

                                    (3)      3940 Lyman Dr., Hilliard, OH

                                    (4)      9750 Cortana Place, Baton Rouge, LA

                                    (5)      6150-A Airport Blvd., Mobile, AL

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.8 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.8 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  i. CLASS 2.9 (LOUIS WOHL & SONS, INC., "WOHL") Class 2.9 Claims are Impaired. Wohl Secured Claims shall be treated as follows:

                           (i) Wohl will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      Volusia Shopping Center, Daytona
                                             Beach, FL

                           (ii) Any arrearage existing on the obligations secured by the Collateral as of the Effective Date shall be added to the term of the obligation as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.9 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.9 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  j. CLASS 2.10 (NEWCOURT FINANCIAL USA, INC., "NEWCOURT", AS ASSIGNEE OF PACIFIC FINANCIAL COMPANY). Class 2.10 Claims are Impaired. Newcourt Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Newcourt will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      6433 Winchester Rd., Memphis, TN

                                    (2)      6379 Ridgewood Ct. Rd., Jackson, MS

                                    (3)      2430 Eastern Blvd., Montgomery, AL

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.10 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.10 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  k. CLASS 2.11 (GENERAL ELECTRIC CAPITAL CORP., "GECC", AS ASSIGNEE OF PACIFIC FINANCIAL CORP.) Class 2.11 Claims are Impaired. GECC Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) GECC will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      9220 Meadows Rd., Jacksonville, FL

                                    (2)      1980 Niagara Falls Blvd.,
                                             Tonawanda, NY

                                    (3)      2455 W. International Speedway
                                             Blvd., Daytona Beach, FL

                                    (4)     775 W. Brandon Blvd., Brandon, FL

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.11 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.11 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  l. CLASS 2.12 (GENERAL ELECTRIC CAPITAL CORP., "GECC" / COLONIAL PACIFIC LEASING, "COLONIAL", AS ASSIGNEES OF PACIFIC LEASING COMPANY) Class 2.12 Claims are Impaired. GECC / Colonial Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) GECC / Colonial will retain their liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      2501 Crownpoint Executive Dr.,
                                             Charlotte, NC

                           (ii) With respect to the obligations secured by the Collateral, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.12 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.12 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  m. CLASS 2.13 (ORIX USA CORPORATION, "ORIX", AS ASSIGNEE OF PACIFIC LEASING COMPANY). Class 2.13 Claims are Impaired. Orix Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Orix will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      518 Kenilworth Rd., Asheville, NC

                                    (2)      980 Atlantic Blvd., Jacksonville,
                                             FL

                                    (3)      8031 Concord Mills Blvd., Concord,
                                             NC

                                    (4)      2910(b) Clairmont Rd., Atlanta, GA

                                    (5)      1136 Miamisburg Centerville Rd.,
                                             Centerville, OH

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.13 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.13 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  n. CLASS 2.14 (THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT EQUIPMENT"), AS ASSIGNEE OF PACIFIC LEASING CO.) Class 2.14 Claims are Impaired. CIT Equipment Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) CIT Equipment will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      2450 Brice Rd., Columbus, OH

                                    (2)      2770 Holcomb Bridge Rd., Roswell,
                                             GA

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.14 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.14 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  o. CLASS 2.15 (THE CIT GROUP, "CIT", AS ASSIGNEE OF PACIFIC LEASING CORP.). Class 2.15 Claims are Impaired. CIT Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) CIT will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      5828 Sawmill Rd., Columbus, OH

                                    (2)      2000 Satellite Blvd., Duluth, GA

                                    (3)      680 Tinsley Way, Lockhill, SC

                                    (4)      3558 S. High St., Columbus, OH

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.15 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.15 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  p. CLASS 2.16 (SOVEREIGN BANK, "SOVEREIGN", AS ASSIGNEE OF NETWORK CAPITAL ALLIANCE DIVISION). Class 2.16 Claims are Impaired. Sovereign Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Sovereign will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      709 DeSoto Cove (St. Hwy 320),
                                             Hornlake, MS

                           (ii) If the above location is open as of the Effective Date, any arrearage existing on the obligations secured by the Collateral shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) If the above location is closed as of the Effective Date, the outstanding balance on the obligations will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.16 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.16 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  q. CLASS 2.17 (FLEET CAPITAL CORP., "FLEET," SUCCESSOR BY MERGER TO BANCBOSTON LEASING, INC., AS ASSIGNEE OF PACIFIC LEASING CO.). Class 2.17 Claims are Impaired. Fleet Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Fleet will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      8650 University City Blvd.,
                                             Charlotte, NC

                                    (2)      741 W. 23rd St., Panama City, FL

                                    (3)      7100 N. Davis Ave., Pensacola, FL

                                    (4)      830 Jefferson Rd., Herrietta, NY

                                    (5)      2630 Gulf to Bay Blvd., Clearwater,
                                             FL

                                    (6)      1291 Dogwood Dr., S.W., Conyers, GA

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, the outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.17 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.17 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  r. CLASS 2.18 (BANCONE LEASING CORP., "BANCONE", AS ASSIGNEE OF PACIFIC LEASING COMPANY). Class 2.18 Claims are Impaired. BancOne Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) BancOne will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      3789 Kirkman Rd., Orlando, FL

                                    (2)      391 Town Center Boulevard,
                                             Pineville, NC

                           (ii) The outstanding balance on the obligations secured by the Collateral will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.18 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.18 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  s. CLASS 2.19 (KEY CORP LEASING, LTD., "KEY", AS ASSIGNEE OF PACIFIC FINANCIAL CO.). Class 2.19 Claims are Impaired. Key Secured Claims (which are structured as leases) shall be treated as follows:

                           (i) Key will retain its liens on personal property consisting of furniture, fixtures and equipment at the following locations ("Collateral"):

                                    (1)      2040 Stringtown Rd., Grove City, OH

                                    (2)      525 Kolb Dr., Fairfield, OH

                                    (3)      3573 McKinley Parkway, Hamburg, NY

                           (ii) Any arrearage existing on the obligations secured by the Collateral located at open stores as of the Effective Date shall be added to the term of the obligations as additional monthly payments due under the contract, in effect, extending the term of the contract.



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

                           (iii) All defaults under the contract shall be deemed cured as of the Effective Date.

                           (iv) All other terms and conditions of the contract, except for the payment term, shall remain the same.

                           (v) With respect to obligations secured by Collateral at any closed stores, any outstanding balance will be amortized over 48 months with 5% simple interest and payable in 48 equal monthly payments (the amount of a monthly payment being referred to hereinafter as the "Monthly Payment Amount") beginning on the Effective Date. Thereafter, monthly payments of the Monthly Payment Amount (or such lesser amount as is required to complete the final payment) shall continue until they aggregate 14% of the original cost of the Collateral, whereupon Reorganized RHG or any successor in interest thereto shall become the owner of the Collateral and shall have no obligation to make any further payments. Upon the making of the final payment required under this Plan with respect to such Collateral, the claimant shall sign and deliver to Reorganized RHG or its successor, as the case may be, a bill of sale conveying the Collateral on an As-Is Where-Is basis.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.19 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.19 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  t. CLASS 2.20 (OTHER SECURED CLAIMS). Class 2.20 Claims are Impaired. In the sole discretion of the Reorganized Debtor, Other Secured Claims shall be treated as follows:

                           (i) retention of liens and receipt of deferred Cash payments equal to the amount of any Allowed Class 2.20 Claim, as of the Effective Date, with such deferred Cash payments being made in equal monthly payments over four (4) years beginning on the Effective Date or, if any such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed, plus interest on the unpaid balance at the Prime Rate (or upon such other terms determined by the Bankruptcy Court to provide the Holders of Class 2.20 Claims with deferred cash payments having a value, as of the Effective Date, equal to the value of the collateral which secures the Claim); provided, however, that if an undersecured Holder of a Claim in this Class elects treatment under Section 111(b)(2) of the Bankruptcy Code, the Debtor reserves the right to extend the payment term beyond four (4) years to the extent, if any, necessary to cause the stream of monthly payments to have a present value no greater than the value of the collateral; or

                           (ii) the Reorganized Debtor shall abandon the Property that secures any Allowed Class 2.20 Claim to the Holder of such Claim on or as soon as practicable after the later of (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class
                                    2.20 Claim by a Final Order; or

                           (iii) such other treatment as the Debtor or Reorganized Debtor and the Holder of any Allowed Class 2.20 Claim shall have agreed upon in writing.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.20 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.20 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

                  u. CLASS 2.21 (BERJAYA SECURED CLAIMS). Class 2.21 Claims are Impaired. The Berjaya Secured Claims will be satisfied by the distribution to Berjaya of shares of New Common Stock, the number of such shares to be calculated by dividing (x) the outstanding amount of the Berjaya Secured Claims on the Effective Date by
                           (y) $.32.

                           COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SUBSECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 2.20 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 2.20 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

         Section 3.07 CLASS 3 CLAIMS: UNSECURED CLAIMS. Allowed Unsecured Claims (other than Class 3.2 and Class 4 Claims) shall be treated as follows:

         a. CLASS 3.1 (GENERAL UNSECURED CLAIMS). Class 3.1 Claims are Impaired. Holders of Class 3.1 Claims shall receive, on the Effective Date, at their option, either New Unsecured Notes or New Secured Notes, having a principal amount equal to the amount of their Allowed Claims, as follows:

                           NEW UNSECURED NOTES:

                           Holders electing to receive New Unsecured Notes will receive unsecured notes issued under an indenture substantially in the form attached as EXHIBIT G to the Disclosure Statement, in a principal amount equal to the amount of their Allowed Class 3.1 Claims, payable in sixty (60) equal monthly installments with interest at 5% per annum, in full satisfaction of their Class 3.1 Claims. (The form of the New Unsecured Notes is attached as an exhibit to EXHIBIT G.) In addition, with respect to Fiscal Years in which Excess Cash Flow equals or exceeds $100,000, mandatory prepayments shall be made on the New Unsecured Notes from the New Unsecured Notes' ratable share of Excess Cash Flow, calculated pursuant to the methodology described in SECTION 3.06(B)(III) of the Plan. Such prepayment shall be made on August 31 of the immediately succeeding Fiscal Year.

                           NEW SECURED NOTES:

                           Holders electing to receive New Secured Notes will receive secured notes issued under an indenture substantially in the form attached as EXHIBIT H to the Disclosure Statement, in a principal amount equal to the amount of their Allowed Class 3.1 Claims, payable in ninety-six (96) equal monthly installments with interest at 5% per annum in full satisfaction of their Class 3.1 Claims. (The form of the New Secured Notes is attached as an exhibit to EXHIBIT H.) In addition, with respect to Fiscal Years in which Excess Cash Flow equals or exceeds $100,000, mandatory prepayments shall be made on the New Secured Notes from the New Secured Notes' ratable share of Excess Cash Flow, calculated pursuant to the methodology described in SECTION 3.06(B)(III) of the Plan. Such prepayment shall be made on August 31 of the immediately succeeding Fiscal Year.

                           The New Secured Notes will be secured by unencumbered tangible assets of the Debtor (18 leasehold mortgages at sites where the furniture and equipment have not been pledged to lenders; 7 leasehold mortgages at sites where the equipment has been pledged; and 16 unencumbered equipment packages, all as more particularly described on EXHIBIT I to the Disclosure Statement. The collateral will be held by an indenture trustee for the benefit of the holders of the New Secured Notes pursuant to the indenture under which the New Secured Notes are issued (EXHIBIT H to the Disclosure Statement). The Bankruptcy Court shall retain jurisdiction to authorize the indenture trustee to act or forbear from enforcing the security interest in the event of a default under the New Secured Notes.

                  A HOLDER OF A CLAIM IN CLASS 3.1 THAT FAILS TO INDICATE ON ITS BALLOT ITS ELECTION BETWEEN RECEIPT OF A NEW SECURED NOTE OR RECEIPT OF A NEW UNSECURED NOTE

                  WILL BE DEEMED TO HAVE ELECTED THE NEW SECURED NOTE OPTION. COMPLIANCE WITH THE OBLIGATIONS UNDER THIS SECTION BY THE REORGANIZED DEBTOR WITH RESPECT TO ANY ALLOWED CLASS 3.1 CLAIM SHALL BE IN FULL SATISFACTION, SETTLEMENT, RELEASE, EXTINGUISHMENT AND DISCHARGE OF THE ALLOWED CLASS 3.1 CLAIM AND THE HOLDER OF SUCH CLAIM WILL BE FOREVER BARRED, EXPUNGED, AND ESTOPPED FROM ASSERTING SUCH CLAIM IN ANY MANNER AGAINST THE REORGANIZED DEBTOR AND ITS PROPERTIES AND ASSETS.

         b. CLASS 3.2 (CONVENIENCE CLASS CLAIMS). Class 3.2 Claims are Impaired. This class consists of general unsecured claims of $10,000.00 or less and larger claims which the holders are willing to reduce to $10,000.00. These claims will be paid in cash in full on the Effective Date, without interest.

         Section 3.08 CLASS 4 (SECURITIES CLAIMS). Class 4 Claims are Impaired. To the extent, if any, the Class 4 Claims are Allowed, they are subordinated under section 510(b) of the Bankruptcy Code and will have the same priority as the Class 5 Interests. To the extent, if any, Allowed, the Class 4 Claims will share ratably with the Holders of the Class 5 Interests in the issuance by Reorganized RHG of 9,708,741 shares of New Common Stock, which are estimated to constitute approximately 38% of the stock in Reorganized RHG, the balance of the New Common Stock being issued to the Berjaya DIP Financing Group pursuant to
Section 3.06(a) and to Berjaya pursuant to Section 3.06(u). The methodology employed in determining the number of shares of New Common Stock to be issued pursuant to the Plan is described in ARTICLE IV(C)(2)(A) of the Disclosure Statement. The methodology to be employed in determining the respective ratable shares of the Holders of Class 4 Claims and the Holders of Class 5 Interests is set forth in Section 6.01 of the Plan.

                             TREATMENT OF INTERESTS:

         Section 3.09 CLASS 5 (OLD COMMON STOCK INTERESTS). The Holders of the Class 5 Interests will share ratably with the Holders of Allowed Class 4 Claims, if any, in the issuance by Reorganized RHG of 9,708,741 shares of New Common Stock.

         Section 3.10 CLASS 6 (OTHER INTERESTS). The Holders of Class 6 Interests will neither receive nor retain any property under the Plan on account of their Class 6 Interests.

                                   ARTICLE IV

                               FUNDING OF THE PLAN

         Section 4.01 EFFECTIVE DATE PAYMENTS. Prior to the entry of the Confirmation Order, the Reorganized Debtor shall deliver Cash to the Disbursing Agent in an amount totaling the aggregate of all Effective Date Payments to be made by such Disbursing Agent, and shall deliver to the Disbursing Agent the shares of the New Common Stock which are to be distributed on the Effective Date. The "EFFECTIVE DATE PAYMENTS" shall consist of the following: (i) that portion of all Allowed Administrative Expense Claims required to be paid in Cash on the Effective Date pursuant to SECTION 3.03 of the Plan, (ii) that portion of any Allowed Priority Tax Claims and Allowed Class 1 Claims required to be paid in Cash on the Effective Date pursuant to SECTION 3.04 and SECTION 3.05 of the Plan, respectively, (iii) Cash in such amount as may be necessary to fund the payments to secured creditors required by SECTION 3.06 of the Plan; and
(iv) Cash in such amount as may be necessary to fund payments for distributions in accordance with SECTION 3.07 of the Plan.

                                    ARTICLE V

                  ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN

         Section 5.01 ACCEPTANCE BY AN IMPAIRED CLASS OF CREDITORS. Pursuant to
section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the Holders of at least two-thirds (2/3rds) in dollar amount of the Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to section 1126(e) of the Bankruptcy
Code) have timely and properly voted to accept the Plan and (b) more than one-half (1/2) in number of such Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept the Plan.

         Section 5.02 ACCEPTANCE BY AN IMPAIRED CLASS OF INTEREST HOLDERS. Pursuant to section 1126(d) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the Holders of at least two-thirds (2/3rds) in amount of the Allowed Interests actually voting in such class (other than Interests held by any Holder designated pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept the Plan.

         Section 5.03 VOTING CLASSES. Except as otherwise required by the Bankruptcy Code or the Bankruptcy Rules or as otherwise provided in this SECTION 5.03, the Holders of Class 2.1, Class 2.2, Classes 2.4 through 2.21, Class 3.1, Class 3.2 and Class 4 Claims, and the Holders of Class 5 Interests, shall be entitled to vote separately as a Class to accept or reject the Plan. Classes of Claims Unimpaired under the Plan (I.E., Class 1.1 Claims, Class 1.2 Claims and Class 2.3 Claims) shall not be entitled to vote to accept or reject the Plan, and shall be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited. The Holders of Class 6 Interests will receive or retain nothing under the Plan on account of their Class 6 Interests, shall not be entitled to vote on the Plan, and shall be conclusively presumed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified. Holders of Administrative Expense Claims and Priority Tax Claims will be paid in full and are excluded from the Classes designated to vote to accept or reject the Plan.

         Section 5.04 ONE VOTE PER HOLDER. If a Holder of a Claim holds more than one Claim in any one Class, all Claims of such Holder in such Class shall be aggregated and deemed to be one Claim for purposes of determining the number of Claims in such Class voting on the Plan.

         Section 5.05 CRAMDOWN. If all applicable requirements for Confirmation of the Plan are met as set forth in section 1129(a)(1) through (13) of the Bankruptcy Code except subsection (8) thereof, the Debtor reserves the right to modify the Plan and request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of section 1129(a)(8) thereof, on the basis that the Plan is fair and equitable, and does not discriminate unfairly, with respect to each Class of Claims or Interests that is Impaired under, and has not accepted, the Plan.

                                   ARTICLE VI

                PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

         Section 6.01 TIMING OF DISTRIBUTIONS. Except as set forth in the Plan, the distribution of Property will be made to Holders of Allowed Claims and Allowed Interests in accordance with Articles III and IV of the Plan. If a Claim is not an Allowed Claim as of the applicable Distribution Date, distributions will be made only if and when the Claim is Allowed and in accordance with Articles III and IV of the Plan. Notwithstanding any other provisions in this Plan, in the event that, as of the Effective Date, any timely Filed Class 4 Claims have not yet been Allowed or Disallowed pursuant to a Final Order, the 9,708,741 shares of New Common Stock referred to in SECTIONS 3.08 AND 3.09 of the Plan shall be issued and held as treasury stock by Reorganized RHG. At such time as all timely Filed Class 4 Claims have been resolved pursuant to a Final Order or Orders, said shares shall be distributed by Reorganized RHG in accordance with SECTION 3.09 and, if applicable, SECTION 3.08 of the Plan.

         At such time as the ultimate distribution of the 9,708,741 shares of New Common Stock is to be made to the Holders of the Class 5 Interests and, if any, to the Holders of Allowed Class 4 Claims, the ratable share of the Holders of the Allowed Class 4 Claims shall be determined by multiplying 9,708,741 by a fraction the numerator of which (x) shall be the aggregate amount of Allowed Class 4 Claims and the denominator of which (y) shall be the sum of (i) the aggregate amount of Allowed Class 4 Claims, plus (ii) the value, as of the end of the most recent calendar quarter preceding the distribution date, of the 9,708,741 shares of New Common Stock. The ratable share of the Holders of the Class 5 Interests shall be determined by subtracting the ratable share of the Holders of the Allowed Class 4 claims from 9,708,741.

         Section 6.02 DISTRIBUTION RECORD DATE. As of the close of business on the Distribution Record Date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of the equity security interests will be closed and, for purposes of the Plan, there shall be no further changes in the record Holders of these Interests. The Disbursing Agent, as the party responsible to distribute to all interest holders, shall have no obligation to recognize the transfer of any stock occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with those Holders of Interests as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

         Section 6.03 DELIVERY OF DISTRIBUTIONS. The Disbursing Agent (and, where applicable, the Indenture Trustee) will make distributions to Holders of Allowed Claims and Interests at the addresses set forth on the Proofs of Claim, if any, Filed by such Holders or at the last known addresses of such Holders. If any such Holder's distribution is returned as undeliverable, no further distribution will be made to such Holder unless and until the Disbursing Agent (or, where applicable, the Indenture Trustee) is notified of such Holder's then current address, at which time all missed distributions will be made to such Holder, without interest.

         Section 6.04 METHOD OF CASH DISTRIBUTIONS. Any payment to be made pursuant to the Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of the Reorganized Debtor, Disbursing Agent, or Indenture Trustee as the case may be.

         Section 6.05 FAILURE TO NEGOTIATE CHECKS. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. Any amounts returned in respect of such non-negotiated checks shall be held by the Disbursing Agent, the Reorganized Debtor or the Indenture Trustee, as applicable, as appropriate. Requests for reissuance for any such check shall be made directly to the Reorganized Debtor or the Indenture Trustee by the Holder of the Allowed Claim with respect to which such check originally was issued. All amounts represented by any voided check will be held until the later of one (1) year after (A) the date of the issuance of the check or (B) the date that a particular Claim is Allowed, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made prior to such date. THEREAFTER, ALL SUCH AMOUNTS SHALL BE DEEMED TO BE UNCLAIMED PROPERTY, IN ACCORDANCE WITH SECTION 6.06 OF THE PLAN, AND ALL CLAIMS IN RESPECT OF VOID CHECKS AND THE UNDERLYING DISTRIBUTIONS SHALL BE FOREVER BARRED, ESTOPPED AND ENJOINED FROM ASSERTION IN ANY MANNER AGAINST THE DEBTOR OR ITS PROPERTIES AND ASSETS.

         Section 6.06 UNCLAIMED DISTRIBUTIONS. All Property distributed on account of Claims or Interests must be claimed within the later of (y) one (1) year after the Effective Date or (z) one (1) year after such distribution is made to such Holder or, in the case of a distribution made in the form of a check, must be negotiated and a request for reissuance be made as provided for in SECTION 6.05 of the Plan. All Unclaimed Property will be transferred to and vest in the Reorganized Debtor. All full or partial payments made by the Disbursing Agent, Reorganized Debtor or Indenture Trustee and received by the Holder of a Claim prior to the Effective Date will be deemed to be payments under the Plan for purposes of satisfying the obligations of Debtor and Reorganized Debtor pursuant to the Plan. Nothing contained in the Plan shall require the Reorganized Debtor, the Disbursing Agent or the Indenture Trustee to attempt to locate any Holder of an Allowed Claim other than by reviewing the records of the Debtor. PURSUANT TO SECTION 1143 OF THE BANKRUPTCY CODE, ALL CLAIMS IN RESPECT OF UNCLAIMED PROPERTY SHALL BE DEEMED DISALLOWED AND THE HOLDER OF ANY CLAIM DISALLOWED IN ACCORDANCE WITH THIS SECTION 6.06 WILL BE FOREVER BARRED, EXPUNGED, ESTOPPED AND ENJOINED FROM ASSERTION OF THE CLAIM IN ANY MANNER AGAINST THE DEBTOR OR ITS PROPERTY AND ASSETS.

         Section 6.07 LIMITATION ON DISTRIBUTION RIGHTS. If a claimant holds more than one Claim in any one Class, all Claims of the claimant in that Class will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

         Section 6.08 DENOMINATIONS OF NEW COMMON STOCK. The New Common Stock shall be issued only in whole dollar increments, with any fractional dollar amounts to be disregarded.

         Section 6.09 COMPLIANCE WITH TAX REQUIREMENTS. In connection with each distribution with respect to which the filing of an information return (such as an Internal

Revenue Service Form 1099 or 1042) or withholding is required, the Reorganized Debtor, Disbursing Agent or Indenture Trustee shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtor, Disbursing Agent or Indenture Trustee within thirty (30) days from the date of such request, the Reorganized Debtor, Disbursing Agent or the Indenture Trustee may, at their option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received.

         Section 6.10 DE MINIMIS DISTRIBUTIONS. No Cash payment of less than five ($5.00) dollars shall be made to any Holder of a Claim on account of its Allowed Claim; PROVIDED, HOWEVER, that if and when the cumulative amounts due to such a Holder equal or exceed $5.00, they shall be paid to the Holder on the next Distribution Date.

         Section 6.11 SETOFFS. The Debtor or the Reorganized Debtor, as the case may be, may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and Claims of every type and nature whatsoever which the Estate or the Debtor may have against the Creditors, but neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims the Debtor or Reorganized Debtor may have against such Creditors, and all such claims shall be reserved to and retained by the Debtor or Reorganized Debtor.

         Section 6.12 DOCUMENTATION NECESSARY TO RELEASE LIENS. Each Creditor which is to receive a distribution under the Plan in full satisfaction of a Secured Claim shall not receive such distribution until such Creditor executes and delivers any and all documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form if appropriate) in connection with such Secured Claim and such other documents as the Reorganized Debtor or Disbursing Agent may reasonably request.

         Section 6.13 ALLOCATION BETWEEN PRINCIPAL AND ACCRUED INTEREST. Except as otherwise specifically provided in the Plan, or in the operative documents executed by a Creditor and the Debtor to implement the Plan, on the Effective Date, the aggregate consideration paid to Creditors in respect of their Claims shall be treated as allocated first to the principal amount of such Claims and then to the accrued interest thereon, to the extent interest is payable on or as part of such Claims.

         Section 6.14 SATURDAY, SUNDAY AND LEGAL HOLIDAY. If any payment, distribution or other act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been timely completed as of the required date.

                                   ARTICLE VII

            EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION
                         OBLIGATIONS; BENEFIT PROGRAMS

         Section 7.01 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Effective Date, except as otherwise provided in SECTION 7.05 of the Plan, all executory contracts and unexpired leases that exist between the Debtor and any Entity which (i) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date, and (ii) are not the subject of pending motions to assume or assume and assign as of the Confirmation Date will be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code. All executory and unexpired leases that are assumed will be assumed under their present terms or upon such terms as are agreed to between the Debtor and the other party to the executory contract or unexpired lease.

         Section 7.02 CLAIMS FOR REJECTION DAMAGES. Proofs of Claim for alleged damages arising from the rejection pursuant to the Plan, the Confirmation Order or any subsequent Order of the Bankruptcy Court, of any executory contract or any unexpired lease shall be Filed with the Bankruptcy Court and served on counsel for the Debtor or Reorganized Debtor not later than thirty (30) days after the service of the earlier of: (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected (including service of an Order of the Bankruptcy Court providing for such rejection). If an executory contract or unexpired lease is rejected after the balloting on the Plan has occurred, the Holder of a Claim based on such rejection shall indicate in its Proof of Claim its election to receive a New Secured Note or New Unsecured Note in respect of such Claim. If no election is indicated in the Proof of Claim, the Holder will be deemed to have elected the New Secured Note option. Notwithstanding the foregoing, if the Claim is Allowed in an amount of $10,000.00 or less, it shall be treated as a Class 3.2 (Convenience Class) Claim. ANY HOLDER OF A CLAIM ARISING FROM THE REJECTION OF ANY EXECUTORY CONTRACT OR ANY UNEXPIRED LEASE THAT FAILS TO FILE SUCH PROOF OF CLAIM ON OR BEFORE THE DATE SPECIFIED IN THIS PARAGRAPH SHALL BE FOREVER BARRED, ESTOPPED AND ENJOINED FROM ASSERTING SUCH CLAIMS IN ANY MANNER AGAINST THE DEBTOR OR REORGANIZED DEBTOR (OR FILING PROOFS OF CLAIM WITH RESPECT THEREOF) OR THEIR PROPERTY AND THE DEBTOR OR REORGANIZED DEBTOR SHALL BE FOREVER DISCHARGED FROM ALL INDEBTEDNESS OR LIABILITY WITH RESPECT TO SUCH CLAIMS, AND, IF APPLICABLE, SUCH HOLDERS SHALL NOT BE PERMITTED TO VOTE ON THE PLAN OR TO PARTICIPATE IN ANY DISTRIBUTION IN THIS CHAPTER 11 CASE ON ACCOUNT OF SUCH CLAIMS OR TO RECEIVE FURTHER NOTICES REGARDING SUCH CLAIMS AND SHALL BE BOUND BY THE TERMS OF THE PLAN.

         Section 7.03 OBJECTIONS TO AND TREATMENT OF REJECTION CLAIMS. The Bankruptcy Court shall determine any Objections to any Proofs of Claim Filed in accordance with SECTION 7.02 hereof at a hearing to be held at a date to be determined by the Bankruptcy Court. Unsecured Claims arising out of the rejection of executory contracts and unexpired leases shall, pursuant to section 502(g) of the Bankruptcy Code, be Allowed Class 3.1 Claims entitled to the same treatment under the Plan received by the other Allowed Class 3.1 Claims, or Class 3.2 (Convenience Class) Claims, as the case may be.

         Section 7.04 EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE. On the Effective Date, all contracts, leases, and other agreements entered into by the Debtor on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date, shall revest in and remain in full force and effect as against the Reorganized Debtor and the other parties to such contracts, leases and other agreements under their present terms or upon such terms as are agreed to between the Debtor or Reorganized Debtor and the other parties in a manner consistent with SECTION 3.03 of the Plan.

         Section 7.05 BENEFIT PROGRAMS. Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtor, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under of the Plan, but (except as otherwise determined by Reorganized
RHG) only to the extent that rights under such programs are held by the Debtor or Persons who are employees of the Debtor as of the Confirmation Date, and the Debtor's obligations under such programs to Persons who are employees of the Debtor on the Confirmation Date (or former employees if so determined by Reorganized RHG) shall survive Confirmation of the Plan, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; PROVIDED, HOWEVER, that the Debtor's obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue; PROVIDED FURTHER, HOWEVER, that nothing herein shall extend or otherwise modify the duration of such period or affect the Debtor's ability or the Reorganized Debtor's ability to modify the terms and conditions of the retiree benefits as otherwise permitted by such plans and applicable nonbankruptcy law.

         Section 7.06 EMPLOYMENT AGREEMENTS. Notwithstanding anything in this
ARTICLE VII to the contrary, unless previously approved by the Bankruptcy Court or otherwise assumed by separate motion and order on or before the Effective Date, all employment and/or compensation agreements between the Debtor and any employees shall be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code.

                                  ARTICLE VIII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         Section 8.01 CORPORATE ACTION. The entry of the Confirmation Order shall constitute authorization for the Debtor and Reorganized Debtor to take or cause to be taken all corporate or other actions necessary or appropriate to consummate and implement the provisions of the Plan prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall be deemed to have occurred and shall be in effect pursuant to applicable nonbankruptcy law and the Bankruptcy Code, without any requirement of further action by the stockholders, administrators, agents, officers or directors of the Debtor or Reorganized Debtor. On the

Effective Date, the appropriate equityholders, stockholders, administrators, agents, officers or directors of the Debtor and Reorganized Debtor are authorized and directed to execute and deliver the agreements, documents and instruments contemplated by the Plan and Plan Documents in the name and on behalf of the Reorganized Debtor.

         Section 8.02 ISSUANCE OF NEW COMMON STOCK. On the Effective Date, all of the Interests shall be canceled and the Reorganized Debtor shall issue the number of shares of New Common Stock necessary to implement the Plan.

         Section 8.03 DIP FACILITY. To the extent, if any, it has not been funded fully by the Effective Date, the DIP Facility shall be funded fully on the Effective Date.

         Section 8.04 OPERATIONS BETWEEN THE CONFIRMATION DATE AND THE EFFECTIVE DATE. The Debtor shall continue to operate as debtor-in-possession, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

         Section 8.05 REVESTING OF ASSETS AND PROPERTY IN THE REORGANIZED DEBTOR. Except as otherwise expressly provided in the Plan, pursuant to sections 1123(a)(5), 1123(b)(3) and 1141(b) of the Bankruptcy Code, all Property comprising the Estate of the Debtor, including all Causes of Action, shall automatically be retained and revest in the Reorganized Debtor or its respective successor, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and Interests of Creditors and equity security holders on the Effective Date with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and Interests, being extinguished, except as otherwise provided in the Plan, and the Reorganized Debtor shall own and hold good and marketable title to the Property. On and after the Effective Date, the Reorganized Debtor may operate its business and use, acquire and dispose of Property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to the Bankruptcy Court.

         Section 8.06 CAUSES OF ACTION. Except as otherwise provided in the Plan and Plan Documents, all Causes of Action (including Avoidance Actions but excluding preference actions) shall automatically be retained and preserved and will revest in the Reorganized Debtor. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, the Reorganized Debtor shall retain and have the exclusive right to enforce and prosecute Causes of Action (other than preference actions) against any Entity.

         Section 8.07 CLAIMS ARISING OUT OF RECOVERED AVOIDABLE TRANSFERS. Any Person or governmental unit that holds a Class 3.1 Claim arising from the recovery of a transfer pursuant to the prosecution or settlement of an Avoidance Action brought pursuant to SECTION 8.06 of the Plan shall hold, to the extent provided by law, an Allowed Class 3.1 Claim on account of such Claim in an amount equal to the recovery actually received by the estate, and such Allowed Class 3.1 Claim shall be entitled to the same treatment under the Plan received by the other Allowed Class 3.1 Claims.

         Section 8.08 REORGANIZED DEBTOR'S POST-EFFECTIVE DATE RESPONSIBILITIES AND POWERS. After the Effective Date, the responsibilities of the Reorganized Debtor under the Plan shall include: (i) the receipt of the assets of the Debtor's Estate (ii) pursuing Objections to and settlements of Claims (other than a Claim that is Allowed or deemed to be Allowed pursuant to the Plan or Final Order); (iii) prosecuting and/or settling and compromising any retained Avoidance Actions or any other Cause of Action, subject to SECTION 8.06 of the Plan; (iv) calculating and implementing all distributions to be made under the Plan to Creditors holding Allowed Claims (except as otherwise provided under the Plan); (v) enforcing all provisions of the Plan and Confirmation Order; and (vi) such other duties as may be vested in the Reorganized Debtor pursuant to the Plan or order of the Bankruptcy Court or as may be necessary and proper to carry out the provisions of the Plan. The Debtor and the Reorganized Debtor shall have the power and authorization, without obtaining any further authorization or order from the Bankruptcy Court, to perform any act (or omission) as may be necessary and proper to carry out the post-Effective Date responsibilities identified in this SECTION 8.08.

         Section 8.09 COMPENSATION. In addition to reimbursement for the actual out-of-pocket expenses incurred, any officers, administrators, directors, employees, agents or Professionals of the Debtor and/or Reorganized Debtor, following the confirmation and Effective Date of the Plan, shall be entitled to reasonable compensation for services rendered in connection with the Reorganized Debtor's responsibilities and powers set forth in SECTION 8.08 of the Plan, or otherwise, after Confirmation and after the Effective Date of the Plan. With respect to any officers, administrators, directors, employees, agents or Professionals engaged or retained by the Debtor, such compensation shall be in an amount and on such terms as may be agreed to by the Debtor and such officers, administrators, directors, employees, agents or Professionals, and shall be paid on the Effective Date. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, by the Bankruptcy Court.

                                   ARTICLE IX

                           PROVISIONS FOR TREATMENT OF
                     DISPUTED CLAIMS GOVERNING DISTRIBUTIONS

         Section 9.01 OBJECTIONS TO CLAIMS AND INTERESTS. An Objection to the allowance of a Claim or Interest (other than any of the DIP Financing Obligations) shall be in writing and shall be Filed with the Bankruptcy Court by the Debtor or the Reorganized Debtor at any time on or before the Claim Objection Deadline or the Interest Objection Deadline, unless another date is established by the Bankruptcy Court or the Plan, as amended. The Reorganized Debtor shall have the right to petition the Bankruptcy Court for an extension of such dates. The objecting party shall serve a copy of each such Objection upon the Holder of the Claim or Interest to which it pertains. The Debtor or the Reorganized Debtor, as the case may be, will prosecute each Objection to a Claim or Interest until determined by a Final Order unless the Debtor or the Reorganized Debtor (i) compromises and settles an Objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary, or (ii) withdraws an Objection to a Claim or Interest. The failure by the Debtor or the Reorganized Debtor to object to any Claim or Interest for voting purposes shall not be deemed a waiver of the rights to object to, or re-examine, any such Claim or Interest, as applicable, in whole or in part.

         Section 9.02 AMENDMENTS TO CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS; CLAIMS FILED AFTER THE BAR DATES. Unless otherwise provided in a Final Order of the Bankruptcy Court:

                  a. after the Bar Date, a Claim on account of which a Proof of Claim is not timely Filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or an Order of the Bankruptcy Court, may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the face amount or priority; and

                  b. except as provided for in SECTION 10.03 of the Plan, after the Administrative Expense Claims Bar Date, a Claim on account of which a request for payment of Administrative Expense Claims is not timely Filed in accordance with SECTION 10.02, may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the face amount or priority.

Except as otherwise provided in the Plan, any new or amended Claim Filed after the Bar Date or the Administrative Expense Claims Bar Date (as applicable) shall be deemed Disallowed in full and expunged without any action by the Debtor or Reorganized Debtor, unless the Holder of such Claim has obtained prior Bankruptcy Court authorization for the Filing. The Holder of a Claim which is Disallowed pursuant to this SECTION 9.02 shall not receive any distribution on account of such Claim. The Debtor or Reorganized Debtor shall File with the Bankruptcy Court and serve on the Holder of any Claim whose Claim is deemed Disallowed pursuant to this SECTION 9.02, but whose Proof of Claim or request for payment of an Administrative Expense Claim is subsequently deemed timely Filed or Allowed notwithstanding this SECTION 9.02 by a Final Order of the Bankruptcy Court, any Objection to such Claim or request for estimation thereof within sixty (60) days (or such later date as the Bankruptcy Court shall approve) after any such order becomes a Final Order.

         Section 9.03 NO PAYMENT OR DISTRIBUTION PENDING ALLOWANCE. All references to Claims and Interests and amounts of Claims and Interests refer to the amount of the Claim or Interest Allowed by operation of law, Final Order of the Bankruptcy Court or the Plan. Accordingly, notwithstanding any other provision in the Plan, no payment or distribution shall be made on account of or with respect to any Claim or Interest to the extent it is a Disputed Claim or Disputed Interest unless and until the Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest, as applicable. Notwithstanding the foregoing, on or as soon as practicable after the Claim Objection Deadline or the Interest Objection Deadline, as applicable, the Disbursing Agent shall make distributions to Holders of Disputed Claims or Disputed Interests to the extent, and only to the extent, the portion of such Claim or Interest is not subject to a pending Objection.

         Section 9.04 DISPUTED DISTRIBUTION. If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any distribution, the Debtor, Reorganized Debtor, Disbursing Agent or Indenture Trustee may, in lieu of making such distribution to such Holder, make such distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

         Section 9.05 ESTIMATION. In order to effectuate distributions pursuant to the Plan and avoid undue delay in the administration of the Estate, the Debtor or the Reorganized Debtor, as the case may be, shall have the right, at any time, to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the Holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Debtor or Reorganized Debtor has previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such Objection. If the Bankruptcy Court estimates any contingent, Disputed or unliquidated Claim or Interest, that estimated amount will constitute either the Allowed Amount of such Claim or Interest or a maximum limitation on such Claim or Interest, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim or Interest, the Debtor or Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim or Interest. All of these Objection and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this SECTION 9.05, the Debtor or Reorganized Debtor may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if this Chapter 11 Case had not been commenced. Claims may be subsequently compromised, settled, withdrawn or resolved by the Debtor or Reorganized Debtor pursuant to SECTION 9.06 herein.

         Section 9.06 RESOLUTION OF DISPUTED CLAIMS AND INTERESTS. Unless agreed to otherwise, prior to the Effective Date, the Debtor or the Reorganized Debtor, as the case may be, shall have the sole right (i) to initiate and prosecute any Objections to Claims against or any Interests in the Debtor or the Estate, (ii) to request estimation of each such Claim and Interest pursuant to SECTION 9.05 of the Plan, (iii) to litigate any Objection to Final Order, (iv) to settle or to compromise any Claim or Interest or (v) to withdraw any Objection to any Claim or Interest.

                                    ARTICLE X

                         BAR DATES FOR UNSECURED CLAIMS,
              ADMINISTRATIVE EXPENSE CLAIMS AND PROFESSIONAL CLAIMS

         Section 10.01 EFFECT OF BAR DATE FOR CLAIMS. EXCEPT AS PROVIDED IN
SECTION 7.02 HEREOF WITH RESPECT TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES, ANY HOLDER OF A CLAIM AGAINST THE DEBTOR ARISING PRIOR TO OR WHICH MAY BE DEEMED TO HAVE ARISEN PRIOR TO THE PETITION DATE THAT FAILED TO FILE SUCH PROOF OF CLAIM ON OR BEFORE THE BAR DATE SHALL BE FOREVER BARRED, ESTOPPED AND ENJOINED FROM ASSERTING SUCH CLAIMS (OR FILING PROOFS OF CLAIM WITH RESPECT THEREOF) IN ANY MANNER AGAINST THE DEBTOR OR ITS PROPERTY OR ASSETS, AND THE DEBTOR SHALL BE FOREVER DISCHARGED FROM ALL INDEBTEDNESS OR LIABILITY WITH RESPECT TO

SUCH CLAIMS, AND SUCH HOLDERS SHALL NOT BE PERMITTED TO VOTE ON THE PLAN OR TO PARTICIPATE IN ANY DISTRIBUTION IN THIS CHAPTER 11 CASE ON ACCOUNT OF SUCH CLAIMS OR TO RECEIVE FURTHER NOTICES REGARDING SUCH CLAIMS AND SHALL BE BOUND BY THE TERMS OF THE PLAN. In the event the Debtor or Reorganized Debtor amends its Schedules, the Debtor or Reorganized Debtor shall give notice of any amendment to the Holders of Claims affected thereby and such Holders shall be afforded thirty (30) days from the date such notice is given (or such other time period as may be fixed by the Bankruptcy Court) to File Proofs of Claim, if necessary, or be forever barred from doing so.

         Section 10.02 BAR DATE FOR CERTAIN ADMINISTRATIVE EXPENSE CLAIMS. With the exception of applications for compensation for fees and reimbursement of expenses Filed by Holders of Professional Claims for services rendered on or before the Effective Date as specified in SECTION 10.03 hereof, and except as otherwise set forth herein or in an order of the Bankruptcy Court regarding a specific Claim, all requests for payment of Administrative Expense Claims (or any other means of preserving and obtaining payment of Administrative Expense Claims found to be effective by the Bankruptcy Court) shall be Filed by the Administrative Expense Claims Bar Date; PROVIDED, HOWEVER, that no such request or application need be Filed with respect to (i) U.S. Trustee's Fee Claims; (ii) Claims, liabilities or obligations incurred in the ordinary course of the Debtor's business after the Petition Date unless a dispute exists as to any such liabilities, or unless the provisions of the Bankruptcy Code require the Filing of a request for payment as a precondition to payments being made on any such liability; and (iii) any Claims held by any other party as to whom an order of the Bankruptcy Court has been entered approving a later bar date for Filing Administrative Expense Claims against the Debtor. IF REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS ARE NOT TIMELY FILED, THE HOLDERS OF SUCH CLAIMS SHALL BE FOREVER BARRED, ESTOPPED AND ENJOINED FROM ASSERTING SUCH CLAIMS IN ANY MANNER AGAINST THE DEBTOR OR ITS PROPERTY OR ASSETS.

         Section 10.03 BAR DATE FOR PROFESSIONALS. Final applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (i) from the later of the Petition Date or the date as of which retention was approved through the Effective Date or (ii) at any time during the Chapter 11 Case when such compensation is sought pursuant to sections 503(b)(3) through (b)(5) of the Bankruptcy Code, shall be Filed no later than forty-five
(45) days after the Effective Date or such date as the Bankruptcy Court approves, and shall be served on the parties whose addresses are set forth in
SECTION 15.11 of the Plan. Applications that are not timely Filed will not be considered by the Bankruptcy Court. The Debtor may pay any Professional fees and expenses incurred after the Effective Date without any application to the Bankruptcy Court.

                                   ARTICLE XI

                            CONSUMMATION OF THE PLAN

         Section 11.01 CONFIRMATION ORDER. The Confirmation Order shall not be entered unless and until the form and substance thereof, as well as any amendments to the Plan and Plan Documents, all have been approved by the Debtor and satisfactory to the Court. The Confirmation Order shall, INTER ALIA, (i) authorize the issuance of the New Common Stock

(ii) provide that the provisions of the Confirmation Order are non-severable and mutually dependent, and (iii) have such other purpose and effect as provided in
ARTICLE XIII of the Plan.

         Section 11.02 CONDITIONS TO CONSUMMATION. The Plan shall not be consummated and the Effective Date shall be deemed not to have occurred unless and until the following conditions have occurred or have been duly waived (if waivable):

                  a. the Confirmation Order providing the protection contemplated in SECTION 13.03 of the Plan (in form and substance satisfactory to the Debtor in its sole discretion) shall have become a Final Order; PROVIDED, HOWEVER, that the Debtor and Berjaya shall have the right to waive the requirement that the Confirmation Order shall have become a Final Order;

                  b. the Bankruptcy Court shall have approved the information contained in the Disclosure Statement as adequate;

                  c. the Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) giving effect to or authorizing and directing the Debtor or Reorganized Debtor to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, indentures and other agreements or documents created, amended, supplemented, modified or adopted in connection with the Plan, which order is not subject to any stay or injunction; and

                  d. no order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

                                   ARTICLE XII

               OPERATION AND MANAGEMENT OF THE REORGANIZED DEBTOR

         Section 12.01 CONTINUATION OF BUSINESS. In accordance with, and subject to, the provisions of the Plan, the Reorganized Debtor shall continue to conduct the day-to-day operations of its business.

         Section 12.02 INITIAL MANAGEMENT OF REORGANIZED DEBTOR. The Debtor contemplates retention of RHG's current employees necessary to the operation of the Business, including senior management. The Disclosure Statement discloses the identity and affiliations of post-confirmation directors and officers, together with all other information required by section 1129(a)(5) of the Bankruptcy Code. The board of directors for the Reorganized Debtor shall be comprised of at least five (5) members.

         Section 12.03 EXECUTIVE COMPENSATION. The by-laws of Reorganized RHG shall provide that the compensation of RHG's executive management must be approved by a committee of the board, a majority of the members of which shall be outside directors.

                                  ARTICLE XIII

                             EFFECTS OF CONFIRMATION

         Section 13.01 DISCHARGE. To the fullest extent permitted by applicable law, and except as otherwise provided in the Plan, the operative documents implementing the Plan, or the Confirmation Order, (A) on the Effective Date the Confirmation Order shall operate as a discharge under section 1141(d)(1) of the Bankruptcy Code, and release of any and all Claims, debts (as such term is defined in section 101(12) of the Bankruptcy Code), Liens, security interests, and encumbrances of and against the Debtor and all Property of the Estate, that arose before Confirmation, including without limitation, any Claim of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code and all principal and interest, whether accrued before, on or after the Petition Date, regardless of whether (i) a Proof of Claim in respect of such Claim has been Filed or deemed Filed, (ii) such Claim has been Allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the Holder of such Claim has voted on the Plan or has voted to reject the Plan; and (B) FROM AND AFTER THE EFFECTIVE DATE, (X) ALL HOLDERS OF CLAIMS SHALL BE BARRED AND ENJOINED FROM ASSERTING AGAINST REORGANIZED RHG AND ITS PROPERTY ANY CLAIMS, DEBTS (AS SUCH TERM IS DEFINED IN
SECTION 101(12) OF THE BANKRUPTCY CODE), LIENS, SECURITY INTERESTS, AND ENCUMBRANCES OF AND AGAINST ALL PROPERTY OF THE ESTATE AND (Y) THE DEBTOR SHALL BE FULLY AND FINALLY DISCHARGED OF ANY LIABILITY OR OBLIGATION ON A DISALLOWED CLAIM OR A DISALLOWED INTEREST. Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit or restrict in any manner the discharge granted upon Confirmation of the Plan pursuant to section 1141 of the Bankruptcy Code.

         Section 13.02 DISTRIBUTIONS IN COMPLETE SATISFACTION. The distributions and rights provided under the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims against and Interests in the Debtor and the Estate and all Liens upon any Property of the Estate except for Liens expressly continuing pursuant to the terms of the Plan or the operative documents between the Debtor and the Holder of a Claim regarding the treatment of the Claim under the Plan. The Holders of Liens satisfied, discharged and released under the Plan shall execute any and all documentation reasonably requested by the Debtor evidencing the satisfaction, discharge and release of such Liens.

         Section 13.03 INJUNCTION. AS PART OF THE CONFIRMATION ORDER, THE BANKRUPTCY COURT SHALL PERMANENTLY ENJOIN AND PROHIBIT ALL HOLDERS OF CLAIMS, LIENS, ENCUMBRANCES, RIGHTS AND INTERESTS IN, TO OR AGAINST THE COMPANY OR ANY OF ITS ASSETS FROM ASSERTING, PROSECUTING, OR COLLECTING SUCH CLAIMS, LIENS (OTHER THAN LIENS EXPRESSLY CONTINUING PURSUANT TO THE TERMS OF THE PLAN OR THE OPERATIVE DOCUMENTS BETWEEN THE DEBTOR AND THE HOLDER OF A CLAIM REGARDING THE TREATMENT OF THE CLAIM UNDER THE PLAN), ENCUMBRANCES, RIGHTS AND INTERESTS AGAINST THE REORGANIZED DEBTOR; PROVIDED, HOWEVER, THAT SUCH INJUNCTION SHALL NOT APPLY TO ANY CLAIM ASSERTED AGAINST REORGANIZED RHG BY A CLAIMANT BASED ON A DEFAULT BY REORGANIZED RHG IN PERFORMANCE OF ITS OBLIGATIONS TO THE CLAIMANT UNDER THE PLAN AS PROVIDED FOR IN ARTICLE III.

         Section 13.04 OTHER DOCUMENTS AND ACTIONS. The Debtor is authorized to execute such documents (including the Plan Documents) and take such other action as is necessary to effectuate the transactions provided for in the Plan.

         Section 13.05 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         Section 13.06 PRESERVATION OF INSURANCE. Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of insurance policies that may cover Claims against the Debtor or any other Person or Entity or (B) the continuation of workers' compensation programs in effect, including self-insurance programs.

         Section 13.07 GUARANTIES. Notwithstanding the existence of guaranties by the Debtor of obligations of any Entity or Entities, and the Debtor's joint obligations with another Entity or Entities with respect to the same obligations, all Claims against the Debtor based upon any such guaranties shall be satisfied, discharged and released in the manner provided in the Plan and the Holders of Claims shall be entitled to only one distribution with respect to any given obligation of the Debtor.

         Section 13.08 WAIVER OF SUBORDINATION RIGHTS. Any distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Creditor, and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of claimed contractual subordination rights.

         Section 13.09 NO SUCCESSOR LIABILITY. Except as otherwise expressly provided in the Plan, the Debtor does not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify Creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtor relating to or arising out of the operations of or assets of the Debtor, whether arising prior to, on, or after the Confirmation Date, except that the Debtor shall assume the obligations specified in the Plan and the Confirmation Order.

                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

         Section 14.01 EXCLUSIVE JURISDICTION OF BANKRUPTCY COURT. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain after the Effective Date exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Case, to the fullest extent permitted by applicable law, including jurisdiction to:

                  a. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Administrative Expense Claim or Priority Claim, the resolution of any Objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Interest (to the extent permitted under applicable law);

                  b. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  c. hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, Filed on, or commenced after the Effective Date including proceedings with respect to the rights of the Debtor to recover Property under sections 542, 543 or 553 of the Bankruptcy Code, or to bring any Avoidance Action, or to otherwise collect or recover on account of any claim or Cause of Action that the Debtor or the Reorganized Debtor may have or retain;

                  d. determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                  e. to ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein and resolve any issues relating to distributions to Holders of Allowed Claims pursuant to the provisions of the Plan;

                  f. construe, and take any action and issue such orders, as may be necessary for the enforcement, implementation, execution and consummation of, the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Reorganized Debtor in accordance with sections 524 and 1141 of the Bankruptcy Code following consummation;

                  g. determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan (and all Exhibits to the Plan) or the Confirmation Order, and the indemnification and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any Entity's rights arising under or obligations incurred in connection therewith;

                  h. modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code and
                           SECTION 15.04 hereof or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code, the Plan and the Plan Documents;

                  i. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  j. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                  k. determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

                  l. determine such other matters as may be provided for in the Confirmation Order;

                  m. hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code;

                  n. continue to enforce the automatic stay through the Effective Date;

                  o. hear and determine (A) disputes arising in connection with the interpretation, implementation or enforcement of the Plan or (B) issues presented or arising under the Plan, including disputes among Holders and arising under agreements, documents or instruments executed in connection with the Plan;

                  p. enter a final decree closing the Chapter 11 Case or converting it to a Chapter 7 case;

                  q. determine and resolve controversies related to the Disbursing Agent or Indenture Trustee;

                  r. enter any orders necessary to effectuate the transactions contemplated in the Plan; and

                  s. hear and determine any other matter relating to the Plan.

         Section 14.02 NON-EXCLUSIVE JURISDICTION OF BANKRUPTCY COURT. Following the Effective Date, the Bankruptcy Court will retain non-exclusive jurisdiction of the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

                  a. recover all assets of the Debtor and Property of its Estate, wherever located;

                  b. hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters with respect to the Debtor or the Debtor's Estate arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Case, including, without limitation, matters concerning federal, state and local taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; and

                  c. hear any other matter not inconsistent with the Bankruptcy Code.

         Section 14.03 FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Debtor, including with respect to the matters set forth above in SECTION 14.01 and
SECTION 14.02 hereof, this ARTICLE XIV shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         Section 15.01 BINDING EFFECT OF THE PLAN. The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, the Estate, the Reorganized Debtor and any of its Affiliates, any Holder of any Claim or Interest treated herein or any Person named or referred to in the Plan, and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

         Section 15.02 WITHDRAWAL OF THE PLAN. The Debtor or Reorganized Debtor reserves the right, at any time prior to the substantial consummation (as that term is defined in section 1101(2) of the Bankruptcy Code) of the Plan, to revoke or withdraw the Plan. If the Plan is revoked or withdrawn or if the Confirmation Date does not occur, the Plan shall be null and void and have no force and effect. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

         Section 15.03 FINAL ORDER. Except as otherwise expressly provided in the Plan, any requirement in the Plan for a Final Order may be waived by the Debtor or Reorganized Debtor upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

         Section 15.04 MODIFICATION OF THE PLAN. The Debtor or Reorganized Debtor may alter, amend or modify the Plan or Plan Documents under section 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Confirmation Date. After the Confirmation Date and prior to the substantial consummation of the Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtor, Reorganized Debtor, and any party in interest may, so long as the treatment of Holders of Claims or Interests under the Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; PROVIDED, HOWEVER, prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

         Section 15.05 VOTING RECORD DATE. The Voting Record Date shall be 5:00 p.m., (Eastern Daylight Time) on August 9, 2002; PROVIDED, HOWEVER, that the setting of the Voting Record Date shall in no way preclude the Debtor's right or opportunity to object to any Claim for voting purposes.

         Section 15.06 BUSINESS DAYS. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         Section 15.07 SEVERABILITY. Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is either illegal on its face or illegal as applied to any Claim or Interest, such provision shall be unenforceable as to all Holders of Claims or Interests or to the specific Holder of such Claim or Interest, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan. The Debtor reserves the right not to proceed with Confirmation or consummation of the Plan if any such ruling occurs.

         Section 15.08 GOVERNING LAW. EXCEPT TO THE EXTENT THAT (i) THE BANKRUPTCY CODE OR BANKRUPTCY RULES OR OTHER FEDERAL LAWS ARE APPLICABLE, OR
(ii) THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THE PLAN PROVIDE THAT THE LAW OF A DIFFERENT JURISDICTION SHALL GOVERN, THE CONSTRUCTION, IMPLEMENTATION AND ENFORCEMENT OF THE PLAN AND ALL RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA OR THE UNITED STATES OF AMERICA.

         Section 15.09 DISSOLUTION OF THE COMMITTEE. On the Effective Date, the Committee shall be automatically dissolved and all members, Professionals and agents of such Committee shall be deemed released of their duties, responsibilities and obligations, and shall be without further duties, responsibilities and authority in connection with the Debtor, the Chapter 11 Case, the Plan or its implementation.

         Section 15.10 PAYMENT OF STATUTORY FEES. Notwithstanding any other provisions of the Plan to the contrary, the Reorganized Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6), within ten (10) days of the entry of the Confirmation Order, for pre-Confirmation periods and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Reorganized Debtor shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6) for post-Confirmation periods within the time period set forth in 28 U.S.C. ss. 1930(a)(6), based upon all post-Confirmation disbursements made by the Reorganized Debtor, until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon the entry of an order by the Bankruptcy Court dismissing this case or converting this case to another chapter under the United States Bankruptcy Code, and the Reorganized Debtor shall provide to the United States Trustee upon the payment of each post-Confirmation payment an appropriate affidavit indicating all the cash disbursements for the relevant period.

         Section 15.11 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, upon the following:

         To the Debtor:

                           ROADHOUSE GRILL, INC.
                           Attn.:  Ayman Sabi, President
                           2703-A Gateway Drive
                           Pompano Beach, FL 33069
                           Telephone (954) 957-2603
                           Facsimile:  (954) 969-5422

         With a copy to Debtor's counsel:

KILPATRICK STOCKTON LLP                    BERGER SINGERMAN, P.A.

Gerald A. Jeutter, Jr., Esq.               Paul Steven Singerman, Esq.
3737 Glenwood Avenue, Suite 400    AND     200 S. Biscayne Boulevard, Suite 1000
Raleigh, NC 27612                          Miami, FL 33131
Telephone:  (919) 420-1700                 Telephone:  (305) 755-9500
Facsimile:  (919) 420-1800                 Facsimile:  (305) 714-4340

         With a copy to the following interested party:

Office of the U.S. Trustee
51 S.W. First Avenue, Suite 1204
Miami, FL 33130
Attention: Robert Angueira
Telephone: (305) 536-7285
Facsimile: (305) 536-7360



         Section 15.12 FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of the Plan, the Debtor or Reorganized Debtor shall issue, execute, deliver, and File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

         Section 15.13 TIME. Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

         Section 15.14 NO INTEREST. Unless otherwise specifically provided for in the Plan or Confirmation Order or Allowed by a Final Order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim or Interest shall be entitled to such interest or any penalty or late charge accruing on or after the Petition Date on any such Claim or Interest. Interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Petition Date to the date paid with respect to such Claim once Allowed.

         Section 15.15 NO ATTORNEYS' FEES. No attorneys' fees will be paid by the Debtor or Reorganized Debtor with respect to any Claim or Interest except as expressly specified herein or Allowed by a Final Order of the Bankruptcy Court.

         Section 15.16 DEFENSES WITH RESPECT TO UNIMPAIRED CLAIMS. Except as otherwise provided in the Plan, nothing shall affect the rights and legal and equitable defenses of the Debtor or Reorganized Debtor, with respect to any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

         Section 15.17 NO INJUNCTIVE RELIEF. No Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable or other prospective relief.

         Section 15.18 CONTINUED CONFIDENTIALITY OBLIGATIONS. Pursuant to the terms thereof, members of and advisors to any Committee, any other Holder of a Claim or Interest and their respective predecessors, successors and assigns shall continue to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with this Chapter 11 Case or the Debtor, to the extent that such agreement, by its terms, may continue in effect after the Confirmation Date.

         Section 15.19 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of any classification of any Claim or Interest.

         Section 15.20 ENTIRE AGREEMENT. The Plan sets forth the entire agreement and undertakings relating to the subject matter hereof and supersedes all prior discussions and documents. The Debtor shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

         Section 15.21 WAIVER. The Debtor reserves its right, in its sole discretion, to waive any provision of the Plan to the extent such provision is for the sole benefit of the Debtor and/or its Affiliates.

         Section 15.22 PLAN SUPPLEMENT. Any and all exhibits, lists or schedules not Filed with the Plan or the Disclosure Statement shall be contained in a Plan Supplement and Filed with the Bankruptcy Court not later than five (5) Business Days prior to the commencement of the Confirmation Hearing. Upon its Filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtor at the addresses set forth in SECTION 15.11 of the Plan.

                              CONFIRMATION REQUEST

         The Debtor hereby requests confirmation of the Plan pursuant to section 1129(a) or, in the event that the Plan is not accepted by each of those Classes of Claims or Interests entitled to vote, section 1129(b) of the Bankruptcy Code.

Dated:   June 12, 2002.          ROADHOUSE GRILL, INC.,
                                    Debtor-in-Possession

                                    By: /s/ Ayman Sabi
                                        ----------------------------------------
                                            Ayman Sabi, President

                                    Respectfully submitted,

                                    BERGER SINGERMAN, P.A.
                                    Attorneys for the Debtor-in-Possession
                                    200 S. Biscayne Boulevard, Suite 1000
                                    Miami, Florida 33131
                                    Telephone: (305) 755-9500
                                    Facsimile:  (305)  714-4340

                                    By: /s/ Paul Steven Singerman,
                                        ----------------------------------------
                                        Paul Steven Singerman, Esq.
                                        Florida Bar No.  378860
                                        E-mail:  singerman@bergersingerman.com
                                        Leslie Gern Cloyd, Esq.
                                        Florida Bar No.  303305
                                        E-mail:  lcloyd@bergersingerman.com

                                    and

                                    Gerald A. Jeutter, Jr., Esq.
                                    North Carolina Bar No. 17724
                                    E-mail:  jjeutter@kilpatrickstockton.com
                                    Alfred S. Lurey, Esq.
                                    Georgia Bar No.  461500
                                    E-mail:  alurey@kilpatrickstockton.com
                                    Melinda A. Marbes, Esq.
                                    Georgia Bar No. 004440
                                    mmarbes@kilpatrickstockton.com
                                    KILPATRICK STOCKTON LLP
                                    Attorneys for the Debtor-in-Possession
                                    3737 Glenwood Avenue, Suite 400
                                    Raleigh, NC 27612
                                    Telephone:  (919) 420-1700
                                    Facsimile:  (919) 420-1800